UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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THE AES CORPORATION

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NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS OF THE AES CORPORATION

TO BE HELD ON THURSDAY, APRIL 22, 2010

March 10, 2010

TO THE HOLDERS OF COMMON STOCK OF THE AES CORPORATION:

The 2010 Annual Meeting of Stockholders of The AES Corporation (the “Company” or “AES”) will be held on Thursday, April 22, 2010, at 9:30 a.m. EDT in the Rotunda Conference Room on the 9th floor of the Company’s corporate offices located at 4300 Wilson Boulevard, Arlington, Virginia. Doors to the Annual Meeting will open at 8:30 a.m.

At the Annual Meeting, Stockholders will vote on the following matters:

1.	The election of ten members to the Board of Directors;

2.	The reapproval of The AES Corporation 2003 Long Term Compensation Plan, As Amended;

3.	The reapproval of The AES Corporation Performance Incentive Plan, As Amended;

4.	The ratification of Ernst & Young LLP (“E&Y” or the “Independent Registered Public Accounting Firm”) of the Company for the year 2010; and

5.	Such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on March 8, 2010 are entitled to notice of, and to vote at, the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, APRIL 22, 2010:

The Proxy Statement, Annual Report on Form 10-K and related proxy materials are available at the following sites: for beneficial holders of AES stock, the site address is www.edocumentview.com/aes; and for registered holders of AES stock, the site address is www.envisionreports.com/aes.

Brian A. Miller

Executive Vice President, General Counsel

and Corporate Secretary

EACH STOCKHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A PREPAID ENVELOPE IS ENCLOSED FOR RETURNING PROXY CARDS. ALTERNATIVELY, STOCKHOLDERS MAY VOTE BY TELEPHONE OR VIA THE INTERNET (SEE DIRECTIONS ON THE ENCLOSED PROXY CARD). ANY STOCKHOLDER SUBMITTING A PROXY CARD HAS THE POWER TO REVOKE THE VOTE SET FORTH IN SUCH PROXY CARD AT ANY TIME PRIOR TO THE SUBMISSION OF VOTES AT THE ANNUAL MEETING. STOCKHOLDERS WHO ARE PRESENT AT THE ANNUAL MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON. TO ENSURE THAT YOUR VOTE WILL BE COUNTED, PLEASE CAST YOUR VOTE BEFORE 1:00 AM (EDT) ON APRIL 22, 2010.

PROXY STATEMENT

March 10, 2010

The accompanying Proxy is solicited by the Board of Directors (the “Board”) of The AES Corporation. The Proxy is solicited for use at the 2010 Annual Meeting of Stockholders of the Company.

The Annual Meeting will commence at 9:30 a.m. EDT on Thursday, April 22, 2010. The Annual Meeting will be held in the 9th floor Rotunda Conference Room of the Company’s corporate offices located at 4300 Wilson Boulevard, Arlington, Virginia 22203. Any adjournment of the Annual Meeting will be held at the same address. Directions to the Annual Meeting are located on page 101 of this Proxy Statement.

This Proxy Statement provides information regarding the matters to be voted on at the Annual Meeting as well as other information that may be useful to you. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is also enclosed with this Proxy Statement.

This Proxy Statement and accompanying Proxy Card are first being sent to Stockholders on or about March 12, 2010.

At the close of business on March 8, 2010, there were 669,646,588 shares of common stock outstanding. Each share of common stock is entitled to one vote.

Questions And Answers Regarding The Proxy Statement And Annual Meeting

WHAT IS THE RECORD DATE?

The record date has been established by the Board as permitted by Delaware law. Owners of record of our common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting. Such owners of record are also entitled to vote at the Annual Meeting and any adjournments of the Annual Meeting. Each share of common stock is entitled to one vote. The record date for the Annual Meeting is March 8, 2010.

HOW DOES A STOCKHOLDER SUBMIT A VOTE ON A PROPOSAL?

A Stockholder may vote by marking, signing, dating and returning the enclosed Proxy Card in the enclosed prepaid envelope. Alternatively, a Stockholder may vote by telephone, via the Internet, or in person by attending the Annual Meeting. Only Stockholders registered on the books of our transfer agent may vote in person at the Annual Meeting. Instructions on how to vote by phone or via the Internet are set forth on the enclosed Proxy Card. If a Stockholder owns shares through a broker or other intermediary, voting instructions are set forth on the enclosed voting instruction card.

WHAT ARE THE APPROVAL REQUIREMENTS?

If a Proxy is properly executed, the shares it represents will be voted at the Annual Meeting in accordance with the instructions noted on the Proxy. If no instructions are specified in the Proxy with respect to the matters to be acted upon, the shares represented by the Proxy will be voted in accordance with the recommendations of the Board. The recommendations of the Board regarding the matters to be acted upon at the Annual Meeting are set forth in this Proxy Statement. Each share of common stock is entitled to one vote on each proposal contained herein. For any proposals, except as otherwise provided by law, rule, AES’ Sixth Restated Certificate of Incorporation or our Amended and Restated Bylaws, the affirmative vote of a majority of the shares of common stock present in person or represented by Proxy at the meeting and entitled to vote on the matter is required for approval. In the case of the proposal relating to The AES Corporation 2003 Long Term Compensation Plan, the New York Stock Exchange (“NYSE”) rules prescribe that the minimum vote which will constitute Stockholder approval must be approval by a majority of votes cast, provided that the total votes cast represent over fifty-percent (50%) in interest of all securities entitled to vote. In tabulating the voting results for any particular proposal, abstentions have the same effect as votes against the matter. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may be treated as “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on a particular matter without instructions from the beneficial owner and instructions have not been given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the election of Directors (i) the proposal relating to The AES Corporation 2003 Long Term Compensation Plan, as amended (i) and the proposal relating to the reapproval of The AES Corporation Performance Incentive Plan, as amended, although they may vote their clients’ shares on “routine” proposals such as the ratification of E&Y as the independent registered public accounting firm. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

WHAT CONSTITUTES A QUORUM?

Under our Bylaws, the presence of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum. The number of outstanding shares of common stock entitled to vote at the Annual Meeting is determined as of the record date. Abstentions and broker non-votes are counted in determining whether a quorum is present for the Annual Meeting. A copy of the Bylaws is available on our website (www.aes.com).

MAY A STOCKHOLDER CHANGE A VOTE?

Stockholders are entitled to revoke their proxies at any time before their shares are voted at the Annual Meeting. To revoke a Proxy, a Stockholder must file a written notice of revocation with the Company, deliver a duly executed Proxy bearing a later date than the original submitted Proxy, or attend the Annual Meeting and vote in person. Attendance at the Annual Meeting will not, by itself, revoke your Proxy. If you hold shares in street name, you must contact your broker, bank or other nominee to change your vote or obtain a Proxy to vote your shares if you wish to cast your vote in person at the meeting.

ARE VOTING RECORDS CONFIDENTIAL?

We require vote tabulators and the Inspector of the Election to execute agreements to maintain the confidentiality of voting records. Voting records will remain confidential, except as necessary to meet legal requirements and in other limited circumstances such as proxy contests.

HOW DOES THE COMPANY SOLICIT PROXIES?

The Company will solicit proxies by mail, telephone, or other means of communication. We will bear the cost of the solicitation of proxies. The Company has retained Computershare Trust Co., N.A. and Georgeson Inc. to assist in soliciting proxies from Stockholders and we will pay a fee estimated at $12,000, plus expenses, for such services. In addition, solicitation may be made by our Directors, Officers, and other employees. We reimburse brokerage firms, custodians, nominees, and fiduciaries in accordance with the rules of the Financial Industry Regulatory Authority for reasonable expenses incurred by them in forwarding materials to the beneficial owners of our common stock.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated the ten current directors (“Nominees”) identified and discussed in the paragraphs below for election at this year’s Annual Meeting to each serve a one-year term expiring at the Annual Meeting in 2011.

Samuel W. Bodman, III, age 71, has been a Director of AES since April 2009, and serves on the Compensation Committee of the Board. Qualifications and Experience: Dr. Bodman brings substantial government, industry, director and executive experience to AES. Dr. Bodman served as the U.S. Secretary of Energy from February 2005 to January 2009, one of the most prominent leadership positions in the energy industry. Dr. Bodman also served as Deputy Secretary for the Departments of Treasury (February 2004 to February 2005) and Commerce (June 2001 to February 2004). In these government positions, Dr. Bodman was responsible for and developed substantial expertise in ensuring energy security, maintaining the safety, security and reliability of the nuclear weapons stockpile, cleaning up the environment from the legacy of the Cold War, developing innovations in science and technology, ensuring safety and soundness in the US international financial systems, and providing leadership to 245,000 people who were employed by those three departments. Prior to government service, Dr. Bodman developed considerable private sector management and board experience during his 14 years as Chairman of Cabot Corporation, a specialty chemicals and performance materials company currently operating 39 manufacturing facilities located in the US and 19 other countries, and Chief Operating Officer of Fidelity Investments of Boston. Education: Dr. Bodman received a BS in chemical engineering from Cornell University and ScD from Massachusetts Institute of Technology.

Directorships for the Past Five Years: Since 2009, Dr. Bodman has also been a member of the Boards of Directors of Hess Corporation and DuPont Corporation.

Paul Hanrahan, age 52, has been a Director of AES since June 2002 and serves as Chairman of the Finance and Investment Committee of the Board. Qualifications and Experience: Since joining the Company in 1986, Mr. Hanrahan has held various positions of increasing responsibility at AES. He has served as our President and Chief Executive Officer since June 2002. As the chief executive of AES, he provides our Board with in-depth knowledge about the Company’s business and the issues confronting our business. Prior to assuming his current position with the Company, Mr. Hanrahan served as the Chief Operating Officer and Executive Vice President of AES, during which time, he was responsible for managing all aspects of business development activities and the operation of multiple electric utilities and generation facilities in Europe, Asia and Latin America. In addition, Mr. Hanrahan was previously the President and Chief Executive Officer of AES China Generating Co. Ltd., a public company formerly listed on NASDAQ. Mr. Hanrahan has also managed other AES businesses in the United States, Europe and Asia. Prior to joining AES, Mr. Hanrahan served as a line officer on a fast attack nuclear submarine, USS Parche (SSN-683). Education: Mr. Hanrahan is a graduate of Harvard Business School and the U.S. Naval Academy.

Directorships for the Past Five Years: Since March 2006, Mr. Hanrahan has also been a member of the Board of Directors of Corn Products International, Inc.

Tarun Khanna, age 43, has been a Director of AES since April 2009 and serves on the Nominating, Governance and Corporate Responsibility Committee of the Board. Qualifications and Experience: Dr. Khanna is the Jorge Paulo Lemann Professor at the Harvard Business School, joining the faculty in 1993. He brings substantial expertise regarding global business, emerging markets and corporate strategy to the Board. Dr. Khanna’s scholarly work has been published in a range of economics, management and foreign policy journals and he recently published Billions of Entrepreneurs: How China and India are Reshaping their Futures, and Yours, a book focusing on the drivers of entrepreneurship in China and India, which are important markets to AES’ business. A forthcoming co-authored book, Winning in Emerging Markets: A Roadmap for Strategy and Execution, will be published in March 2010. He was appointed a Young Global Leader (under 40) by the World Economic Forum in 2007, and was elected as a Fellow of the Academy of International Business in 2009. Education: Dr. Khanna received a BSE from Princeton University and PhD from Harvard University.

Directorships for the Past Five Years: Dr. Khanna is also a member of the Boards of Directors of SKS Microfinance (since February 2009), GVK Bio Sciences (since 2007), and TVS Logistics (since 2008).

John A. Koskinen, age 70, has been a Director of AES since April 2004 and serves on the Financial Audit Committee and Compensation Committee of the Board. Qualifications and Experience: Mr. Koskinen brings over thirty-five years of executive, board, government experience, and financial management expertise to the Board. He has served as the Non-Executive Chairman of Freddie Mac since September 2008 and served as the interim CEO and the person performing the function of Principal Financial Officer of Freddie Mac for six months during 2009. Mr. Koskinen has managed a wide range of companies and divisions engaged in a variety of activities, including mortgage securitization and investment, real estate development and management, hotel and resort operations, home building and insurance. He has also held several senior executive positions in government. Mr. Koskinen was President and a member of the Board of the United States Soccer Foundation from 2004 to 2008. Previously, he served as Deputy Mayor and City Administrator for the District of Columbia from 2000 to 2003. Prior to his election as Deputy Mayor, Mr. Koskinen occupied several positions within the U.S. Government, including service from 1994 through 1997 as Deputy Director for Management of the Office of Management and Budget. From 1998 to 2000, he served as Assistant to the President (President Clinton) and chaired the President’s Council on Year 2000 Conversion. Prior to his service with the U.S. Government, in 1973, Mr. Koskinen joined the Palmieri Company, which specialized in turnaround management, as Vice President and later served as President and Chief Executive Officer from 1979 through 1993. Mr. Koskinen was also a member of the Board of Trustees of Duke University from 1985 to 1997, serving as Chairman of the Board from 1994 to 1997. Education: Mr. Koskinen graduated with a JD, cum laude, from Yale University School of Law and a BA, magna cum laude, in physics from Duke University where he was a member of Phi Beta Kappa.

Directorships for the Past Five Years: Since 2007, Mr. Koskinen has also been a member of the Board of Directors of American Capital Strategies.

Philip Lader, age 64, has been a Director of AES since April 2001 and serves as Chairman of the Nominating, Governance and Corporate Responsibility Committee and a member of the Finance and Investment Committee of the Board. Qualifications and Experience: Mr. Lader brings substantial executive, board and government experience to AES. The former U.S. Ambassador to the Court of St. James’s, he has served as Chairman of WPP plc, a global advertising and communications services company, comprised of approximately 125,000 people in 107 countries, which includes J. Walter Thompson, Young & Rubicam, and Ogilvy & Mather since 2001. A lawyer, Mr. Lader is also a Senior Advisor to Morgan Stanley, and serves as a member of the Investment Committees of Morgan Stanley’s Global Real Estate and Infrastructure Funds. Mr. Lader served as White House Deputy Chief of Staff, Assistant to the President, Deputy Director of the Office of Management and Budget, and Administrator of the U.S. Small Business Administration during the Clinton Administration. Mr. Lader was also President of Sea Pines Company, Executive Vice President of the U.S. holdings of the late Sir James Goldsmith, and president of several universities in South Carolina and Australia. Education: Mr. Lader graduated with a BA from Duke University where he was a member of Phi Beta Kappa, an MA from the University of Michigan, completed graduate law studies at Oxford University, and received a JD from Harvard Law School.

Directorships for the Past Five Years: Mr. Lader is also a member of the Boards of Directors of WPP plc (2001-current), Lloyd’s of London (2005-current), RAND Corporation (2001-current), Marathon Oil Corporation (2002-current), UC RUSAL (2006-curent), Smithsonian Museum of American History (since 2006), Salzburg Global Seminar (since 2008), Duck Creek Technologies Europe (since 2009), Bankinter Foundation for Innovation (since 2009), Songbird Estates, plc (2006-2009), British Museum (2001-2006), and the Atlantic Council (2008-current).

Sandra O. Moose, age 68, has been a Director of AES since April 2004, and serves on the Nominating, Governance and Corporate Responsibility Committee and the Finance and Investment Committee of the Board. Qualifications and Experience: Dr. Moose brings substantial executive, strategic, planning, operations, consulting, and corporate governance experience to the Board. Dr. Moose is President of Strategic Advisory Services, and from 1975 to 2003 served as a Director and Senior Vice President of The Boston Consulting Group (“BCG”). At BCG, Dr. Moose provided strategic planning, operational effectiveness and related consulting services to global clients in a variety of industries, including consumer and industrial goods, financial services and telecommunications, for over 35 years. Dr. Moose managed BCG’s New York office from 1988-1998 and was chair of the East Coast region, which accounted for approximately 20% of BCG’s overall revenues, from 1994-1999. In addition to her strategic planning expertise, Dr. Moose has been the Chair or Presiding Director of several public companies and several charitable organizations, which has given her extensive expertise in corporate governance. Education: Dr. Moose received her PhD and MA in economics form Harvard University and BA, summa cum laude, in economics from Wheaton College.

Directorships for the Past Five Years: Dr. Moose is also a member of the Boards of Directors of Verizon, serving as Presiding Director (2000-current), Chairperson (since 2005) of the Board of Trustees of Natixis Advisor Funds (1982-current) and Loomis Sayles Funds (2003-current), and the Alfred P. Sloan Foundation (2000-current). Dr. Moose also served on the Board of Rohm and Haas Company (1981-2009) and as its Lead Director from 1998.

John B. Morse, Jr., age 63, has been a Director of AES since December 2008 and serves on the Financial Audit Committee and Finance and Investment Committee of the Board. Qualifications and Experience: Mr. Morse brings substantial executive experience to the Board, including board, investment and other finance expertise. Before his retirement in December 2008, Mr. Morse served as the Senior Vice President, Finance and Chief Financial Officer of The Washington Post Company (the “Post”), a diversified education and media company whose principal operations include educational services, newspaper and magazine print and online publishing, television broadcasting and cable television systems recording over $4.4 billion in annual operating revenues. During Mr. Morse’s 17 year tenure, the Post’s leadership made more than 100 investments in both domestic and international companies and included new endeavors in emerging markets. Prior to joining the Post, Mr. Morse was a partner at Price Waterhouse (now PricewaterhouseCoopers), where he worked with publishing/media companies and multilateral lending institutions for more than 17 years. Education: Mr. Morse graduated with a BA from the University of Virginia and an MBA from the Wharton School of Finance at the University of Pennsylvania. Mr. Morse is a Certified Public Accountant.

Directorships for the Past Five Years: Mr. Morse is also a member of the Boards of Directors of Host Hotels & Resorts Corporation (2005-present), the Home Shopping Network (2008-present), Trustee and President of the College Foundation of the University of Virginia (2006-present), and a six-year term as a member of the Financial Accounting Standards Advisory Council (2004-2010).

Philip A. Odeen, age 74, has been a Director of AES since May 1, 2003 and has served as Chairman of the Board and Lead Independent Director since January 2008. Mr. Odeen also serves as Chairman of the Compensation Committee and a member of the Finance and Investment Committee of the Board. Qualifications and Experience: Mr. Odeen has provided leadership, strategic planning, executive compensation, and operations guidance to our Board as a result of his varied global business, governmental and non-profit and charitable organizational experience of over 40 years. As of December 31, 2007, Mr. Odeen assumed the Non-Executive Chairmanship for Convergys Corporation. From October 2006 to October 2007, Mr. Odeen served as Non-Executive Chairman for Avaya and served as Non-Executive Chairman for Reynolds and Reynolds Company from July 2004 until October 2006. Mr. Odeen retired as Chairman/CEO of TRW Inc. in December 2002. Prior to joining TRW in 1997, Mr. Odeen was President and Chief Executive Officer of BDM, which TRW acquired in 1997. From 1978 to 1992, Mr. Odeen was a Senior Consulting Partner with Coopers & Lybrand and served as Vice Chairman, management consulting services, from 1991 to 1992. From 1972 to 1978, he was Vice President of the Wilson Sporting Goods Company. Mr. Odeen has served in senior positions with the Office of the Secretary of Defense and the National Security Council staff, and has served on the boards of community organizations, including the Northern Virginia Technology Council, Wolf Trap Foundation, Inova Health Care, CharityWorks, and Childhelp USA. Education: Mr. Odeen graduated with a BA from the University of South Dakota where he was a member of Phi Beta Kappa, was a Fulbright Scholar to the United Kingdom, and earned an MA from the University of Wisconsin.

Directorships for the Past Five Years: Mr. Odeen is also a member of the Boards of Directors of Convergys Corporation (2007-present), Qinetiq NA (2009-present), Booz, Allen, Hamilton (2008-present), Xstream Systems (2009-current), Northrop Grumman Corporation (2005-2007), Avaya (2005-2006), and Reynolds and Reynolds Company (2005-2006).

Charles O. Rossotti, age 69, has been a Director of AES since March 2003 and serves as Chairman of the Financial Audit Committee of the Board. Qualifications and Experience: Mr. Rossotti brings substantial executive, entrepreneurial, global business, operations, and finance experience to our Board as a result of his previous positions. He has served as a Senior Advisor with the Carlyle Group, one of the world’s largest private equity firms. From November 1997 until November 2002, Mr. Rossotti was the Commissioner of Internal Revenue at the United States Internal Revenue Service (“IRS”), where he was responsible for regulatory and financial and accounting functions for $2 trillion a year in tax revenues. Prior to joining the IRS, Mr. Rossotti was a founder of American Management Systems, Inc. (“AMS”), a technology and management consulting firm which grew from inception to 9,000 employees and $800 million in revenue, where he oversaw operations in the U.S., Europe, and Asia. Mr. Rossotti held the position of President of AMS from 1970-1989, Chief Executive Officer from 1981 to 1993 and Chairman from 1989 to 1997, where he oversaw expansion into developed international markets, risk management of contracting functions, and strategic actions. From 1965 to 1969, he held various positions in the Office of Systems Analysis within the Office of the Secretary of Defense. He is currently a member of the Board of Directors of Capital Partners for Education, a non-profit organization and a member of the Controller General’s Advisory Board of the U.S. Government Accountability Office. Education: Mr. Rossotti graduated magna cum laude from Georgetown University and received an MBA with high distinction from Harvard Business School.

Directorships for the Past Five Years: Mr. Rossotti is also a member of the Boards of Directors of Bank of America (2008-present), Booz, Allen, Hamilton (2008-present), Apollo Global (2008-present), Compusearch Systems, Inc. (2005-present), Merrill Lynch Corporation (2004-2007), Adesso Systems Corporation (2005-2006), and Liquid Engines, Inc. (2004-2006).

Sven Sandstrom, age 68, has been a Director of AES since October 2002 and serves on the Financial Audit Committee and the Nominating, Governance and Corporate Responsibility Committee of the Board. Qualifications and Experience: Mr. Sandstrom brings substantial experience in global finance, strategy, operations, industry knowledge, as well as risk management to our Board as a result of his following positions. He is the former Managing Director of the World Bank where he served for 30 years, retiring in 2001. As Managing Director for ten years, Mr. Sandstrom was responsible for all aspects of the Bank’s work including financial policy and risk management, global strategy, and operations. Since 2001, Mr. Sandstrom has been a Director and adviser at private corporations and public institutions in Europe, Africa, Asia and USA, including the European Commission, the African Development Bank and the International Union for the Conservation of Nature (“IUCN”). He currently chairs funding negotiations for the Global Fund to Fight AIDS, TB and Malaria and serves as an adviser to Hand in Hand, a public charitable trust founded in India. He is also the sole owner and operator of a small hydropower plant in Sweden. Education: Mr. Sandstrom graduated with a BA from the University of Stockholm, an MBA from the Stockholm School of Economics, and a DrSc from the Royal Institute of Technology in Stockholm.

Directorships for the Past Five Years: Mr. Sandstrom is also a member of the Board of Directors of Hand in Hand International, UK (2009-present) and IUCN, Switzerland (2004-2008).

THE BOARD RECOMMENDS A VOTE FOR THE

ELECTION OF THE TEN DIRECTORS DISCUSSED ABOVE AND LISTED ON

THE PROXY CARD

INFORMATION CONCERNING OUR BOARD OF DIRECTORS

Director Independence

We are required to have a majority of independent Directors serving on our Board and may only have independent Directors serving on each of our Financial Audit, Compensation and Nominating, Governance and Corporate Responsibility Committees pursuant to the rules of the NYSE and, with respect to our Financial Audit Committee, the rules and regulations existing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Board undertook an annual review of Director and Director Nominee independence in February 2010. The purpose of this review was to determine whether any relationships or transactions involving Directors and Director nominees, their family members and affiliates were inconsistent with a determination that the Director or Director nominee is independent under the independence standards set forth in the NYSE rules and our Corporate Governance Guidelines and, with respect to Financial Audit Committee members and Financial Audit Committee nominees, under the independence standards for audit committee members adopted by the Securities and Exchange Commission (“SEC”).

In making this determination, the Board considers not only the criteria for independence set forth in the listing standards of the NYSE but also any other relevant facts and circumstances that may have come to the Board’s attention, after inquiry, relating to transactions, relationships or arrangements between a Director or a Director nominee or any member of their immediate family (or any entity of which a Director or Director nominee or an immediate family member is an Executive Officer, general partner or significant equity holder) and AES or any of its subsidiaries or affiliates that might signal potential conflicts of interest, or that might bear on the materiality of a Director’s or a Director nominee’s relationship to AES or any of its subsidiaries. The Board considers the independence issue not merely from the standpoint of the Director or Director Nominee, but also from that of the persons or organizations with which the Director or Director Nominee is affiliated.

Based on its review, our Board determined that Messrs. Bodman, Khanna, Koskinen, Lader, Morse, Odeen, Rossotti and Sandstrom and Dr. Moose each qualify as independent under the independence standards existing under NYSE rules and that Kristina M. Johnson, who advised the Company on April 19, 2009 that she would not stand for re-election to the AES Board of Directors, was also independent. Our Board also determined that Messrs. Koskinen, Morse, Rossotti and Sandstrom also qualify as “independent” under the independence standards for audit committee members adopted by the SEC.

Board Leadership Structure

Our Corporate Governance Guidelines require the separation of the offices of the Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”). If the Chairman is independent, he or she will also serve as Lead Independent Director. Since 1993, we have separated the offices of Chairman and CEO. Since 2003, our Chairman has been an independent Director who has also acted as Lead Independent Director.

We believe the structure described above provides strong leadership for our Board, while also positioning our CEO as the leader of the Company for our investors, counterparties, employees and other stakeholders. Our current structure, which includes an independent Chairman serving as Lead Independent Director, helps ensure independent oversight over the Company. Our Corporate Governance Guidelines state that the Lead Independent Director’s duties include coordinating the activities of the Independent Directors, coordinating the agenda for and moderating sessions of the Board’s Independent Directors, and facilitating communications among the other members of the Board. At the same time, our current structure allows the CEO to focus his energies on management of the Company.

Our Board has nine independent members and only one non-independent member, the CEO. A number of our independent Board members are currently serving or have served as Directors or as members of senior management of other public companies. We have three Board Committees comprised solely of independent Directors, each with a different independent Director serving as Chairman of the Committee. We believe that the number of independent experienced Directors that make up our Board, along with the independent oversight of the Board by the non-executive Chairman, benefits our Company and our Stockholders.

Pursuant to our bylaws and our governance guidelines, our Board determines the best leadership structure for the Company. As part of our annual Board self-evaluation process, the Board evaluates issues such as independence of the Board, communication between Directors and Management, the relationship between the CEO and Chairman, and other matters that may be relevant to our leadership structure. The Company recognizes that in the event that circumstances facing the Company change, a different leadership structure may be in the best interests of the Company and its Stockholders.

THE COMMITTEES OF THE BOARD

In 2009, the Board maintained four standing Committees: the Compensation Committee, Finance and Investment Committee, Financial Audit Committee, and the Nominating, Governance and Corporate Responsibility Committee. The Board has determined that each of the members of the Compensation Committee, Financial Audit Committee, and Nominating, Governance and Corporate Responsibility Committee meets the standards of “independence” established by the NYSE. A description of each Board Committee is set forth below.

STANDING COMMITTEES:

Compensation Committee

The members of the Compensation Committee are Samuel W. Bodman, III, John A. Koskinen, and Philip A. Odeen (Chairman). For information regarding the role of our Compensation Committee, including its processes and procedures for determining Executive compensation, see “Information About our Compensation Committee” beginning on page 53 of this Proxy Statement. The Compensation Committee operates under the Charter of the Compensation Committee, which has been adopted and approved by the Board. The Compensation Committee may form subcommittees and delegate to those subcommittees such power and authority as the Compensation Committee deems appropriate and in compliance with law. A copy of the Compensation Committee’s Charter can be obtained from the Company’s web site (www.aes.com) or by sending a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, VA 22203.

Finance and Investment Committee

The members of the Finance and Investment Committee are Paul Hanrahan (Chairman), Philip Lader, Sandra O. Moose, John B. Morse, Jr., and Philip A. Odeen. The Finance and Investment Committee focuses on the evaluation of strategic plans, potential investments, budgets, proposed equity and/or debt offerings, and is also available to provide advice and assistance to Company Management on a more frequent basis than the regularly scheduled meetings of the Board. The Finance and Investment Committee operates under the Charter of the Finance and Investment Committee adopted and approved by the Board. A copy of the Charter can be obtained from the Company’s website (www.aes.com) or by sending a request to the office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203.

Financial Audit Committee (the “Audit Committee”)

The members of the Audit Committee are John A. Koskinen, John B. Morse, Jr., Charles O. Rossotti (Chairman), and Sven Sandstrom. The Audit Committee is responsible for the review and oversight of the Company’s performance with respect to its financial responsibilities and the integrity of the Company’s accounting and reporting practices. The Audit Committee may delegate its authority to subcommittees when it deems such delegation to be appropriate and in the best interests of the Company. The Audit Committee, on behalf of the Board, also appoints the Company’s independent auditors, subject to Stockholder ratification, at the Annual Meeting. The Audit Committee operates under the Charter of the Audit Committee adopted and approved by the Board. A copy of the Charter can be obtained from the Company’s website (www.aes.com) or by sending a request to the office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Our Board has determined that all members of the Audit Committee are independent within the meaning of the SEC rules and under the current listing standards of the NYSE. The Board has also determined that each member of the Audit Committee is “financially literate” as required by the NYSE rules and an Audit Committee Financial Expert within the meaning of the SEC rules based on, among other things, the experience of such member, as described under “Proposal 1: Election of Directors” set forth on page 5 of this Proxy Statement.

Nominating, Governance and Corporate Responsibility Committee (the “Nominating Committee”)

The members of the Nominating Committee are Tarun Khanna, Philip Lader (Chairman), Sandra O. Moose and Sven Sandstrom. The Nominating Committee provides recommendations for potential Director nominees for election to the Board, establishes compensation for Directors, considers governance and social responsibility issues relating to the Board and the Company and considers the scope of the Company’s internal environmental and safety audit programs. The Nominating Committee may form subcommittees and delegate to those subcommittees such power and authority as the Committee deems appropriate and in compliance with law. The Nominating Committee operates under the Charter of the Nominating Committee adopted and approved by the Board. A copy of the Charter can be obtained from the Company’s website (www.aes.com) or by sending a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203.

Director Qualifications. Director nominees are selected on the basis of, among other things, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding the Company’s global business environment and willingness to devote adequate time and effort to Board responsibilities so as to enhance the Board’s ability to oversee and direct the affairs and business of the Company.

Diversity. The Company does not maintain a separate policy regarding the diversity of the Board. However, the charter of the Nominating Committee requires that the Committee review the composition of the Board to ensure it has “appropriate balance” of attributes such as knowledge, experience, diversity and other attributes. In addition, the Company’s Corporate Governance Guidelines establish that the size of the Board shall be nine to twelve members, a range which “permits diversity of experience without hindering effective discussion or diminishing individual accountability.”

Consistent with these governing documents, both the Nominating Committee and the full Board seek Director nominees with distinct professional backgrounds, experience and perspectives so that the Board as a whole has the range of skills and viewpoints necessary to fulfill its responsibilities. As part of our annual Board self-evaluation process, the Board evaluates whether or not the Board as a whole has the skills and backgrounds for the current issues facing the Company. The Board also evaluates its effectiveness with regard to specific areas of expertise.

Director Nomination Process. Pursuant to our Corporate Governance Guidelines, our Nominating Committee reviews the qualifications of proposed Director Nominees to serve on our Board and recommends Director Nominees to our Board for election at the Company’s Annual Meeting. The Board proposes a slate of Director Nominees to the Stockholders for election to the Board, using information provided to the Committee.

In certain instances, a third party may assist in identifying potential Director Nominees. The Nominating Committee also considers potential nominations for Director provided by Stockholders and submits any such suggested nominations, when appropriate, to the Board for approval. Stockholder nominees for Director are evaluated using the criteria described above. Stockholders wishing to recommend persons for consideration by the Committee as nominees for election to the Board can do so by writing to the Office of the Corporate Secretary of the Company at 4300 Wilson Boulevard, Arlington, Virginia 22203 and providing the information and following the additional procedures set forth in the Company’s Amended and Restated Bylaws, which are more fully described in “Stockholder Proposals and Nominations for Director” set forth on page 80 of this Proxy Statement.

Director Compensation. The Nominating Committee periodically reviews the level and form of compensation paid to Directors, including the compensation program’s underlying principles. Under the Corporate Governance Guidelines, a Director who is also an Officer of AES is not permitted to receive additional compensation for service as a Director. In reviewing and determining the compensation paid to Directors, the Committee considers how such compensation relates and compares to that of companies of comparable size, which operate in a comparable industry and/or have equivalent complexity. The Committee’s review includes looking at both direct and indirect forms of compensation paid to our Directors, including any charitable contributions made by the Company, on behalf of such Directors, to organizations with which Directors are affiliated. The General Counsel assists the Nominating Committee with its review of our Director compensation program. The General Counsel’s office conducts research on other companies’ Director compensation practices by reviewing broad-based Director compensation studies, including a hundred or more companies, and provides the Committee with a benchmarking analysis of such companies practices against the Company’s program. The reports are further described in “Director Compensation” below. Neither the General Counsel nor the Nominating Committee retain an independent compensation consultant to assist with recommending or determining Director compensation. Any proposed changes to the Director compensation program are recommended by the Nominating Committee to the Board for consideration and approval. For further information regarding our Director compensation program, see “Compensation of Directors” on page 55 of this Proxy Statement.

BOARD’S ROLE IN RISK MANAGEMENT

Our Management is responsible for the management and assessment of risk at the Company, including communication of the most material risks to the Board and its Committees, who provide oversight over the risk management practices implemented by Management. Our full Board provides oversight for risk management, except for the oversight of risks that have been specifically delegated to a Committee of the Board. Even when the oversight of a specific area of risk has been delegated to a Committee, the full Board may maintain oversight over such risks through the receipt of reports from the Committee Chairpersons to the full Board at each regularly-scheduled full Board meeting. In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over a particular risk, even if the risk was initially overseen by a Board Committee. The Board and Committee reviews occur principally through the receipt of regular reports from Management to the Board on these areas of risk, and discussions with Management regarding risk assessment and risk management.

Full Board. At its regularly scheduled meetings, the Board generally receives a number of reports which include information relating to risks faced by the Company. The Company’s Chief Financial Officer and/or Treasurer provides a report on the Company’s liquidity position, including an analysis of prospective sources and uses of funds, and the implications to the Company’s debt covenants and credit rating, if any. The Chief Operating Officer or his designee provides an operational report, which includes risks related to tariffs, efficiency at our subsidiaries’ plants, construction, and related matters. The Company’s Vice President of Global Risk and Commodities provides a report to the Board which explains the Company’s primary risk exposures, including currency, commodity and interest rate risk. Finally, the Company’s General Counsel provides a privileged dispute resolution report which provides information regarding the status of the Company’s litigation and related matters. At each regularly-scheduled Board meeting, the full Board also receives reports from Committee Chairpersons, which may include a discussion of risks initially overseen by the Committees for discussion and input from the full Board. As noted above, in addition to these regular reports, the Board receives reports on specific areas of risk from time to time, such as regulatory, geopolitical, cyclical or other risks that are not covered in the regular reports given to the Board and described above.

Committees. The Audit Committee maintains initial oversight over risks related to the integrity of the Company’s financial statements; internal controls over financial reporting and disclosure controls and procedures (including the performance of the Company’s internal audit function); the performance of the independent auditor; and the effectiveness of the Company’s Ethics and Compliance Program. The Company’s Nominating Committee maintains initial oversight for risks related to workplace safety, and our subsidiaries’ continuing efforts to ensure compliance with the best practices in this area. When appropriate, the Committee also receives environmental reports regarding our subsidiaries’ compliance with environmental laws and their efforts to ensure continuing compliance with governing laws and regulations. The Company’s Compensation Committee maintains initial oversight for risks related to the Company’s compensation practices, including practices related to hiring and retention, succession planning (approved by the full Board), and training of employees. The Finance and Investment Committee maintains initial oversight for risks related to business development, including business combinations, Greenfield development and re-financings. Generally, any such transactions are also reviewed and, in many cases, approved by the full Board.

DIRECTOR ATTENDANCE

In 2009, our Board convened twelve times, including five telephonic meetings, and our Board Committees held the following number of meetings: (i) Audit Committee—nine meetings; (ii) Compensation Committee—eight meetings; (iii) Finance and Investment Committee—three meetings; and (iv) Nominating Committee—five meetings.

Under our Corporate Governance Guidelines, Directors are expected to attend Board meetings and meetings of Committees on which they serve in person or by conference telephone, and Directors are also encouraged to attend the Annual Meeting. Messrs. Bodman, Khanna, Hanrahan, Lader, Morse, Odeen, Rossotti, and Sandstrom and Dr. Moose attended the 2009 Annual Meeting of Stockholders on April 23, 2009. All of our current Directors attended at least 85% of the aggregate of all meetings of the Board and the Committees on which they serve, during the period in which each Director served.

In accordance with the Company’s Corporate Governance Guidelines, non-management Directors met in executive session after each in-person meeting of the Board. Non-management Directors met seven times in 2009, with Mr. Odeen presiding as Lead Independent Director.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

2009 Performance At-A-Glance

In 2009, AES delivered exceptionally strong performance in a year that was generally characterized by the global economic crisis and uncertainty in the financial markets. The Company achieved the following: (1) generated an all-time record $1.25 billion in distributions from our subsidiaries, a significant achievement in the context of the macroeconomic environment; (2) achieved its key operational metrics and achieved significant cost savings across the organization; (3) prioritized investments relating to future growth opportunities; (4) improved the debt profile of the Company; and (5) closed $2.5 billion in new financings. Our compensation awards in 2009 primarily recognize our people for their roles in delivering on commitments that created value for our Stockholders, in strengthening our position in the global power industry, and in creating and maintaining focused growth options that will allow the Company to continue to make value accretive investments in the coming years.

Compensation Discussion and Analysis Overview

Our Compensation Discussion and Analysis (“CD&A”) is divided into five sections:

•	Our Executive Compensation Philosophy and Process

•	Components of AES’ Total Compensation Program

•	2009 Compensation: Our Approach and Decisions

•	Other Relevant Compensation Elements

•	Report of the Compensation Committee, Proxy Tables, and Narrative Disclosures to Relevant Tables

This CD&A includes compensation details for our Chief Executive Officer, Mr. Paul Hanrahan, and our Chief Financial Officer, Ms. Victoria Harker and our next three most highly compensated Named Executive Officers, Mr. Andres Gluski, Mr. Brian Miller and Mr. Edward Hall.

Our Executive Compensation Philosophy and Process

Included

•	Our Philosophy

•	Risk Assessment

•	Composition of our Compensation Opportunities

•	Our Process for Determining Executive Compensation including the respective roles of

–	Our Compensation Committee

–	The Compensation Committee’s Independent Consultant

–	Our Management

–	Management’s Consultant

•	How we Use Survey Data (“Survey Data”) in Our Compensation Process

Our Philosophy

Our Executive Compensation Program (“Program”) is designed to achieve the following objectives:

•	Align the interests of our Stockholders and Management by ensuring that a significant amount of our executives’ total compensation is at-risk and performance-based;

•	Reward the achievement of both short-, medium- and long-term financial performance;

•	Reward significant performance that supports our business goals and targets by appropriately awarding performance that exceeds targets; and

•	Provide competitive total compensation that will enable us to attract, motivate and retain an experienced and qualified Management team that is critical to our success.

Our Program is designed to allocate a significant portion of each Named Executive Officer and senior leader’s total compensation to the achievement of both short- and long-term Company goals. More than 75% of the targeted total compensation for our Named Executive Officers is made up of at-risk incentive pay opportunities, the payouts of which are dependent on the achievement of financial, operational and strategic goals, and the performance of our share price. We believe the mix of compensation elements that we have in place for our Named Executive Officers and senior leaders provide the appropriate balance of incentives to encourage (1) the achievement of near-term performance objectives and (2) continued focus on medium- and longer-term goals that drive Stockholder value.

Risk Assessment

We believe that the general design of AES’ compensation program promotes stability and growth (1) in the short-term through the payment of an annual incentive award with pre-set targets; (2) in the medium-term through awards which are measured in three-year periods and based on cash generation; and (3) in the long-term, through the payment of equity awards. As a result, we believe that our compensation elements and the multi-year vesting structure of our equity awards properly account for the time horizon of unnecessary risk and discourages risk-taking that could reduce Stockholder value.

Composition of Our Compensation Opportunities

To ensure our Program rewards strong performance, a significant portion of our total compensation opportunities are at-risk and performance contingent. Our Chief Executive Officer’s compensation is higher than the compensation paid to our other Named Executive Officers largely due to the scope of the role and his overall responsibility for the Company’s strategy, direction, and influence on AES’ near- and long-term performance. Also, for these reasons, the Chief Executive Officer’s total direct compensation is more heavily weighted towards incentive compensation elements as compared to the other Named Executive Officers. The differences in relative pay between the Chief Executive Officer and the other Named Executive Officers reflect the varying levels of the individual’s responsibilities and are based to some extent on Survey Data for their specific positions.

The graphs below show the mix of the compensation elements paid to our Chief Executive Officer and other Named Executive Officers.

Our Process for Determining Executive Compensation

The Role of Our Compensation Committee

The Compensation Committee (“Committee”) has primary responsibility for oversight of the Company’s compensation and employee benefit plans and practices, including its executive compensation Program which covers our Named Executive Officers. On an annual basis, the Committee also reviews the Company’s succession plan for the Named Executive Officers and other key positions.

As in prior years, in the first quarter of 2009, the Committee reviewed and benchmarked AES’ Program against relevant Survey Data which includes general industry and energy services companies. Such data was used to help determine payout opportunities for the coming year. In addition, as a reference, proxy disclosed data for the same or similar positions within Peer Energy Companies (“Peer Groups”) is also provided to the Committee.

Executive performance and Company performance affects both pay opportunities and short-term incentive payouts. To assess Company performance, the Committee receives a detailed summary of the Company’s overall performance against its pre-set targets for the year. To assess the performance of our Named Executive Officer, the Chief Executive Officer also provides a self-assessment against his stated goals and objectives for the year as well as his assessment on the performance of the Named Executive Officers against their stated goals for the year.

Management’s role in the compensation process is detailed in the section covering the role of our Management.

The Committee considers the information it receives and exercises its own independent judgment in making compensation recommendations to our Board. Each Named Executive Officer’s final compensation determination is based on a review of: (1) Survey Data; (2) the individual’s performance against their objectives for the year; (3) the individual’s experience; (4) the individual’s position and scope of responsibilities; and (5) the individual’s future prospects with the Company.

The Role of the Committee’s Independent Consultant

Since 2008, the Committee has retained the services of its own independent consultant. In 2009, it retained Hewitt Associates (“Hewitt”). The Committee believes that having its own consultant provides them with the opportunity to leverage the consultant’s impartial knowledge and experience Hewitt reported directly and exclusively to the Committee, and provided objective input and analysis to the Committee throughout the year with reference to market data trends, regulatory initiatives, governance best practices and emerging governance norms. Hewitt’s services did not include determining actual compensation amounts for executives. During 2009, Hewitt’s consultants participated in eight Committee meetings either in person or by telephone.

During 2009, Hewitt provided no consulting or other services to AES. In early 2010, Hewitt spun off a part of its executive compensation practice into a separate, entirely independent entity named Meridian Compensation Partners, LLC. Due to the importance of its independent opinion, and to maintain consistent process and representation, the Committee has retained Meridian going forward as its independent executive compensation consultant.

The Role of Our Management

Our Chief Executive Officer participates in all Committee meetings, excluding any of the executive sessions. His role in the process for determining executive compensation is to provide the Committee with an assessment of each Named Executive Officer’s performance against his/her pre-set targets, and his initial assessment and compensation recommendations for the individual’s incentive compensation and base salary.

Our Vice President of Human Resources develops written background and supporting materials for review by the Committee prior to the meetings and presents information relating to specific elements of our Program. If warranted, she also proposes changes to our annual and long-term incentive programs. In addition, she attends all Committee meetings, but is not present at the executive sessions.

The Human Resources team also directly interfaces with Hewitt to prepare the necessary background information for the Committee.

The Role of Management’s Consultant

AES Management retained the services of Towers Perrin (now “Towers Watson”) during 2009 to provide benchmark data and “tally sheets” for the Named Executive Officers. All materials provided by Towers Watson were shared with Hewitt prior to being presented to the Committee. Hewitt provided review and comment to the Committee as appropriate.

How we use Survey Data in our Compensation Process

During 2009, Towers Watson supplied benchmarking data for each Named Executive Officer against a group of similarly-sized general industry and energy companies from the Towers Watson US General Industry Executive Compensation Database and Towers Watson US Energy Services Executive Compensation Databases (“Survey Data”). Hewitt reviewed the benchmarking data and concluded that the data sources selected by AES were appropriate for these purposes.

The 2009 Survey Data utilized either a blend of general industry and energy services data or general industry data. The data used varies based on the Named Executive Officer’s role and the types of companies in which we may compete for talent. For the Chief Executive Officer, Chief Operating Officer and Executive Vice President, Regional President positions, the Survey Data represents a blend of general industry and energy services data as it is more representative of the specific experience required and operational nature of the individual’s role. For the Chief Financial Officer and General Counsel positions, the Survey Data represents the general industry data as it is more reflective of the experience required and the functional nature of the individual’s position.

The Survey Data is generally regressed based on our revenue sizes at the corporate or business unit level, as described below.

•

Our Chief Executive Officer and Chief Operating Officer positions were matched to a blend of general industry and energy services comparable market data. The market data was regressed to AES’ 12 month moving revenues of $16 billion and the data was representative of the 95 general industry companies with revenues over $6 billion in Towers Watson’s database.

•

The Chief Financial Officer and General Counsel positions were matched to comparable general industry market data. The market data was regressed to AES’ 12 month moving revenues of $16 billion and was representative of 95 companies.

•

For the Executive Vice President, Regional President position, the comparable market data included a blend of general industry and energy services companies. The general industry data represented tabular data for 170 companies with median business unit revenues of $3.2 billion. The energy market data represented tabular data for 10 companies with median business unit revenues of $2.8 billion.

To understand the full range of pay within our relative market, Management includes Survey Data that provides a market comparison at a range of the 25th, 50 th and 75th percentiles for each position. The Committee determines total compensation for our Named Executive Officers after taking into account a range of factors, including role complexity, level of experience and expertise, individual performance and long-term potential. Our Named Executive Officers’ total compensation including their target incentive opportunities fall within the range of the survey data.

As a secondary data source, the Committee is provided proxy data on 13 select energy Peer Group companies chosen for their similar sizes to AES. The Peer Group data is provided primarily as a compensation reference for individuals specifically in the energy industry. The Peer Group is reviewed on an annual basis and includes the companies listed below.

AES’ Energy Peer Group
Calpine Corporation	Edison International	PG&E Corp	Williams Companies
CMS Energy	Entergy Corp	RRI Energy Inc	Xcel Energy Inc
Duke Energy Corp	FPL Inc	Southern Company
Dynegy Inc	NRG Inc

While these companies have similarities to AES from an industry perspective, the Committee believes that the global nature of AES’ operations set it apart from these energy Peers, whose operations are primarily domestic. Therefore the Survey Data, since it is comprised of data from general industry and energy services companies, provides the Committee with a more complete view of similarly-sized companies with international operations against whom we compete for talent.

Components of AES’ Total Compensation Program

Included

•	Overview of Our Compensation Elements

•	A Detailed Explanation About Our Long Term Compensation (“LTC”) Plan

–	Overview of LTC Components for Officers

–	Performance Units

–	Performance Stock Units

–	Stock Options

–	Restricted Stock Units

Overview of Our Compensation Elements

The following table lists each of the elements that comprise our Program and its associated purpose.

Pay Element	Compensation Objective	Key Features
Base Salary	Provide fixed cash compensation for each role that is competitive and reflects the individual’s experience, responsibility and expertise.

Base salary is reviewed annually and primarily adjusted to reflect market changes. The review also considers internal guidance regarding annual base pay adjustments.

Adjustments are also made as needed to reflect individual performance and address internal equity.

Performance Incentive Plan	Provide performance-based, short-term cash compensation relative to the achievement of pre-set, financial, operational and Companywide strategic objectives, and individual performance accomplishments and contributions.

Broad-based annual cash incentive plan.

The Performance Incentive Plan opportunity for each Named Executive Officer is assessed and approved annually with target ranges from 100% to 150% of base salary, depending on an individual’s specific job responsibilities.

The performance-driven nature of the plan results in payment being directly linked to the level of results achieved against pre-set measures with potential payouts ranging from 0-200% of the target payment. The Compensation Committee has not awarded performance incentive payments outside of this range.

In determining annual awards, the Committee retains the right to reduce the payout of awards under the plan.

For more information on our Performance Incentive Plan, see page 24 of this Proxy Statement.

Retirement, Health and Welfare Benefits	Our Program provides competitive retirement, health and welfare benefits that attract and retain talented executives.

Company-sponsored retirement, health and welfare benefits are available to all US employees.

Named Executive Officers and other key individuals also have the opportunity to receive additional retirement benefits by participating in our Supplemental Retirement Plan and our Restoration Supplemental Retirement Plan.

Perquisites	Minimal benefits provided to assist executives in carrying out their duties.

A corporate apartment is available for certain AES employees, including our Named Executive Officers, to enable them to be available when business needs dictate.

Our Chief Executive Officer is entitled to use a driver and Company car.

Pay Element	Compensation Objective	Key Features
Long-Term Compensation (“LTC”) Plan

Provide performance-based awards that align the interests of executives with Stockholders through equity compensation tied to stock price performance and value creation.

Attract and retain key individuals critical to the success of the business by providing competitive LTC opportunities that vest over a three-year period.

Broad-based long-term incentive program.

The program provides a mix of cash- and equity-based awards which link the individual’s contributions to long-term value creation through our Company and stock’s performance.

Grants to Named Executive Officers under the LTC Plan are based on a percentage of the individual’s salary and awarded in the form of:

•    Performance Units;

•    Performance Stock Units; and

•    Non-qualified Stock Options.

For more information on our LTC Plan, please see the discussion below.

A Detailed Explanation of Our LTC Plan

As each element of the LTC Plan has unique features and measurement requirements, additional details pertaining to each component are provided below. The Plan includes a mix of Performance Units, Performance Stock Units and Stock Options. The LTC opportunity of the award allocated in cash and equity is based on (1) the Company’s review of market practice, and (2) an equally balanced division of net cash generated and share price appreciation. For a description of the 2009 Long Term Compensation Plan awards, see “2009 Long Term Compensation Grants.”

Overview of the LTC Components for Officers

LTC Component	Vesting Schedule	Measurement
Performance Units (50% weighting) Cash-based	Vest in equal installments over a three-year period.	Rewards Cash-Value Added (as described below).
Performance Stock Units (25% weighting) Equity-based

Vest in equal installments over a three-year period based on the grant date and achievement of Total Stockholder Return (“TSR”) targets.

Two-year hold (delayed payment) requirement after the award vests.

Rewards AES Total Stockholder Return relative to the S&P 500 Index.
Stock Options (25% weighting) Equity-based	Vest in equal installments over a three-year period.	Rewards stock price appreciation above the grant price.

Performance Units

Performance Units are performance-based awards that directly link compensation to the collective performance of our businesses over a three-year period in relation to the net cash produced. Performance Units use a cash generation metric (“Cash-Value Added” or “CVA”), a significant source of Stockholder value creation, to measure the net cash we produce by increasing revenue, reducing costs and improving productivity.

The targeted CVA for the specific three-year performance period is determined at the time the Performance Units award is granted. Pre-defined, objective adjustments may be made to the CVA target based on changes to the Company’s portfolio, such as an asset divestiture or sale of a portion of equity in a subsidiary. At the end of each year, an outside financial consultant is engaged to assist in reviewing our CVA calculation.

As Performance Units are performance-based, the payment made, if any, for each Performance Unit depends upon the level of CVA achieved over the three-year measurement period. If the required level of CVA is achieved, awards are paid in the calendar year immediately following the date the performance period ends. The following table illustrates the payout percentage at each CVA level for CVA targets set for the 2009-2011 performance period:

Below 80% of Performance Target	Equal to 90% of Performance Target	Equal to 100% of Performance Target	Equal or greater than 120% of Performance Target
0% of each unit	50% of each unit	100% of each unit	200% of each unit

Between the CVA levels listed in the table above, a straight-line interpolation is used to determine the payout percentage for each unit. The maximum value of a single Performance Unit is $2.00.

Performance Stock Units

A Performance Stock Unit represents the right to receive a single share of AES common stock or cash of equivalent fair market value subject to certain vesting conditions and the performance of AES common stock measured against the S&P 500, as further discussed below.

Performance Stock Units directly align our Named Executive Officers’ compensation with our Stockholders’ interests since vesting of the awards is linked to stock price performance over a period of time. As stated above, the Committee retains the right to deliver Performance Stock Units in the form of AES common stock or the cash equivalent. The Committee makes this determination on an annual basis prior to the delivery of vested awards. There is a two-year holding period (delayed payment), regardless of employment status, for Performance Stock Units after the award vests.

The Performance Stock Unit vesting methodology is subject to a market condition which is based on the Total Stockholder Return (“TSR”) of AES, as measured by the appreciation in stock price and dividends paid as well as the continued employment of the Named Executive Officer. Since 2007 and in-line with market practice we have defined TSR performance as AES’ three-year cumulative TSR relative to the three-year cumulative TSR of the S&P 500 companies using a 90-day moving average for the beginning and ending stock prices. Between the following percentiles, Performance Stock Unit vesting is interpolated on a straight-line basis.

TSR below 40th percentile of the S&P 500	TSR at 40th percentile of the S&P 500	TSR at 60th percentile of the S&P 500	TSR at or above 80th percentile of the S&P 500
0% of Performance Stock Units vest	50% of Performance Stock Units vest	100% of Performance Stock Units vest	150% of Performance Stock Units vest

Stock Options

A Stock Option represents an individual’s right to purchase shares of AES common stock at a fixed exercise price after the Stock Option vests.

Stock Options align our Named Executive Officers’ interests with those of our Stockholders through equity ownership and also support our goal to encourage the retention of key individuals. A Stock Option only has value to the holder if our stock price exceeds the exercise price of the Stock Option after it vests. Stock Options vest in equal installments over a three-year period commencing on the first anniversary of the date that the Stock Option award is granted, provided that the Named Executive Officer continues to be employed by AES on such date.

It is our policy to grant Stock Options to our Named Executive Officers at an exercise price equal to the fair market value of our common stock (e.g., the closing price) on the grant date.

Restricted Stock Units

To address special retention and recognition issues on a limited basis, the Committee may approve special Restricted Stock Units grants for our Named Executive Officers. These are not part of the regular LTC components for officers. We have not granted this type of award to our Named Executive Officers since 2007. The details of these prior awards are referenced in the Summary Compensation Table, Outstanding Equity Awards at Fiscal Year End and Options Exercises and Stock Vested tables on pages 33, 38 and 40 of this Proxy Statement, respectively.

2009 Compensation: Our Approach and Decisions

Included

•	New for 2009

•	2009 Base Salary Changes

•	2009 Annual Performance Incentive Plan Payouts

–	2009 Performance Targets

–	The Company’s 2009 Performance

–	Determining Performance Incentive Plan Payouts

•	2009 Long Term Compensation Grants

•	Payout of Awards Maturing at the End of 2009

–	Performance Units

–	Performance Stock Units

–	Stock Options

New for 2009

As part of our annual compensation process, we review current market practices and the competitiveness of our Program. As a result of this review, we implemented the following changes to our Program:

•	We revised the performance threshold for Performance Units from 90% to 80% to align with market practices.

•	We made the decision to no longer provide excise tax gross-up provisions for new or materially amended Employment Agreements.

•

We adjusted the weightings of our performance metrics in the Performance Incentive Plan to put more emphasis on two of our measures, cash flow (from 40% to 45%) and performance improvement (from 20% to 25%), as they are viewed as contributing most to stockholder value.

2009 Base Salary Changes

With uncertain market conditions and the resulting slow down in economic growth at the beginning of 2009, Management made a recommendation to award base pay increases at levels that were generally lower than the increases that would have otherwise been considered for 2009. The base salary paid to each Named Executive Officer is stated in the “Salary” column of the Summary Compensation Table, on page 33 of this Proxy Statement.

2009 Annual Performance Incentive Plan Payouts

2009 Performance Targets

To set the performance targets for 2009, the Committee considered information provided by Management about the Company’s strategy, long-term forecast, financial budget for the year and targeted operational improvements. The 2009 Performance Incentive Plan measured safety, cash flow, performance improvement and corporate performance as described below. The Committee approved targets across all metrics that were considered to be aggressive and highly challenging in the current economic environment. All metrics required a significant year over year improvement.

The 2009 Performance Incentive Plan performance goals are detailed in the following chart.

Safety	(Weighted at 10%)

Measured by safety performance metrics and the overall quality execution of safety programs by our businesses.

2009 Targets

•    Continue strong performance in audits, remediation of audit deficiencies by completing scheduled audits on time and by closing out all audit finding deficiencies according to an agreed upon schedule.

•    Year over year improvement in the number of safety walks and near misses reported.

•    Comparison against Edison Electric Institute (“EEI”) benchmarks for Lost Time Incidents (“LTI”) rates.

•    Reduction in the number of serious incidents to show year over year improvement.

•    Increase in the number of proactive measures taken to improve safety performance.

•    Recognition of businesses that achieved significant safety milestones.

Cash Flow	(Weighted at 45%)

Cash Flow generation metrics and distributions from our business units.

The targets below are considered as a whole.

2009 Targets

•    Adjusted EBITDA minus Capex ( Maintenance & Environmental) of ($3,200 - $3,400 million)

–    EBITDA is a term that the Company refers to as Adjusted Gross Margin and is disclosed and referenced in Footnote 15 Segment and Geographic Information to the Company’s Form 10-K furnished on February 26, 2010 and is calculated as Gross Margin plus Depreciation and Amortization less General and Administrative Expenses.

–    EBITDA is then adjusted to exclude mark-to-market amounts related to derivative transactions, each of which are included in the Company’s financial statements and related footnotes disclosed in its Form 10-K for the year ended December 31, 2009 to determine Adjusted EBITDA.

–    Capex including both Maintenance and Environmental information and derivative transactions are further detailed in Exhibit 99.1 to the Company’s Form 8-K furnished on February 26, 2010.

•    Free Cash Flow ($1,400 - $1,600 million)

–    Free Cash Flow is defined as Net Cash provided by operating activities less Maintenance Capital Expenditures (including Environmental Capital Expenditures), as disclosed and reconciled in Exhibit 99.1 to the Company’s Form 8-K furnished on February 26, 2010.

•    Subsidiary Distributions ($1,100-$1,300 million)

–    Subsidiary Distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which is determined in accordance with GAAP.

–    Distributions are important to AES because AES is a holding company that does not derive any significant direct revenues from its own activities, but instead relies on its subsidiaries’ business activities and the resultant distributions to fund its debt service, investment and other cash needs.

–    The reconciliation of the difference between Subsidiary Distributions and Net Cash provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches AES and related holding companies.

Performance Improvement	(Weighted at 25%)

Performance Improvement relative to established targets for certain Key Performance Indicators (“KPIs”) from the beginning of each year. Each KPI target established required a year-over-year improvement.

2009 Targets

•    The performance improvement goal was based on the critical key performance indicators for our Generation and Distribution operations and their impact on financial performance. The key performance indicators for our Generation businesses measure a reduction in Equivalent Forced Outage Rates (EFOR) and Non-Fuel Operating & Maintenance (NFOM); an increase in Net Capacity Factors (NCF); Equivalent Availability Factor (EAF) and Commercial Availability (CA); and improved Heat Rate. Our Distribution businesses measure a reduction in Days Sales Outstanding (DSO), System Average Interruption Days Index (SADI), System Average Interruption Frequency Index (SAIFI), Non-Technical Losses and Operation & Maintenance per customer (O&M); and improved Customer Satisfaction results.

Other Performance Improvement Targets

•    Achieve year-over-year increase in savings generated through our global sourcing efforts.

•    Increase savings generated by our performance improvement program and associated initiatives over the previous year.

•    Other key initiatives that target improved performance such as cost saving initiatives and advancement and completion of the Company’s construction projects on time and on budget.

Corporate Performance	(Weighted at 20%)

Established performance objectives linked to key corporate focus areas.

2009 Targets

•    The Corporate Performance metric was based on the achievement of targets considered to be of strategic importance to the Company. These objectives included items such as actions taken to strengthen the Company by improving our financial position through liquidity management and meeting financial reporting requirements, growing the business by creating and maintaining focused growth options, the proactive measurement of risk, and the development of our people as well as other key strategic initiatives.

The Committee approves a Section 162(m) formula relative to the Performance Incentive Plan payouts on an annual basis for tax purposes. This formula provides a maximum payout under the Plan limited to 0.150% of adjusted EBITDA (as further described and reconciled below) for the CEO and 0.050% for the other Named Executive Officers. The Committee may apply negative discretion in determining any final payouts after considering individual and corporate performance which is detailed below.

The Company’s 2009 Performance

The Committee reviewed a detailed summary of the Company’s performance and achievements provided by Management against each measure and its associated targets as detailed above. Our Chief Executive Officer assessed and scored each performance measure for the Committee’s consideration. Upon review and through detailed discussions, the Committee recommended final scores for each performance measure as detailed in the table below.

Measure	Weight	Final Score
Safety	10%	100%
Cash Flow	45%	133%
Performance Improvement	25%	110%
Corporate Performance Objectives	20%	180%

Based on the weighted scores for each of these measures, the Committee determined the final 2009 performance score for the Company to be 133%.

Determining Performance Incentive Plan Payouts

In reviewing and approving the individual performance of the Chief Executive Officer and the other Named Executive Officers, the Committee assessed Company and individual performance against the measures defined above. Based on this review, the Committee assessed the Named Executive Officer’s performance and set their overall completion and performance incentive plan payout in-line with the final 2009 performance score of 133% with the exception of Mr. Hall. Given Mr. Hall’s regional versus Company-wide responsibilities, the final performance score was adjusted slightly higher taking this into consideration. The overall performance for each Named Executive Officer is summarized below.

Paul Hanrahan, President and Chief Executive Officer (“CEO”)

Mr. Hanrahan led the Company to a very strong overall performance in 2009. In assessing the performance of Mr. Hanrahan, the Committee gave consideration to AES’ performance relative to the goals set for 2009.

In reviewing the Company’s safety performance, the Committee took into account the year-over-year improvement and a continued positive long-term trend in the key safety objectives that we measure. In assessing the Cash Flow metric, the Committee considered the critical and proactive actions taken by Mr. Hanrahan that contributed to the achievement of $1.25 billion in distributions from our subsidiaries, the largest amount recorded in the Company’s history. In reviewing the Company’s Performance Improvement measures, the Committee considered that the Company met the Key Performance Indicator targets and exceeded many of the other pre-established performance improvement goals.

In addition, in evaluating the Company’s Corporate Performance metric, the Committee considered Mr. Hanrahan’s role in strengthening the Company’s liquidity by improving the debt profile and positioning the Company for growth. Under Mr. Hanrahan’s leadership, the Company completed a number of transactions to fund future growth initiatives and signed a binding stock purchase agreement with China Investment Corporation (“CIC”). According to the agreement, CIC will invest approximately $1.6 billion in the Company to become a stockholder and a strategic partner. The Company also signed a non-binding letter of intent with CIC, whereby CIC would invest $571 million in exchange for a 35% interest in our wind generation business, including more than 1,500 MW in operation and under construction and a development pipeline of more than 6,600 MW. In portfolio Management, the Company reached agreements to sell our equity interests in the Lal Pir/Pak Gen facilities in Pakistan and AES Barka in Oman for $200 million. The available funds created by these transactions will allow the Company to invest in opportunities to expand the business.

Through its joint venture with Riverstone Holdings LLC, the Company expanded its global platform of utility-scale solar photovoltaic (PV) projects from Spain into a number of new markets. In addition, Mr. Hanrahan maintained and created options that will enable the future growth of the Company focused on core power projects and on extending our renewables business around the world.

Victoria Harker, Executive Vice President and Chief Financial Officer (“CFO”)

In 2009, Ms. Harker was responsible for the following: (1) the enhancement of the Company’s financial processes and controls; (2) implementation of initiatives aimed at increasing overall AES profitability as well as Finance functional effectiveness and efficiencies; (3) leading the Company’s efforts to improve liquidity; and (4) driving merger, acquisition and portfolio management asset sale activities.

Under Ms. Harker’s leadership, AES delivered timely financial statements for ten consecutive quarters, improved internal controls (after remediating all 10 materials weaknesses which existed in years prior to 2008), and implemented SAP and BPC budget systems to help account for the Company’s financial performance, with in-year improvement in forecasting of 20%, which enabled AES to meet and in some cases exceed key external financial metrics for 2009.

The Committee also considered Ms. Harker’s role in the achievement of the Company’s financial results. To improve liquidity during 2009, Ms. Harker’s led AES’ efforts to extend the maturity date on $605 million of $750 million secured recourse revolving credit facilities from June 2010 to mid-2011 and to replace $600 million unsecured recourse credit facility expiring in March 2010 with $500 million of long-dated bonds, during a period of extreme market volatility. Likewise, cash management efforts conducted in conjunction with operating company leadership in 2009 also generated $1.25 billion in distributions from subsidiaries.

Ms. Harker supported our portfolio management activities in 2009 through the completion of a $1.6 billion binding stock purchase agreement with CIC and the $200 million sale of the Company’s assets in Pakistan and Oman.

Andres Gluski, Executive Vice President and Chief Operating Officer (“COO”)

In assessing Mr. Gluski’s overall performance in 2009, the Committee took into consideration the following factors: Mr. Gluski’s leadership role in (1) managing our global operations and contributing to AES’ favorable financial results in 2009; (2) sustainable cost reduction and performance improvement efforts in the operating businesses and corporate services; and (3) the expansion of our business platforms and the completion of projects under construction in 2009.

Under Mr. Gluski’s leadership, the operating businesses achieved strong cash flow and operating results, which contributed to the record dividend and cash distributions of $1.25 billion from subsidiaries. In addition, the businesses completed over $1.2 billion in non-recourse financings.

Key drivers of the strong operating results were the implementation of performance improvement initiatives, including better use of AES’ global synergies.

Mr. Gluski’s leadership in the operating group led to improved commercial availability and lower non-fuel operating and maintenance (“NFOM”) costs in our generation businesses, and improved cash collections (measured in days sales outstanding or (“DSO”) and operating and maintenance (“O&M”) costs per customer metrics in our distribution businesses.

Under Mr. Gluski’s management, the Company also achieved a strong year in construction, completing 1,004 MW of new capacity, encompassing both thermal power and renewables in seven countries. The Company also advanced the construction of more than 2,500 MW of thermal, hydro and wind power projects to be completed by the end of 2012, of which more than 1,400 MW are on track to be completed by the end of 2010.

Brian Miller, Executive Vice President, General Counsel (“GC”) and Corporate Secretary

The Compensation Committee assessed the personal performance of Mr. Miller relative to his 2009 objectives. In determining the incentive awards, the Committee gave consideration to (1) the leadership role Mr. Miller played in effectively managing the Company’s complex and material global legal issues, including dispute resolution efforts; (2) the significant legal support provided for the Company’s financing, growth and portfolio management activities; and (3) his leadership of the Company’s corporate governance, corporate government relations and ethics & compliance initiatives.

Under Mr. Miller’s leadership, his team supported the Company’s capital structure initiatives by managing the legal matters pertaining to the negotiation and execution of major corporate transactions, including the CIC agreement, refinancings, and other corporate transactions described above.

Mr. Miller and his team played a leadership and support role in advancing the Company’s growth and development activities. Mr. Miller serves as a member of the Board of Directors of AES Solar, the solar photovoltaic joint venture with Riverstone Holdings LLC, which financed and closed a number of solar projects in 2009. Mr. Miller also joined the Board of Directors of AgCert International Limited, a wholly-owned AES subsidiary that produces and sells greenhouse gas emissions credits from agricultural sources on an industrial scale. Mr. Miller and his team also provided legal support for the development efforts of AES Wind Generation. Under Mr. Miller’s leadership, his team continues to provide legal support for the Company’s projects under construction and other development activities.

The Committee also considered the fact that the dispute resolution work of Mr. Miller and his team yielded favorable results for the Company.

The Committee also considered Mr. Miller’s other responsibilities with the Company. In his role as Corporate Secretary, Mr. Miller continued to lead the Company in matters related to corporate governance. Mr. Miller also leads the Company’s Corporate Government Relations team. As Acting Chief Compliance Officer for part of 2009, he led the Company’s Ethics and Compliance Program.

Edward Hall, Executive Vice President and Regional President (“RP”), North America and Wind

The Committee assessed the performance of Mr. Hall relative to his 2009 objectives. Specifically, the following factors were taken into consideration by the Committee in determining his compensation: (1) his management of the North America region in an extremely challenging market; (2) his leadership of the wind generation business; and (3) his role in the development and management of our Energy Storage and Greenhouse Gas Services (“GHGS”) businesses.

Our businesses in North America were significantly impacted by the market conditions in the US. In response, Mr. Hall initiated a number of cost reductions and performance initiatives that significantly helped offset the potential impact which resulted in significant financial benefits for the region.

Under Mr Hall’s leadership, the Wind business commenced construction of 13 projects in 5 countries totaling 547 MW. In addition, under his leadership, AES Wind completed construction of 5 projects in 3 countries-all on time and on budget. Over the course of the year, the Company’s wind generation capacity grew to more than 1,500 MW in operation and under construction with a development pipeline of more than 6,600 MW. The Committee also considered Mr. Hall’s role in the successful renegotiation of the Company’s agreements to purchase wind turbines as market conditions changed and in the signing of a non-binding letter of intent with CIC to purchase a 35% stake in our wind generation business for $571 million.

Mr. Hall was responsible for the expansion of the Company’s Energy Storage business with the commercial operation of a 12 MW battery storage unit in Chile. Indianapolis Power Light, the Company’s distribution business in Indiana, also received a $20 million SmartGrid grant from the U.S. Department of Energy to install an advanced meter system. In addition, the Committee considered Mr. Hall’s role in the restructuring of GHGS to both reduce costs and redirect the development focus to lines of business that generate current revenues while retaining upside potential from future carbon offset sales.

The following are the targeted percentages of base salary and actual payout as a percentage of targets approved by the Committee for each Named Executive Officer’s 2009 Performance Incentive Plan award. The amount paid to each Named Executive Officer is stated in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, on page 33 of this Proxy Statement for each Named Executive Officer and is also identified in footnote 4 to that table.

Named Executive Officer	Target Performance Award as a % of Base Salary	Actual Performance Award as a % of Target
Paul Hanrahan, CEO	150%	133%
Victoria Harker, EVP & CFO	100%	133%
Andres Gluski, EVP & COO	100%	133%
Brian Miller, EVP & GC	100%	133%
Edward Hall, EVP & RP	100%	139%

The threshold, target and maximum pay-out levels of the Performance Incentive Plan awards for each Named Executive Officer are shown in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns of the Grants of Plan-Based Awards Table on page 35 of this Proxy Statement. The payouts to the Named Executive Officers for 2009 are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 33 of this Proxy Statement.

2009 Long Term Compensation Grants

As in previous years, the allocation of Long Term Compensation components granted in 2009 is based on the Company’s review of market practice and is aligned with the Company’s stockholder value-oriented philosophy.

During 2009, the following factors were considered in granting long-term compensation awards to Named Executive Officers: (1) Survey Data detailing the level of equity-based compensation paid to executives in comparable positions; (2) individual or personal performance and future prospects with the Company; and (3) overall Company performance.

As previously discussed, the Long Term Compensation awards provide a mix of cash- and equity-based awards in the form of Performance Units, Performance Stock Units and Stock Options, respectively. The Performance Stock Units and Stock Options are equity-based and make up 50% of the 2009 Long Term Compensation opportunity. The Performance Units are cash-based and are measured by CVA. Each year, the Committee approves the CVA target that determines the Performance Unit target associated with the Long Term Compensation opportunity award for that performance period. Early in 2009, the Committee approved the 2009 CVA target of $6,522 million which was based on (1) our 2009 financial budget and (2) our long-term forecast. As previously discussed, any changes to our CVA target are made against pre-defined adjustments.

Information regarding the amounts and values of the LTC Plan awards is provided in the Summary Compensation Table and the Grants of Plan-Based Awards Table on pages 33 and 35 of this Proxy Statement.

Payout of Awards Maturing at the End of 2009

Performance Units

The Performance Units granted in 2007 reached maturity at the end of 2009 and will be paid to participants in 2010 based on our CVA performance during the three-year period of 2007-2009. During that period, our performance was above threshold but below the pre-determined CVA target. Payout of these units is $0.7304 per unit, below the initial value of $1.00 per unit. The below target payout reflects the fact that this award is performance-based and at-risk.

The payment of the 2007 Performance Unit awards is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 33 of this Proxy Statement. The amount paid to each Named Executive Officer is set forth in footnote 4 to that table.

Performance Stock Units

The Performance Stock Units granted in 2007 did not vest at the end of 2009 because our TSR did not achieve the 40th percentile of the S&P 500 over the 2007-2009 measurement period. As this compensation component is designed to tie directly to our stock price performance over a cumulative period and therefore represent the interests of our stockholders, the 2007 grants will be forfeited and have no future value. The original grant date value of the Performance Stock Units forfeited and the earned value for each Named Executive Officer is detailed in the table below.

Named Executive Officers	Original Grant Date Value	Earned Value
Paul Hanrahan, CEO	$1,375,000	$0
Victoria Harker, EVP & CFO	$281,250	$0
Andres Gluski, EVP & COO	$431,250	$0
Brian Miller, EVP & GC	$232,500	$0
Edward Hall, EVP & RP	$150,000	$0

Stock Options

Stock Options granted in previous years to Named Executive Officers only had value at the end of 2009 to the extent they were issued at an exercise price below our 2009 ending stock price.

Other Relevant Compensation Elements

Included

•	Perquisites and Other Benefits

•	Change-in-Control, Employment and Severance Arrangements

–	Change-In-Control

–	Vesting of Awards Upon Change-In-Control

–	Change-In-Control Benefits Tax Gross-Up

–	Employment Agreements

–	Severance Plan

•	IRS Section 162(m)

Perquisites and Other Benefits

As detailed in the section titled “Overview of our Compensation Elements” on page 20 of this Proxy Statement, the Program does not rely on perquisites to achieve its objectives. Information regarding the value of the perquisites AES provided to its Named Executive Officers in 2009 is provided in the “All Other Compensation” column of the Summary Compensation Table on page 33 of this Proxy Statement. Consistent with the Program’s objective to be competitive in the marketplace and to retain talented people such as our Named Executive Officers, the Supplemental Retirement Plan and the Restoration Supplemental Retirement Plan provide additional retirement benefits to certain individuals. Additional information regarding the Supplemental Retirement Plan and the Restoration Supplemental Retirement Plan is contained in the “Narrative Disclosure Relating to the Nonqualified Deferred Compensation Table” beginning on page 42 of this Proxy Statement.

Change-in-Control, Employment and Severance Arrangements

Change-In-Control

Under the Program, “change-in-control” and severance benefits are provided to our Named Executive Officers and certain other employees. In the case of our Named Executive Officers, the Committee believes these benefits reflect the competitive marketplace for executive talent and are in line with similar arrangements other companies have in place with executives in comparable positions. The Committee reviewed change-in-control agreements in 2008 and again at the end of 2009 as part of its annual review of market practices for executive compensation. An analysis performed by Hewitt confirmed that the practices we use are consistent with other companies’ practices and are aligned with the evolving market. In addition, we evaluate our severance plan and arrangements from time-to-time to ensure market alignment through the review of general industry data and annual Proxy Statements for executives in comparable positions.

The purposes of these change-in-control arrangements are to:

•

ensure that the actions and recommendations of our Management with respect to a possible or actual change-in-control are in the best interests of AES and its Stockholders, and are not influenced by their own personal interests concerning their continued employment status after the change-in-control; and

•	keep Named Executive Officers focused on performing the responsibilities related to their position.

Vesting of Awards Upon Change-in-Control

Consistent with the Stockholder-approved Long Term Compensation Plan, the Committee determined to retain change-in-control provisions in each of the Performance Unit, Performance Stock Units, Stock Options and Restricted Stock Unit award agreements. Upon a change-in-control, the unvested portion of the Performance Units, Performance Stock Units, Stock Options, and Restricted Stock Units will vest. The purpose of this accelerated vesting, in addition to those outlined above, is to ensure that we retain our Named Executive Officers prior to and through the change-in-control. For the same reasons, we provide change-in-control protection in our Severance Plan.

Change-in-Control Benefits Tax Gross-Up

If a change-in-control of AES causes compensation, including performance-based compensation such as the Performance Incentive Plan or LTC Plan awards, to be paid or accelerated, a disqualified individual potentially could receive “parachute payments” within the meaning of Section 280G and Section 4999 of the Internal Revenue Code of 1986, as amended “The Code”. Pursuant to Section 4999, a disqualified individual can be subject to a 20% excise tax on excess parachute payments. Similarly, under Section 280G of the Code, AES can be denied a deduction for excess parachute payments.

The employment agreements with our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, and our Severance Plan provide that, if it is determined that any payment or distribution by AES to or for the Named Executive Officer’s benefit would constitute an “excess parachute payment”, AES will pay to the disqualified person a gross-up payment, so that the net amount retained by the disqualified person, after deduction of any excise tax imposed under Section 4999 of the Code and other taxes, will be equal to the payments or distribution we were required to make. Gross-up payments will not be deductible by AES. We included these gross-up provisions in each of the employment agreements and in the Severance Plan after a review of market practices at the time the contracts were put in place. As already stated, the Committee determined that any new or materially amended employment agreements will not include tax gross-up provisions going forward.

The vesting of Performance Units, Performance Stock Units, Stock Options, and Restricted Stock Units and the ability of the Named Executive Officers to exercise or receive payments under these awards are affected by termination of their employment and by a change-in-control. These events, and the related payments and benefits are described in “Additional Information Relating to Potential Payments Upon Termination of Employment or Change-in-Control” beginning on page 48 of this Proxy Statement.

Employment Agreements

Our Chief Executive Officer, Mr. Hanrahan, Chief Financial Officer, Ms. Harker and Chief Operating Officer, Mr. Gluski, have employment agreements (“Employment Agreements”) in place that were approved prior to 2009.

Each of the Employment Agreements automatically renews for an additional one-year period on January 1st unless either the Company or the Named Executive Officer gives a notice of non-renewal at least six months prior to the renewal date. The Employment Agreements provide the Named Executive Officers with a base salary that may be increased, but not decreased. The Employment Agreements also permit each Named Executive Officer to participate in all of our Long Term Compensation and employee benefit plans on a basis no less favorable than our other Senior Executive Officers.

In addition, the Employment Agreements provide Mr. Hanrahan, Ms. Harker and Mr. Gluski with the right to receive certain payments and to continue to receive certain benefits after the termination of their employment. These events and the related payments and benefits are described in “Additional Information Relating to Potential Payments upon Termination of Employment or Change-in-Control” beginning on page 48 of this Proxy Statement.

Severance Plan

The Committee adopted a Severance Plan in 2006 to define the severance benefits for our US-based, non-union employees who have completed one year of service with the Company. The plan has been subsequently amended from time to time. Mr. Hanrahan, Ms. Harker and Mr. Gluski do not participate in the Severance Plan, as severance benefits are provided for each of them in the Employment Agreements.

The Severance Plan provides the other Named Executive Officers without Employment Agreements (Mr. Miller and Mr. Hall) and other eligible employees with severance payments and benefits in the event their employment is involuntarily terminated under certain circumstances. The section titled “Additional Information Relating to Potential Payments upon Termination of Employment or Change-in-Control” can be found beginning on page 48 of this Proxy Statement.

IRS Section 162(m)

The Committee also considers and evaluates the impact of applicable tax laws with respect to compensation paid under our plans, arrangements and agreements. For instance, with certain exceptions, Section 162(m) of the Code limits our deduction for compensation in excess of $1 million paid to certain covered employees (generally our Named Executive Officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. While the Committee generally intends to structure and administer our Stockholder approved compensation plans so as to not be subject to the deduction limit of Section 162(m) of the Code, the Committee may from time to time, where it believes it is in the best interests of our Stockholders and to remain competitive in the marketplace for talent, approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs. Additionally, if any provision of a plan or award that is intended to be performance-based under Section 162(m) of the Code is later found to not satisfy the conditions of Section 162(m), our ability to deduct such compensation may be limited. Our performance-incentive plan and LTC are currently designed to comply with the tax deductibility requirements under 162(m).

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with AES’ Management and, based on this review and discussion, recommended to the Board that it be included in AES’ Proxy Statement and incorporated into AES’ Annual Report on Form 10-K for the year ended December 31, 2009.

The Compensation Committee of the Board of Directors:

Philip A. Odeen, Chair

Samuel W. Bodman, III

John A. Koskinen

Summary Compensation Table (2009, 2008 and 2007)

The following Summary Compensation Table contains information concerning the compensation we provided in 2009 to Paul Hanrahan, our Chief Executive Officer, Victoria Harker, our Chief Financial Officer, and our next three most highly compensated executive officers for 2009. Collectively, these individuals are our Named Executive Officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)*	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Paul Hanrahan,	2009	$1,014,000		$1,503,443	$2,048,131	$4,031,500	$215,416	$8,812,490
CEO	2008	$999,000		$965,888	$935,938	$4,063,800	$237,083	$7,201,709
	2007	$953,333		$1,168,759	$1,148,341	$3,919,525	$246,484	$7,436,442

Victoria Harker,	2009	$600,000		$373,127	$508,307	$1,208,850	$103,800	$2,794,084
EVP & CFO	2008	$585,000		$239,057	$231,645	$1,322,844	$106,628	$2,485,174
	2007	$541,667		$739,054	$234,888	$540,000	$64,187	$2,119,796

Andres Gluski,	2009	$670,000		$572,125	$779,402	$1,521,070	$121,550	$3,664,147
EVP & COO	2008	$660,000		$405,673	$393,094	$1,407,956	$99,292	$2,966,015
	2007	$553,333		$1,380,450	$317,733	$1,037,830	$58,325	$3,347,671

Brian Miller,	2009	$463,000		$248,751	$338,868	$955,436	$82,069	$2,088,124
EVP & General Counsel	2008	$456,300		$183,519	$177,828	$1,038,638	$84,170	$1,940,455

Edward Hall,	2009	$440,000		$298,497	$406,645	$830,720	$70,042	$2,045,904
EVP & President, North America & Wind

*	This column is inapplicable.

NOTES:

(1)	The base salary earned by each Named Executive Officer during fiscal year 2009.
(2)

Aggregate grant date fair value of Performance Stock Units granted in the year which are computed in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation” (“FASB ASC Topic 718”). The aggregate grant date fair value takes into account the market condition (as defined under FASB ASC Topic 718) for vesting (relative TSR) but disregards any estimate of forfeitures related to service-based vesting conditions. Also, in the case of Ms. Harker and Mr. Gluski, the amount reported for 2007 includes the aggregate grant date fair value of a special one-time Restricted Stock Unit grant that vests based on service conditions only and are also computed in accordance with FASB ASC Topic 718. A discussion of the relevant assumptions made in the evaluation may be found in our financial statements, footnotes to the financial statements, or Management’s Discussion & Analysis, as appropriate, contained in our Annual Report on Form 10-K (footnote 16) for the year ended December 31, 2009 (“AES’ Form 10-K”) which also includes information for 2007 and 2008.

Based on the share price at grant and assuming the maximum performance conditions are achieved, the maximum value of the Performance Stock Units granted in fiscal year 2009 and payable following completion of the 2009-2011 performance period are shown below.

	Maximum Value of Peformance Stock Units Granted in FY09 (payable after completion of 2009-2011 performance period)
Name	#	$ (Based on Grant Price)
Paul Hanrahan	337,779	$2,255,165
Victoria Harker	83,831	$559,693
Andres Gluski	128,540	$858,191
Brian Miller	55,887	$373,127
Edward Hall	67,064	$447,749

(3)	Aggregate grant date fair value of options granted in the year which are computed in accordance with FASB ASC Topic 718. The aggregate grant date fair value disregards any estimates of forfeitures related to service-based vesting conditions. A discussion of the relevant assumptions made in the evaluation may be found in our financial statements, footnotes to the financial statements, or Management’s Discussion & Analysis, as appropriate, contained in AES’ Form 10-K (footnote 16) for the year ending December 31, 2009 which also includes information for 2007 and 2008.
(4)	The value of all non-equity incentive plan awards earned during the 2009 fiscal year and paid during the first quarter of 2010, which includes awards earned under our Performance Incentive Plan (our annual incentive plan) and awards earned for the three-year performance period ending December 31, 2009 for our cash-based Performance Units granted under our LTC Plan. The following chart shows the breakdown of awards under these two plans for each executive.

Name	2009 Annual Incentive Plan Award	2007-2009 Performance Unit Award
Paul Hanrahan	$2,022,900	$2,008,600
Victoria Harker	$798,000	$410,850
Andres Gluski	$891,100	$629,970
Brian Miller	$615,800	$339,636
Edward Hall	$611,600	$219,120

(5)	Company contributions to qualified and nonqualified defined contribution retirement plans, which includes $30,650 for each Named Executive Officer attributable to qualified plan company contributions, with the remainder attributable to non-qualified plans in each case other than Mr. Hanrahan, as noted immediately below. Also, in the case of Mr. Hanrahan, this includes an amount related to his annual automobile and driver perquisite. In fiscal year 2009, the annual automobile and driver perquisite provided to Mr. Hanrahan had a value of $15,506 based on our incremental cost to provide the automobile. The incremental cost of Mr. Hanrahan’s personal use of the automobile and driver is calculated as a portion of the cost of the annual lease and driver attributable to his personal use.

Grants of Plan-Based Awards (2009)

The following table contains information concerning each grant of an award we made under our plans in 2009 to the Named Executive Officer.

	Grant Date	# of Units	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units *	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Paul Hanrahan			$760,500	$1,521,000	$3,042,000
	20-Feb-09	3,022,000	$1,511,000	$3,022,000	$6,044,000
	20-Feb-09					112,593	225,186	337,779				$1,503,443
	20-Feb-09									501,993	$6.71	$2,048,131

Victoria Harker			$300,000	$600,000	$1,200,000
	20-Feb-09	750,000	$375,000	$750,000	$1,500,000
	20-Feb-09					27,944	55,887	83,831				$373,127
	20-Feb-09									124,585	$6.71	$508,307

Andres Gluski			$335,000	$670,000	$1,340,000
	20-Feb-09	1,150,000	$575,000	$1,150,000	$2,300,000
	20-Feb-09					42,847	85,693	128,540				$572,125
	20-Feb-09									191,030	$6.71	$779,402

Brian Miller			$231,500	$463,000	$926,000
	20-Feb-09	500,000	$250,000	$500,000	$1,000,000
	20-Feb-09					18,629	37,258	55,887				$248,751
	20-Feb-09									83,056	$6.71	$338,868

Edward Hall			$220,000	$440,000	$880,000
	20-Feb-09	600,000	$300,000	$600,000	$1,200,000
	20-Feb-09					22,355	44,709	67,064				$298,497
	20-Feb-09									99,668	$6.71	$406,645

*	This column is inapplicable.

NOTES:

(1)	Each Named Executive Officer received two types of non-equity incentive plan awards in 2009: awards under the Performance Incentive Plan (our annual incentive plan) and Performance Units awarded under our LTC Plan. The first row of data for each Named Executive Officer shows the threshold, target and maximum award under the Performance Incentive Plan and the second row shows the threshold, target and maximum award under the awarded Performance Units.

For the Performance Incentive Plan, the threshold award is 50% of the target award, and the maximum award is 200% of the target award. The extent to which awards are payable depends upon AES’ performance against goals established in the first quarter of the fiscal year. This award was paid in the first quarter of 2010.

For the Performance Units granted under our LTC Plan, the threshold, target and maximum amounts represent the number of units multiplied by their value of $1.00. The threshold number is 50% of the target number of units and the maximum number is 200% of the target number of units.

(2)	Each Named Executive Officer received Performance Stock Units on February 20, 2009 which vest based on two conditions, one of which is a market-based performance condition and another which is time-based. The market-based condition is based on our TSR as compared to the cumulative total return of the S&P 500 for the three-year period ending December 31, 2011 (as more fully described in the “Detailed Explanation of our LTC Plan” section of the Compensation Discussion and Analysis). The threshold award is 50% of the target award and the maximum award is 150% of the target award. The service-based condition provides that one-third of the Performance Stock Units become eligible for vesting (but only when and to the extent the market conditions are met) on each of the first three anniversaries of the grant. If the threshold performance condition is not achieved, all shares will be forfeited.

Upon vesting, settlement of Performance Stock Units is automatically deferred for a two-year period.

(3)	The Stock Option awards were granted under the LTC Plan.

(4)	Aggregate grant date fair value of Performance Stock Units and Stock Options granted in fiscal year 2009 (computed in accordance with FASB ASC Topic 718). The aggregate grant date fair value for the Performance Stock Units takes into account the market conditions (as defined under FASB ASC Topic 718) for vesting (relative TSR) and the aggregate grant date fair value for both the Performance Stock Units and Stock Options disregards any estimates of forfeitures related to service-based vesting conditions. A discussion of the relevant assumptions made in the valuations may be found in our financial statements, footnotes to the financial statements, or Management’s Discussion & Analysis, as appropriate, contained in AES’ Form 10-K (footnote 16) for the year ended December 31, 2009.

Based on the share price at grant and assuming the maximum performance conditions are achieved, the maximum value of the Performance Stock Units granted in fiscal year 2009 and payable following completion of the 2009-2011 performance period are shown below.

	Maximum Value of Performance Stock Units Granted in FY09 (payable after completion of 2009-2011 performance period)
Name	#	$ (Based on Grant Price)
Paul Hanrahan	337,779	$2,255,165
Victoria Harker	83,831	$559,643
Andres Gluski	128,540	$858,191
Brian Miller	55,887	$373,127
Edward Hall	67,064	$447,749

Narrative Disclosure Relating to the Summary Compensation Table and the Grant of Plan-Based Awards Table

Employment Agreements

We have individual employment agreements with Mr. Hanrahan, Mr. Gluski and Ms. Harker, the details and terms of which are detailed on page 32 and in “Additional Information Relating to Potential Payments Upon Termination of Employment or Change-in-Control” beginning on page 48 of this Proxy Statement. The amount set forth for each of these Named Executive Officers in the “Salary” column of the Summary Compensation Table was paid to him or her under the terms of his or her Employment Agreement.

Each of the Employment Agreements provides the Named Executive Officer with a base salary that may be increased, but not decreased. In 2009, the base salary for Mr. Hanrahan was $1,014,000, the base salary for Ms. Harker was $600,000 and the base salary for Mr. Gluski was $670,000. Under the terms of the Employment Agreements, Mr. Hanrahan is eligible for an annual bonus with a target of 150% of his base salary, Mr. Gluski is eligible for an annual bonus with a target of 100% of his base salary, and Ms. Harker is eligible for an annual bonus with a target of 100% of her base salary. The annual bonus amounts are to be paid based on achievement of corporate performance goals and/or other conditions that are established by the Compensation Committee and which are generally applicable to other Senior Executive Officers. The Employment Agreements also provide each Named Executive Officer with the right to participate in all of our long-term compensation and employee benefit plans on a basis no less favorable than our other Senior Executive Officers.

Performance Incentive Plan

In March 2010, we expect to make cash payments to each of the Named Executive Officers under the Performance Incentive Plan for performance during 2009. The amount paid to each Named Executive Officer is included in the amounts reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for such Named Executive Officer and is identified in footnote four (4) to that table. A description of the Performance Incentive Plan and awards made there under is set forth in “Compensation Discussion and Analysis” beginning on page 24 of this Proxy Statement.

2003 LTC Plan

The Summary Compensation Table and Grants of Plan-Based Awards table include amounts relating to Performance Units, Performance Stock Units, Restricted Stock Units and Stock Options granted under the LTC Plan.

Performance Units

The amount reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for each Named Executive Officer includes Performance Unit plan payouts for the three-year performance period ending on the last day of the fiscal year. For the amount paid to each Named Executive Officer with respect to the 2007-2009 performance period, refer to Footnote four (4) of the Summary Compensation Table. The Cash Value Added metric is described in detail in “Compensation Discussion and Analysis” begining on page 21 of this Proxy Statement.

The Summary Compensation Table does not include any amounts payable in the future under Performance Units awarded in years after 2007.

Performance Stock Units

The amount reported in the “Stock Awards” column of the Summary Compensation Table for each Named Executive Officer is based upon the aggregate grant date fair value of Performance Stock Units held by the Named Executive Officer, granted in the year which are computed in accordance with FASB ASC Topic 718. For a description of the terms of Performance Stock Units awards, see “Compensation Discussion and Analysis” on page 22 of this Proxy Statement.

Stock Options

The amount reported in the “Option Awards” column of the Summary Compensation Table for each Named Executive Officer is based upon the aggregate grant date fair value of options granted in the year which are computed in accordance with FASB ASC Topic 718. For a description of the terms of the Stock Options awards, see “Compensation Discussion and Analysis” on page 22 of this Proxy Statement.

Restricted Stock Units

Ms. Harker, Mr. Gluski and Mr. Miller received retention Restricted Stock Units grants in 2007, which do not have a performance-based vesting condition and vest ratably over a three-year period. These amounts are reported in the “Stock Awards” column of the Summary Compensation Table as applicable which are computed in accordance with FASB ASC Topic 718.

Effect of Termination of Employment or Change-in-Control

The vesting of Performance Units, Performance Stock Units, Restricted Stock Units and Stock Options and the ability of the Named Executive Officer to exercise or receive payments under those awards are affected by the termination of their employment and by a change-in-control. These events and the related payments and benefits are described in “Additional Information Relating to Potential Payments Upon Termination of Employment or Change-in-Control” beginning on page 48 of this Proxy Statement.

Outstanding Equity Awards at Fiscal Year-End (2009)

The following table contains information concerning all unexercised options and stock awards granted to the Named Executive Officers which have not vested and which were outstanding on December 31, 2009.

	Number of Securities Underlying Unexercised Options (#) Exercisable		Option Awards					Stock Awards*
Name			Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (day/mo/ year)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul Hanrahan	19,790					$36.3150	04-Feb-10				370,901	(5)	$4,936,692
	48,571					$55.6100	31-Jan-11
	304,823					$13.1900	25-Oct-11
	643,648					$2.8300	12-Feb-13
	87,770					$2.8300	01-May-13
	168,666					$8.9700	04-Feb-14
	97,997					$16.8100	25-Feb-15
	152,672					$17.5800	24-Feb-16
	90,135	(1)	45,067	(1)		$22.2800	23-Feb-17
	45,389	(2)	90,777	(2)		$18.8700	22-Feb-18
	0	(3)	501,993	(3)		$6.7100	20-Feb-19

Victoria Harker	23,340					$17.6200	23-Jan-16	7,481	(4)	$99,572	92,029	(5)	$1,224,906
	18,437	(1)	9,218	(1)		$22.2800	23-Feb-17
	11,234	(2)	22,467	(2)		$18.8700	22-Feb-18
	0	(3)	124,585	(3)		$6.7100	20-Feb-19

Andres Gluski	5,000					$45.6250	30-Jun-10	14,961	(4)	$199,131	142,451	(5)	$1,896,023
	7,143					$55.6100	31-Jan-11
	30,696					$13.1900	25-Oct-11
	22,489					$8.9700	04-Feb-14
	13,066					$16.8100	25-Feb-15
	40,553					$17.5800	24-Feb-16
	28,269	(1)	14,135	(1)		$22.2800	23-Feb-17
	19,064	(2)	38,126	(2)		$18.8700	22-Feb-18
	0	(3)	191,030	(3)		$6.7100	20-Feb-19

Brian Miller	2,618					$34.4900	21-Aug-11	7,481	(4)	$99,572	62,180	(5)	$827,616
	17,760					$13.1900	25-Oct-11
	12,369					$8.9700	04-Feb-14
	7,186					$16.8100	25-Feb-15
	27,036					$17.5800	24-Feb-16
	15,241	(1)	7,620	(1)		$22.2800	23-Feb-17
	8,624	(2)	17,247	(2)		$18.8700	22-Feb-18
	0	(3)	83,056	(3)		$6.7100	20-Feb-19

	Number of Securities Underlying Unexercised Options (#) Exercisable		Option Awards					Stock Awards*
Name			Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (day/mo/ year)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Edward Hall	5,052					$36.3125	04-Feb-10			71,039	(5)	$945,529
	3,714					$55.6100	31-Jan-11
	4,644					$49.6400	15-Mar-11
	80,727					$13.1900	25-Oct-11
	52,012					$2.8300	12-Feb-13
	7,093					$2.8300	01-May-13
	9,370					$8.9700	04-Feb-14
	7,622					$16.8100	25-Feb-15
	13,518					$17.5800	24-Feb-16
	9,833	(1)	4,916	(1)		$22.2800	23-Feb-17
	5,447	(2)	10,893	(2)		$18.8700	22-Feb-18
	0	(3)	99,668	(3)		$6.7100	20-Feb-19

*	Closing price of AES Common Stock on the last day of the fiscal year (December 31, 2009) was $13.31.

NOTES:

(1)	Option grants made on February 23, 2007 vests in three equal installments on the following dates: February 23, 2008, February 23, 2009 and February 23, 2010.
(2)	Option grants made on February 22, 2008 vests in three equal installments on the following dates: February 22, 2009, February 22, 2010 and February 22, 2011.
(3)	Option grants made on February 20, 2009 vests in three equal installments on the following dates: February 20, 2010, February 20, 2011 and February 20, 2012.
(4)	Ms. Harker, Mr. Gluski and Mr. Miller received a special restricted stock unit grant on February 23, 2007, which vests ratably over three years. The final third of this grant was unvested as of December 31, 2009 and vested on February 23, 2010.
(5)	Performance Stock Units granted to each Named Executive Officer on February 22, 2008 and February 20, 2009. For both awards, the Performance Stock Units vest based on two conditions, one of which is market-based and another which is time-based. The market-based condition is based on our TSR as compared to the cumulative total return of the S&P 500 for the three year period ending December 31, 2010 and December 31, 2011, respectively. The service-based condition provides that one-third of the Performance Stock Units become eligible for vesting (but only when and to the extent the performance conditions are met) on each of the first three anniversaries of the grant. As of December 31, 2009, the entire February 22, 2008 grant and February 20, 2009 grant are unvested and therefore are included in this column. Based on AES’ performance through the end of fiscal year 2009 relative to the performance criteria, the threshold number of Performance Stock Units granted in 2008 and the maximum number of Performance Stock Units granted in 2009 are included above.

Option Exercises and Stock Vested (2009)

The following table contains information concerning each exercise of Stock Options and the vesting of Performance Stock Unit and Restricted Stock Unit awards by the Named Executive Officers during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)
Paul Hanrahan	0	$0	0		$0
Victoria Harker	0	$0	7,480	(2)	$47,722
Andres Gluski	0	$0	14,961	(2)	$95,451
Brian Miller	0	$0	7,480	(2)	$47,722
Edward Hall	0	$0	0		$0

NOTES:

(1)	The terms of the 2006 and 2007 Performance Stock Unit awards provided for vesting based on two conditions. The first was based on our TSR for the three-year period ending December 31, 2008 and December 31, 2009, respectively. Assuming the first condition was met, the Performance Stock Units were to vest in three equal annual installments beginning one year from grant subject to the participants continued service. The TSR performance condition for the 2006 and 2007 Performance Stock Unit grants were not met, and therefore, these Performance Stock Units were forfeited as of December 31, 2008 and December 31, 2009, respectively.
(2)	Ms. Harker, Mr. Gluski and Mr. Miller received a special Restricted Stock Unit award on February 23, 2007, the terms of which provided for ratable vesting over a three-year period and was also subject to their continued service. The final one-third of the shares originally granted vested on February 23, 2010.

Nonqualified Deferred Compensation (2009)

The following table contains information for the Named Executive Officers for each of our plans that provides for the deferral of compensation that is not tax-qualified.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FY ($)(5)
Paul Hanrahan	$138,510	$169,260	$1,024,266	$1,191,974	$2,997,268
Victoria Harker	$204,122	$73,150	$385,687	$0	$1,001,426
Andres Gluski	$262,951	$90,900	$406,848	$158,933	$1,086,359
Brian Miller	$173,922	$51,419	$224,998	$87,411	$755,374
Edward Hall	$46,000	$39,392	$136,940	$60,204	$354,175

NOTES:

(1)	Amounts in this column represent contributions to the Restoration Supplemental Retirement Plan and the mandatory deferral of Restricted Stock Units that vested in 2009 in the case of Ms. Harker, Mr. Gluski and Mr. Miller. The following is a breakdown of amounts reported in this column:

Name	Executive Contributions to Restoration Supplemental Retirement Plan	Mandatory Deferral of Restricted Stock Units (from Special 2007 Grant) Vesting on February 23, 2009
Paul Hanrahan	$138,510	$0
Victoria Harker	$156,400	$47,722
Andres Gluski	$167,500	$95,451
Brian Miller	$126,200	$47,722
Edward Hall	$46,000	$0

With respect to each Named Executive Officer’s mandatory deferrals of special Restricted Stock Units which vested on February 23, 2009, the grant date fair value associated with such Restricted Stock Units is included in the 2007 row of the “Stock Awards” column of the Summary Compensation Table in the amounts of $500,000 for Ms. Harker and $1,000,000 for Mr. Gluski. Mr. Miller was not a Named Executive Officer in the 2007 and 2008 Proxy Statements.

(2)	Amounts in this column represent the Company’s contributions to the Restoration Supplemental Retirement Plan. The amounts reported in this column and the Company’s additional contributions to the 401K Plan are included in the amounts reported in the 2009 row of the “All Other Compensation” column of the Summary Compensation Table.
(3)	Amounts in this column represent investment earnings under the Restoration Supplemental Retirement Plan, investment earnings under the Supplemental Retirement Plan for Mr. Hanrahan and Mr. Hall, and earnings on deferred Performance Stock Units and Restricted Stock Units. A breakdown of amounts reported in this column is as follows:

Name	Investment Earnings Under Restoration Supplemental Retirement Plan	Investment Earnings Under Supplemental Retirement Plan	Earnings on Deferred Performance Stock Units and Restricted Stock Units
Paul Hanrahan	$502,832	$148,201	$373,233
Victoria Harker	$295,922	$0	$89,765
Andres Gluski	$177,554	$0	$229,294
Brian Miller	$107,860	$0	$117,138
Edward Hall	$107,347	$563	$29,031

(4)	Amounts in this column represent the value of Performance Stock Units released from the mandatory deferral period as of January 1, 2009 based on the closing share price of $8.64 on the first trading day of 2009.

(5)	Amounts in this column represent the balance of amounts in the Restoration Supplemental Retirement Plan, the Supplemental Retirement Plan and the mandatory deferral of Performance Stock Units and Restricted Stock Units. A breakdown of amounts reported in this column is as follows:

Name	Restoration Supplemental Retirement Plan Account Balance	Supplemental Retirement Plan Account Balance	Fair Market Value of Deferred Performance Stock Units and Restricted Stock Units
Paul Hanrahan	$1,628,374	$389,065	$979,829
Victoria Harker	$802,295	$0	$199,131
Andres Gluski	$557,460	$0	$528,899
Brian Miller	$484,383	$0	$270,992
Edward Hall	$276,485	$1,477	$76,213

The Company contributions under the Restoration Supplemental Retirement Plan are included in the 2007, 2008 and 2009 rows of the “All Other Compensation” column of the Summary Compensation Table in the amounts of $190,212 (2007), $184,953 (2008) and $169,260 (2009) for Mr. Hanrahan, $28,738 (2007), $76,878 (2008) and $73,150 (2009) for Ms. Harker, $24,750 (2007), $79,375 (2008) and $90,900 (2009) for Mr. Gluski, $54,420 (2008) and $51,419 (2009) for Mr. Miller (Mr. Miller was not a Named Executive Officer in the 2007 and 2008 Proxy Statement) and $39,392 (2009) for Mr. Hall (Mr. Hall was not a Named Executive Officer in the 2007 and 2008 Proxy Statements).

The grant date fair value associated with deferred Restricted Stock Units (from the special 2007 grant) is included in the 2007 row of the “Stock Awards” column of the Summary Compensation Table in the amounts of $500,000 for Ms. Harker and $1,000,000 for Mr. Gluski. Mr. Miller was not a Named Executive Officer in the 2007 and 2008 Proxy Statements.

Narrative Disclosure Relating to the Nonqualified Deferred Compensation Table

The AES Corporation Restoration Supplemental Retirement Plan

The Code places statutory limits on the amount that participants, such as our Named Executive Officers can contribute to The AES Corporation Profit Sharing and Stock Ownership Plan 401(K) (the “401K Plan”). As a result of these regulations, matching contributions to the 401K Plan accounts of our Named Executive Officers in fiscal year 2009 were limited. To address the fact that participant and Company contributions are restricted by the statutory limits imposed by the Code, our Named Executive Officers and other highly compensated employees can participate in The AES Corporation Restoration Supplemental Retirement Plan (the “RSRP”), which is designed primarily to provide participants with supplemental retirement benefits.

Under the 401K Plan, eligible employees, including Named Executive Officers, can elect to defer a portion of their compensation into the 401K Plan, subject to certain statutory limitations imposed by the Code such as the limitations imposed by Sections 402(g) and 401(a)(17) of the Code. The Company matches, dollar-for-dollar, the first five percent of compensation that an individual contributes to the 401K Plan. In addition, individuals who participate in the RSRP may defer up to 50% of their compensation (excluding bonuses) and up to 80% of their annual bonus under the RSRP. The Company provides a matching contribution into the RSRP Plan for individuals who actively defer and who are also subject to the statutory limits as described above.

On an annual basis, we may choose to make a discretionary retirement savings contribution (a “Profit Sharing Contribution”) to all eligible participants in the 401K Plan. The Profit Sharing Contribution, made in the form of our common stock, is provided to individuals at a percentage of their compensation, subject to certain statutory limitations imposed by the Code such as the limitations imposed by Sections 401(a)(17) and 415 of the Code.

Eligible individuals participating in the RSRP also receive a supplemental profit sharing contribution. The amount of the supplemental profit sharing contribution is equal to the difference between the Profit Sharing Contribution provided by the Company under the 401K Plan and the Profit Sharing Contribution that would have been made by the Company under the 401K Plan if no Code limits applied.

Participants in the RSRP may designate up to three (3) separate deferral accounts, each of which may have a different distribution date and a different distribution option. A participant may elect to have distributions made in a lump sum payment or annually over a period of two (2) to fifteen (15) years. All distributions are made in cash.

Individuals have the ability to select from a list of hypothetical investments which currently includes an AES stock hypothetical investment option. The investment options are functionally equivalent to the investments made available to all participants in the 401K Plan. Individuals may change their hypothetical investments within the time periods that are permitted by the Committee, but may not make changes more than once a quarter.

Earnings or losses are credited to the deferral accounts by the amount that would have been earned or lost if the amounts were actually invested.

Individual RSRP account balances are always 100% vested.

The AES Corporation Supplemental Retirement Plan

The Supplemental Retirement Plan is a plan which was established to provide deferred compensation for select managers and highly compensated employees. Under the terms of the Supplemental Retirement Plan, once a participant made the maximum allowable contribution to the 401K Plan under the Code, the participant could defer compensation under the Supplemental Retirement Plan. The Company made an annual credit to the participant’s deferral account in an amount equal to the maximum percentage of compensation for matching awards permitted under the 401K Plan.

The Supplemental Retirement Plan also provided for the deferral of a portion of the Profit Sharing Contribution. The amount of the deferral under the Supplemental Retirement Plan was based on the difference between the Profit Sharing Contribution made to the employee’s 401K Plan and the Profit Sharing Contribution that would have been made under the 401K Plan if no Code limits applied and certain other requirements were met.

The amounts deferred under the Supplemental Retirement Plan are deemed to be invested in accordance with the investment policy established from time to time by the Human Resources Committee administering the 401K Plan.

The deferred amounts can be withdrawn in any manner permitted by the 401K Plan as elected by the participant prior to the termination of a participant’s employment and otherwise upon the termination of the participant’s employment.

The Supplemental Retirement Plan was amended in 2004 to preclude the addition of new participants and additional deferrals after December 31, 2004.

Performance Stock Units and Restricted Stock Units

Under the terms of our LTC Plan, Performance Stock Units and Restricted Stock Unit shares are not issued until two years after they have vested. A description of the terms of the Performance Stock Units and Restricted Stock Units is contained in “Compensation Discussion and Analysis” beginning on page 22 of this Proxy Statement and “Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table” beginning on page 36 of this Proxy Statement.

Potential Payments Upon Termination or Change-in-Control

The following tables contain information concerning the estimated payments to be made to each of the Named Executive Officers in connection with a termination of employment or a change-in-control. The amounts assume that a termination or change-in-control event occurred on December 31, 2009, and, where applicable, uses the closing price of our common stock of $13.31 (as reported on the NYSE as of December 31, 2009).

Potential Payments Upon Termination or Change-in-Control(1)

	Paul Hanrahan
Component	With Cause/ Voluntary Without Good Reason	Without Cause/ With Good Reason	Change in Control	Death	Disability
Cash Severance(2)	$0	$5,070,000	$7,605,000	$0	$0

Cash LTIP Award (Performance Units)	$0	$0	$5,522,000	$5,522,000	$5,522,000

Equity
Performance Stock Units	$0	$0	$3,878,920	$3,878,920	$3,878,920
Restricted Stock Units	$0	$0	$0	$0	$0
Unexercisable Options	$0	$3,313,154	$3,313,154	$3,313,154	$3,313,154
Total	$0	$3,313,154	$7,192,074	$7,192,074	$7,192,074

Other Benefits
Health & Welfare Benefits Continuation(3)	$0	$20,000	$30,000	$0	$0
Life Insurance Premiums / Benefits(3,4)	$0	$888	$1,332	$250,000	$0
Disability Benefits(5)	$0	$0	$0	$0	—	(5)
Outplacement Assistance(6)	$0	$0	$0	$0	$0
Perquisites	$0	$31,012	$46,518	$0	$0
Tax Gross Up(7)	$0	$0	$0	$0	$0
Total	$0	$51,900	$77,850	$250,000	$0
Total	$0	$8,435,054	$20,396,924	$12,964,074	$12,714,074

	Victoria Harker
Component	With Cause/ Voluntary Without Good Reason	Without Cause/ With Good Reason	Change in Control	Death	Disability
Cash Severance(2)	$0	$1,200,000	$2,400,000	$0	$0

Cash LTIP Award (Performance Units)	$0	$0	$1,368,750	$1,368,750	$1,368,750

Equity
Performance Stock Units	$0	$0	$962,073	$962,073	$962,073
Restricted Stock Units	$0	$0	$99,572	$99,572	$99,572
Unexercisable Options	$0	$0	$822,261	$822,261	$822,261
Total	$0	$0	$1,883,906	$1,883,906	$1,883,906

Other Benefits
Health & Welfare Benefits Continuation(3)	$0	$10,000	$10,000	$0	$0
Life Insurance Benefits(4)	$0	$0	$0	$250,000	$0
Disability Benefits(5)	$0	$0	$0	$0	—	(5)
Outplacement Assistance(6)	$0	$0	$0	$0	$0
Perquisites	$0	$0	$0	$0	$0
Tax Gross Up(7)	$0	$0	$1,733,877	$0	$0
Total	$0	$10,000	$1,743,877	$250,000	$0
Total	$0	$1,210,000	$7,396,533	$3,502,656	$3,252,656

	Andres Gluski
Component	With Cause/ Voluntary Without Good Reason	Without Cause/ With Good Reason	Change in Control	Death	Disability
Cash Severance(2)	$0	$1,340,000	$2,680,000	$0	$0

Cash LTIP Award (Performance Units)	$0	$0	$2,200,000	$2,200,000	$2,200,000

Equity
Performance Stock Units	$0	$0	$1,510,885	$1,510,885	$1,510,885
Restricted Stock Units	$0	$0	$199,131	$199,131	$199,131
Unexercisable Options	$0	$0	$1,260,798	$1,260,798	$1,260,798
Total	$0	$0	$2,970,814	$2,970,814	$2,970,814

Other Benefits
Health & Welfare Benefits Continuation(3)	$0	$10,000	$10,000	$0	$0
Life Insurance Benefits(4)	$0	$0	$0	$250,000	$0
Disability Benefits(5)	$0	$0	$0	$0	—	(5)
Outplacement Assistance(6)	$0	$0	$0	$0	$0
Perquisites	$0	$0	$0	$0	$0
Tax Gross Up(7)	$0	$0	$2,359,254	$0	$0
Total	$0	$10,000	$2,369,254	$250,000	$0
Total	$0	$1,350,000	$10,220,068	$5,420,814	$5,170,814

	Brian Miller
Component	With Cause/ Voluntary Without Good Reason	Without Cause/ With Good Reason	Change in Control	Death	Disability
Cash Severance(2)	$0	$926,000	$1,852,000	$0	$0

Cash LTIP Award (Performance Units)	$0	$0	$975,000	$975,000	$975,000

Equity
Performance Stock Units	$0	$0	$663,424	$663,424	$663,424
Restricted Stock Units	$0	$0	$99,572	$99,572	$99,572
Unexercisable Options	$0	$0	$548,170	$548,170	$548,170
Total	$0	$0	$1,311,166	$1,311,166	$1,311,166

Other Benefits
Health & Welfare Benefits Continuation(3)	$0	$10,000	$15,000	$0	$0
Life Insurance Benefits(4)	$0	$0	$0	$250,000	$0
Disability Benefits(5)	$0	$0	$0	$0	—	(5)
Outplacement Assistance(6)	$0	$20,000	$20,000	$0	$0
Perquisites	$0	$0	$0	$0	$0
Tax Gross Up(7)	$0	$0	$1,168,743	$0	$0
Total	$0	$30,000	$1,203,743	$250,000	$0
Total	$0	$956,000	$5,341,909	$2,536,166	$2,286,166

	Edward Hall
Component	With Cause/ Voluntary Without Good Reason	Without Cause/ With Good Reason	Change in Control	Death	Disability
Cash Severance(2)	$0	$880,000	$1,760,000	$0	$0

Cash LTIP Award (Performance Units)	$0	$0	$900,000	$900,000	$900,000

Equity
Performance Stock Units	$0	$0	$700,878	$700,878	$700,878
Restricted Stock Units	$0	$0	$0	$0	$0
Unexercisable Options	$0	$0	$657,809	$657,809	$657,809
Total	$0	$0	$1,358,687	$1,358,687	$1,358,687

Other Benefits
Health & Welfare Benefits Continuation(3)	$0	$10,000	$15,000	$0	$0
Life Insurance Benefits(4)	$0	$0	$0	$250,000	$0
Disability Benefits(5)	$0	$0	$0	$0	—	(5)
Outplacement Assistance(6)	$0	$20,000	$20,000	$0	$0
Perquisites	$0	$0	$0	$0	$0
Tax Gross Up(7)	$0	$0	$1,176,852	$0	$0
Total	$0	$30,000	$1,211,852	$250,000	$0
Total	$0	$910,000	$5,230,539	$2,508,687	$2,258,687

(1)	For the aggregate number of vested and unvested Stock Options and unvested Performance Stock Units and Restricted Stock Units outstanding as of December 31, 2009, see the Outstanding Equity Awards at Fiscal Year-End Table. For information regarding the aggregate amount of our Named Executive Officers’ vested benefits under our nonqualified deferred compensation plans, see the Nonqualified Deferred Compensation table.
(2)	Upon termination without cause/with good reason, termination following a change in control, and in the cases of Mr. Hanrahan, Ms. Harker and Mr. Gluski, termination due to death or disability, a pro-rata bonus to the extent earned would be payable. Pro-rata bonus amounts are not included in the above tables because as of December 31, 2009, the service and performance conditions under AES’ 2009 annual incentive plan would not have been satisfied.
(3)	Upon termination without cause/with good reason and termination following a change-in-control, the Named Executive Officers may receive continued medical, dental and hospitalization insurance coverage and also, in the case of Mr. Hanrahan, continued life insurance coverage. The value of the continued medical, dental and hospitalization benefits is estimated at $10,000 per year of continuation. The value of Mr. Hanrahan’s life insurance premium is $444 per year of continuation.
(4)	Basic life insurance is provided to all employees; the maximum benefit amount is $250,000. Accidental Death and Dismemberment (“AD&D”) insurance is provided to all employees in addition to basic life insurance. The AD&D benefit amount is equal to the basic life benefit amount; this benefit is not included in the termination tables. Additional optional life insurance is also available to all employees up to a maximum total benefit amount of $500,000. Employees are responsible for the cost of additional life insurance premiums, should they choose to elect this optional coverage; therefore, any additional life insurance benefits above the basic benefit is not included in the termination tables.
(5)	AES provides long-term disability benefits to all employees. Should a long-term disability occur, this plan would provide an employee with a monthly benefit of 66 2/3% of base pay up to a maximum of $10,000 per month.
(6)	Under the Severance Plan, Mr. Miller and Mr. Hall are eligible for outplacement benefits which may be provided upon termination without cause/with good reason and upon termination following a change-in-control. In such cases where the agreements do not specify the amount payable, the value is assumed to be less than $10,000 per year.

(7)	This calculation is an estimate for Proxy Statement disclosure only. Payments on an actual change in control may differ based on factors such as transaction price, timing of employment termination and payments, and changes in compensation. In computing the excise tax gross-up, we valued all payments and benefits in accordance with Code Section 280G. Key assumptions included in the gross-up calculation include: (i) highest marginal federal, Virginia state and Medicare tax rates of 35%, 5.75% and 1.45% respectively (the state tax rates for executives residing in the District of Columbia and Maryland are 8.50% and 6.25%, respectively) apply; and (ii) present value calculations were determined using 120% of the December 2009 semi-annual applicable federal rate—the short-term rate of .83% applies as all payments and benefits would accelerate three years or less upon change-in-control and/or termination.

Additional Information Relating to Potential Payments Upon

Termination of Employment or Change-in-Control

The following narrative outlining our compensatory arrangements with our Named Executive Officers are in addition to other summaries of their terms found in “Compensation Discussion and Analysis” beginning on page 15 of this Proxy Statement, “Narrative Disclosure Relating to the Summary Compensation Table and the Grant of Plan-Based Awards Table” beginning on page 36 of this Proxy Statement, and “Narrative Disclosure Relating to the Nonqualified Deferred Compensation Table” beginning on page 42 of this Proxy Statement.

Definition of Terms

The following definitions are provided in the Employment Agreements for certain of the terms used in this description:

•

“Cause” means (A) willful and continued failure by the executive to substantially perform the executive’s duties with us (other than a failure resulting from the executive’s incapability due to physical or mental illness or any failure after the executive has delivered a notice of termination for Good Reason), after we deliver a demand for substantial performance, or (B) willful misconduct which is demonstrably and materially injurious to us, monetarily or otherwise.

•

“Change-in-Control” means the occurrence of any one of the following events: (A) any person is or becomes the beneficial owner of our securities representing 30% or more of the combined voting power of our outstanding securities; (B) the following individuals cease for any reason to constitute a majority of our Board then serving: individuals who are Directors on the date of the Employment Agreement and any new Director whose appointment or election by the Board or nomination for election by our Stockholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors on the date of the Employment Agreement or whose appointment, election or nomination for election was previously so approved or recommended; or (C) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or any parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization; or (D) our Stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of all or substantially all of our assets. However, the foregoing events will not constitute a “Change-in-Control” if the record holders of our common stock immediately prior to a transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all our assets immediately following such transaction or series of transactions.

•	“Good Reason” means, without the executive’s consent, any material breach of the Employment Agreement by us which is not cured within 30 days of a written notice delivered by the executive.

The following definition is provided in the Severance Plan for certain of the terms used in this description:

•

A “Change-in-Control” means the occurrence of any one of the following events: (i) a transfer of all or substantially all of our assets, (ii) a person (other than someone in our Management) becomes the beneficial owner of more than 35% of our outstanding common stock, or (iii) during any one-year period Directors at the beginning of the period (and any new Directors whose election or nomination was approved by a majority of Directors who were either in office at the beginning of the period or were so approved (excluding anyone who became a Director as a result of a threatened or actual proxy contest or solicitation) cease to constitute a majority of the Board. If any of the payments or benefits provided to the Named Executive Officer in connection with a “Change of Control” subject the Named Executive Officer to the excise tax imposed under Section 4999 of the Code, we must make a gross-up payment to the Named Executive Officer which will result in the Named Executive Officer receiving the net amount the Named Executive Officer is entitled to receive, after the deduction of all applicable taxes.

The following definition is provided in the Restoration Supplemental Retirement Plan of the terms used in this description:

•

A “Change-in-Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any person or group (as that term is used in Section 13(d)(3) of the Exchange Act) of Persons; (ii) a Person or group (as so defined) of Persons (other than management of the Company on the date of the adoption of this Plan or their affiliates) shall have become the beneficial owner of more than 35% of the outstanding voting stock of the Company; or (iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new director whose election or nomination was approved by a majority of the directors then in office who were either directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group) cease to constitute a majority of the Board of Directors. Notwithstanding the foregoing or any provision of this Plan to the contrary, the foregoing definition of Change in Control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a Change of Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5).

Payments Upon Termination of Employment or Change-in-Control for Individuals with Employment Agreements

The payments detailed below relate to Mr. Paul Hanrahan, Ms. Victoria Harker and Mr. Andres Gluski each of who currently have Employment Agreements.

Payments Upon Termination Due to Long Term Disability

In the event of termination of employment due to disability, the Named Executive Officers are entitled to receive the following payments:

•	Disability benefits under our long term disability program in effect at the time;

•	Base salary through the end of the month preceding the month in which disability benefits become payable; and

•	A pro-rata portion of the Named Executive Officer’s annual bonus to the extent earned, based upon the number of days the Named Executive Officer was employed during the year.

Payments Upon Termination Due to Death

In the event of termination of employment due to death, the Named Executive Officer’s legal representative is entitled to receive the following:

•	Named Executive Officer’s base salary through the termination date and the pro-rata bonus.

Payments Upon Termination for Cause or Without Good Reason

In the event that we terminate the Named Executive Officer’s employment for “Cause” or the Named Executive Officer resigns without “Good Reason”, the Named Executive Officer is only entitled to receive the following payments:

•	His or her base salary through the termination date.

Payments Upon Termination for Good Reason or Without Cause

If the Named Executive Officer terminates his or her employment for “Good Reason” or if we terminate the Named Executive Officer’s employment without Cause, the Named Executive Officer is entitled to receive the following:

•	His or her base salary through the termination date, the pro-rata bonus, and an additional lump sum payment (a “Severance Payment”).

•	The Severance Payment for Mr. Hanrahan is equal to two times the sum of his base salary and target bonus for the year in which the termination of his employment occurs.

•	The Severance Payment for Ms. Harker and Mr. Gluski is the sum of base salary and target bonus for the year in which the termination of employment occurs.

•

Each Named Executive Officer is entitled to continued participation in all medical, dental, and hospitalization programs the Named Executive Officer was participating in at the time of termination. In the case of Mr. Hanrahan, these programs include the continuation of life insurance coverage as well as participation in (or a payment equivalent in value to) other welfare, fringe benefits and perquisite programs. Such benefits will continue for a period of 24 months for Mr. Hanrahan, and for a period 12 months for Ms. Harker and Mr. Gluski.

•

If termination of Mr. Hanrahan’s employment occurs under the circumstances described in this paragraph, each Stock Option held by him will remain outstanding and will continue to vest for a three-year period after the termination of his employment.

Payments upon Termination for Good Reason or Without Cause Within Two Years Following a “Change- In-Control”

•

If termination of the Named Executive Officer’s employment occurs because the Named Executive Officer terminates his or her employment for “Good Reason” or if we terminate the Named Executive Officer’s employment, other than for cause or disability, within two years after a “Change-in-Control” the following payments and benefits will apply:

•

Mr. Hanrahan’s Severance Payment is increased to three times the sum of his base salary and target bonus. He is also entitled to continued participation in our welfare, fringe benefit, and perquisite programs for 36 months, and each of his Stock Options become immediately exercisable and may be exercised until the earlier of (1) the original term of the Stock Option or (2) the fourth anniversary of his termination.

•	In the case of Ms. Harker and Mr. Gluski, the severance payment is increased to two times the sum of base salary and target bonus.

•

If any of the payments or benefits provided to the Named Executive Officer in connection with a “Change-in-Control” subject the Named Executive Officer to the excise tax imposed under Section 4999 of the Code, the Company must make a gross up payment to the Named Executive Officer which will result in the Named Executive Officer receiving the net amount the Named Executive Officer is entitled to receive, after the deduction of all applicable taxes.

Payment Obligations

Our obligation to make payments upon termination of the Named Executive Officer’s employment is conditioned upon the Named Executive Officer’s compliance with certain non-competition, non-solicitation, non-disparagement, and confidentiality obligations that are outlined in the Employment Agreements. Our payment obligations are also conditioned upon the Named Executive Officer executing and delivering our standard form of release we provide. For Mr. Hanrahan, these obligations must be complied with for a period of twenty-four (24) months after his termination of employment with us. For Ms. Harker and Mr. Gluski, these obligations must be complied with for a period of twelve (12) month after termination of employment with us.

Payments Upon Termination of Employment or Change-in-Control for participants in the AES Severance Plan.

AES Corporation Severance Plan

The AES Corporation Severance Plan (the “Severance Plan”) provides for certain payments and benefits to participants upon the involuntary termination of their employment under certain circumstances. Mr. Miller and Mr. Hall are entitled to the benefits provided by the Severance Plan.

Salary continuation, applicable benefits and severance payments are provided under the Severance Plan if the Named Executive Officer’s employment is involuntarily terminated due to a permanent layoff, a reduction-in-force, the permanent elimination of a position, the restructuring or reorganization of a business unit, division, department or other business segment, a termination by mutual consent due to unsatisfactory job performance with our agreement that the Named Executive Officer is entitled to benefits, or declining an offer to relocate to a new job position more than 50 miles from his or her current location. If a Named Executive Officer’s job is eliminated and he or she declines a new position (regardless of location), the individual would not be entitled to receive benefits in accordance with the Severance Plan.

Upon the termination of their employment under those circumstances, Mr. Miller and Mr. Hall would be entitled to receive the following:

•	Salary continuation payments equal to their annual base salary and bonus, which would be paid over time in accordance with our payroll practices and the terms of the Plan.

•

An additional payment equal to a pro-rata portion of their bonus to the extent earned, based upon the time they were at work during the year in which their employment terminates provided that applicable performance conditions are met.

•

In the event that Mr. Miller and Mr. Hall elect COBRA coverage under the health plan they participate in, we would pay an amount of the premium each individual pays for such coverage (for up to 12 months) equal to the premium we pay for active employees.

•

Mr. Miller and Mr. Hall will be provided with outplacement services provided by an independent agency provided that the benefit is incurred by and may not extend beyond December 31 of the second calendar year following the calendar year in which the termination data occurred.

•

In the event that termination of the Named Executive Officer’s employment occurs due to the circumstances described above, within two years after a “Change-in-Control” or due to a layoff, the amount of the Named Executive Officer’s salary continuation payment is doubled and the length of time we will assist in paying for the continuation of health care benefits is also doubled, but can never be more than 18 months.

•

Benefits are not available under the Severance Plan if the Named Executive Officer’s employment is terminated in connection with the sale of a business, if the Named Executive Officer is employed by the purchaser or if the Named Executive Officer is offered employment with the purchaser with substantially equivalent benefits and salary package (provided the offer does not require the Named Executive Officer to relocate more than 50 miles from his current location).

Payment Obligations

Our obligation to provide the payments and benefits to the Named Executive Officer under the Severance Plan is conditioned upon the Named Executive Officer executing and delivering a written release of claims against the Company. At our discretion, the release may also contain such non-competition, non-solicitation and non-disclosure provisions as we may consider necessary or appropriate.

Payment of Long-Term Compensation Awards in the event of Termination or Change of Control as determined by the provisions set forth in the 2003 Long Term Compensation Plan

The vesting of Performance Units, Performance Stock Units, Restricted Stock Units, and Stock Options and the ability of our Named Executive Officers to exercise or receive payments under those awards changes in the case of (1) termination of their employment and (2) as a result of a change-in-control as defined by the provisions set forth in the 2003 Long Term Compensation Plan are outlined below:

Performance Units

If the Named Executive Officer’s employment is terminated as a result of his death prior to the end of the three-year performance period of a Performance Unit, the Named Executive Officer’s Performance Units vest on the termination date and an amount equal to $1.00 for each Performance Unit is paid following such termination.

If the Named Executive Officer’s employment is terminated as a result of disability prior to the end of the three-year performance period, the Named Executive Officer’s Performance Units vest on the termination date and will be delivered on the delivery date as set forth in the award agreement.

If we terminate the Named Executive Officer’s employment for cause prior to the payment date of a Performance Unit, the Performance Unit is forfeited. If the Named Executive Officer’s employment is terminated for any other reason (including resignation or retirement), the Named Executive Officer will be entitled to receive the payment of the Named Executive Officer’s Performance Units that were vested at the end of the performance period.

If a change-in-control occurs prior to the end of the three-year performance period, outstanding Performance Units become fully vested and an amount equal to $1.00 for each Performance Unit becomes payable immediately, in cash, securities or other property.

Performance Stock Units and Restricted Stock Units

If the Named Executive Officer’s employment is terminated by reason of death or disability prior to the third anniversary of the grant date of a Performance Stock Unit or a Restricted Stock Unit the Named Executive Officer’s Performance Stock Units and/or Restricted Stock Units will immediately accelerate and become fully vested and will be delivered on the delivery date.

If the Named Executive Officers employment is terminated prior to the third anniversary of the grant date of a Performance Stock Unit or a Restricted Stock Unit other than by the reason of death or disability all Performance Stock Units and Restricted Stock Units not vested at the time of such termination will be forfeited.

If a change-in-control occurs prior to the payment date of a Performance Stock Unit or Restricted Stock Unit award, outstanding Performance Stock Units and Restricted Stock Units will become fully vested and the delivery date will occur contemporaneous with the completion of the change-in-control.

Stock Options

If the Named Executive Officer’s employment is terminated by reason of death or disability, the Named Executive Officer’s Options shall be immediately accelerated and become fully vested, exercisable and payable, but will expire one (1) year after the termination date or, if earlier, on the original expiration date of such Stock Option had the Named Executive Officer continued in such employment.

If we terminate the Named Executive Officer’s employment for cause, all of the Named Executive Officer’s unvested Stock Options will be forfeited and all vested Stock Options will expire three (3) months after the termination date or, if earlier, on the original expiration date of such Stock Option.

If the Named Executive Officer’s employment is terminated for any other reason, all of the Named Executive Officer’s unvested Stock Options will be forfeited and all vested Stock Options will expire 180 days after the termination date or, if earlier, on the original expiration date of such Stock Option.

In the event of a change-in-control, all of the Named Executive Officer’s Options will vest and become fully exercisable. However, the Committee may cancel a Named Executive Officer’s outstanding Stock Options (1) for consideration equal to an amount that the Named Executive Officer would be entitled to receive in the change-in-control transaction if the Named Executive Officer exercised the Stock Options less the exercise price of such Stock Options or (2) if the amount determined pursuant to (1) would be negative. Any such payment may be made in cash, securities, or other property.

The AES Corporation Restoration Supplemental Retirement Plan

In the event of a termination of the Named Executive Officer’s employment (other than by reason of death) prior to reaching retirement eligibility, or in the event of a change-in-control (defined in the same manner as the term “change-in-control” in the Restoration Supplement Retirement Plan described above), the balances of all of the Named Executive Officer’s deferral accounts under the RSRP will be paid in a lump sum. In the event of a Named Executive Officer’s death or retirement, the balances in the Named Executive Officer’s deferral accounts will be paid according to his elections if the Named Executive Officer was 59 1/2 or more years old at the time of such person’s death or retirement, but otherwise in a lump sum.

Information About our Compensation Committee

The Compensation Committee consists of three members of the Board who are “Non-Employee Directors” as defined under Rule 16b-3 of the Exchange Act and “outside Directors” under Section 162m of the Code and related regulations. The members of the Compensation Committee are Philip A. Odeen (Chair), Samuel W. Bodman, III, and John A. Koskinen. The Board has determined that each member of the Compensation Committee meets the standards of independence established by the NYSE.

The Compensation Committee’s principal responsibility is to provide oversight of the Company’s compensation and employee benefit plans and practices. The Compensation Committee reviews base salary, bonuses, profit sharing contributions, and grants of Stock Options, Restricted Stock Units, Performance Units, Performance Stock Units, Retirement and other compensation for our Officers and for such other employees as the Board may designate. The Compensation Committee also evaluates the performance of our Named Executive Officers, including the Chief Executive Officer.

At the commencement of each year, AES’ Named Executive Officers (other than the Chief Executive Officer) discuss their position-specific goals and objectives for the upcoming year with the Chief Executive Officer. Our Chief Executive Officer submits his goals and objectives for the upcoming year to the Compensation Committee. In the first quarter of the following year, the Chief Executive Officer performs an assessment of each Named Executive Officer’s performance against their stated goals and, in the case of our Chief Executive Officer, our Compensation Committee reviews and assesses his performance against his stated goals and objectives.

Based on our Chief Executive Officer’s performance, the Compensation Committee, which includes the non-executive Chairman of the Board, provides an evaluation and compensation recommendation, which the Board considers when it determines the compensation for the Chief Executive Officer. The Compensation Committee reviews and approves evaluations and compensation recommendations submitted by the Chief Executive Officer on the other Named Executive Officers. The Compensation Committee then reviews these recommendations with the Board.

Additionally, the Compensation Committee makes recommendations to the Board to modify AES’ compensation and benefit programs if it believes that such programs are not consistent with Company compensation goals. Under the

Compensation Committee’s Charter, it may form subcommittees and delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate in accordance with the Charter. The Compensation Committee has also delegated to the Chief Executive Officer, subject to review by the Compensation Committee and the Board, the power to set compensation for non-executive officers. Under the LTC Plan, the Compensation Committee is also permitted to delegate its authority, responsibilities and powers to any person selected by it and has expressly authorized our Chief Executive Officer to make equity grants to non-executive officers in compliance with law. Under such delegation, our Chief Executive Officer may grant Options to purchase 250,000 shares, in the aggregate, per year.

The Compensation Committee retains the services of its own independent outside consultant. Hewitt is the firm retained by the Compensation Committee for these purposes and is precluded from providing other services to AES. The Compensation Committee has the sole authority to hire and fire its consultant. Hewitt provided review and comment to the Committee as appropriate and provided objective input and analysis to the Committee throughout the year with reference to market data trends, regulatory initiatives, governance best practices and emerging governance norms.

Management regularly obtains advice from outside consultants who assist in the development of the information and analytical tools necessary for the conduct of the Compensation Committee’s business. These consultants help management determine the Peer Group and provide survey data on selected companies. They also review the competitiveness of the Program, provide information on emerging compensation practices, and verify the processes used to determine the value of our long-term compensation. Towers Watson is the firm retained by management for these purposes.

The Compensation Committee has instructed the Vice President of Human Resources to provide information to the Committee required for developing compensation programs and determining Executive compensation. The Committee may meet with the outside consultants at any time. The Vice President of Human Resources directly interfaces with our outside consultants in the preparation of the background material for the Committee. Towers Watson provided the Company with benchmark data and “tally sheets” for the Named Executive Officers. All materials provided by Towers Watson were shared with Hewitt prior to being presented to the Committee.

The compensation of our Directors is established by the Nominating, Governance and Corporate Responsibility Committee. See “The Committees of the Board — Nominating, Governance and Corporate Responsibility Committee” on page 11 of this Proxy Statement for a description of our Nominating, Governance and Corporate Responsibility Committee’s processes and procedures for determining Director compensation.

For further information regarding our compensation practices refer to “Compensation Discussion and Analysis” on page 15 of this Proxy Statement.

Compensation of Directors (2009)

The following table contains information concerning the compensation of our non-management Directors during 2009.

	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Name(1)
Samuel W. Bodman, III	$61,200	$187,661	$0	$0	$248,861
Kristina M. Johnson(6)	$0	$0	$0	$0	$0
Tarun Khanna	$66,200	$180,727	$0	$0	$246,927
John A. Koskinen	$86,200	$147,662	$0	$14,000	$247,862
Philip Lader	$81,200	$147,658	$0	$15,000	$243,858
Chair—Nominating, Governance and Corporate Responsibility Committee
Sandra O. Moose	$66,200	$133,800	$0	$15,000	$215,000
John B. Morse, Jr.	$71,200	$137,161	$0	$0	$208,361
Philip A. Odeen	$129,300	$123,240	$108,412	$15,000	$375,952
Chairman, Lead Independent Director and Chair—Compensation Committee
Charles O. Rossotti	$71,200	$147,657	$0	$15,000	$233,857
Chair—Financial Audit Committee
Sven Sandstrom	$71,200	$147,657	$0	$0	$218,857

NOTES:

(1)	Mr. Hanrahan, our CEO, is also a member of our Board. Mr. Hanrahan’s compensation is reported in the Summary Compensation Table and the other tables set forth in this Proxy Statement. In accordance with our Corporate Governance Guidelines, as an employee Director of AES, he does not receive any additional compensation in connection with his service on the Board.
(2)	Directors elected at the 2009 Annual Meeting of Stockholders received a $70,000 Annual Retainer with a requirement that at least 34% of such retainer be deferred in the form of stock units, with an option to defer additional amounts as further described below. Directors may also elect to defer Committee fees above the 34% mandatory deferral in the form of stock units.

The mandatory deferral portion is included in the “Stock Awards” column above, while the “Fees Earned or Paid in Cash” column includes amounts from the Annual Retainer and Committee fees that Directors elected to defer into stock units. The 1.3 multiplier applied to elective deferrals is included in the “Stock Awards” column, as noted in footnote 3. The elective deferral amounts were as follows:

	Annual Elective Retainer Deferred	Committee Retainer Deferred
Samuel Bodman	$46,200	$15,000
Tarun Khanna	$23,100	$20,000
John Koskinen	$46,200	$40,000
Philip Lader	$46,200	$35,000
Jay Morse	$11,200	$12,500
Phil Odeen	$16,800	$55,000
Charles Rossotti	$46,200	$25,000
Sven Sandstrom	$46,200	$25,000

(3)

Column reflects aggregate grant date fair value of each Director stock unit award granted in 2009, including stock units granted pursuant to the Second Amended and Restated Deferred Compensation Plan for Directors, which requires 34%

of the annual retainer be deferred into stock units. As further described in “Compensation for Year 2009” below, Directors who elect to defer more than 34% of their Annual Retainer are credited with 1.3 times the elective deferral amount. The aggregate grant date fair values were computed in accordance with FASB ASC Topic 718 (disregarding any estimates of forfeitures related to service-based vesting conditions.) A discussion of the relevant assumptions made in these valuations may be found in our financial statements, footnotes to the financial statements, or Management’s Discussion & Analysis, as appropriate, contained in our Annual Report on Form 10-K (footnote 16) for the year ended December 31, 2009.

As of December 31, 2009, Directors had the following total number of stock units credited to their accounts under The AES Corporation Second Amended and Restated Deferred Compensation Plan for Directors: Samuel W. Bodman, III 37,198, Tarun Khanna 33,457, John A. Koskinen 100,133, Philip Lader 88,641, Sandra O. Moose 53,986, John B. Morse, Jr. 37,265, Philip A. Odeen 71,401, Charles O. Rossotti 94,001, and Sven Sandstrom 92,961.

(4)	Column reflects aggregate grant date fair value of each Director stock option granted in 2009. A discussion of the relevant assumptions made in these valuations may be found in our financial statements, footnotes to the financial statements, or Management’s Discussion & Analysis, as appropriate, contained in our Annual Report on Form 10-K (footnote 16) for the year ended December 31, 2009.

The following Directors held Options to purchase the following number of shares of our common stock as of December 31, 2009: Samuel W. Bodman, III 0, Tarun Khanna 0, John A. Koskinen 0, Philip Lader 52,296, Sandra O. Moose 11,779, John B. Morse, Jr. 0, Philip A. Odeen 24,569, Charles O. Rossotti 21,912, and Sven Sandstrom 52,815.

(5)	Represents amounts we contributed to charities selected by the Director pursuant to the Company’s Gift Matching Program. Under the Company’s Gift Matching Program, the Company will match, dollar for dollar, Section 501(c)(3) eligible or equivalent non-U.S. based eligible contributions made by AES Directors up to a maximum of $15,000 per year.

(6)	Dr. Johnson’s term ended on April 19, 2009. She did not earn any compensation for the year 2009.

Director Compensation for Year 2009

In 2007, the Board reviewed and revised the compensation paid to our outside Directors. In connection with its 2007 review of Board compensation, the Nominating Committee of the Board consulted material regarding current trends and best practices for determining compensation for Boards of Directors from, among other sources, The National Association of Corporate Directors (“NACD”) Blue Ribbon Commission, Pearl Meyer & Partners, and Frederick W. Cook and Co., Inc. The revised compensation was intended to promote the recruitment and retention of talented and experienced Directors to the Board and to provide a strong financial incentive for AES Directors to maintain and promote the long-term health and viability of the Company. The changes included increases in the Annual Retainer for Directors, certain Committee member fees and an increase in the Deferred Incentive Compensation Grant. In 2008, the Board began providing compensation to Directors for service on ad hoc or special committees of the Board.

Directors elected at the 2009 Annual Meeting of Stockholders received a $70,000 Annual Retainer with a requirement that at least 34% of such retainer be deferred in the form of stock units. Under the Board’s compensation structure, Directors may elect (but are not required) to defer more than the mandatory 34% deferral. Any portion of the Annual Retainer that is deferred above the mandatory deferral is credited to the Director in stock units equivalent to 1.3 times the elected deferral amount. For their service in 2009, the Audit Committee and Compensation Committee Chairs each received $25,000 and the remaining Committee Chairs of each received $15,000. Directors received an annual Deferred Incentive Compensation Grant valued at $110,000. Directors may elect to take the Deferred Incentive Compensation Grant in the form of stock units (vested immediately), an Option grant (Options vest in three equal annual installments) or a mix of stock units and Options. Members of the Audit Committee and Compensation Committee not serving as the Chairman of the Committee each received $15,000 for their 2009 service and members of all other standing committees each received $10,000 for their 2009 service. Committee fees may be paid in cash or deferred units at the election of Directors. As disclosed above, in 2008, the Board instituted a procedure to grant additional compensation for services provided by Directors in connection with membership on a special committee of the Board. Director compensation for service on any such Committee will be determined by the Nominating Committee. The Board also instituted a procedure to review the Board compensation structure every two years. In 2009, the review was deferred until 2010.

The Chairman of the Board

The Chairman of the Board is required to be a non-Executive of AES. The duties of the Chairman of the Board focus on the planning and structure of Board meetings and oversight of Board responsibilities. The Chairman receives compensation in an amount equal to 1.5 times the Annual Retainer and the Deferred Incentive Compensation Grant. The Chairman is required to serve as an ex-officio non-voting member of all standing Board Committees, although the Chairman of the Board at times may serve as a formal member of a standing or ad hoc Board Committee. In 2009, compensation for the Chairman of the Board included a total of $25,000 for the required service as an ex-officio member of the Board Committees for which he is not a formal member. The Chairman of the Board receives the standard compensation available for Board members if the Chairman serves as a formal member of a Committee or as the Chairman of a Committee. Currently, Mr. Odeen is the Chairman of the Compensation Committee, a member of the Finance and Investment Committee, and serves as an ex-officio member of the other standing Board Committees. As with other Board members, the Chairman is required to defer 34% of the Annual Retainer in the form of stock units, but is permitted to elect to defer more than the mandatory 34% deferral any amount that is deferred by the Chairman above the mandatory deferral amount will be valued at 1.3 times the elected deferred amount.

Director Compensation for Year 2010

As noted above, in 2007, the Board instituted a procedure to review the Board compensation structure every two years. In light of the economic conditions at the time, the 2009 review was deferred until February of 2010. As further described below, the Board instituted revisions to the amount of compensation provided under certain of the components of the compensation structure. The revised compensation amounts will be provided as applicable to outside Directors that are elected at the 2010 Annual Meeting of Stockholders.

The revised 2010 Board compensation is intended to meet the following goals: promote the recruitment of talented and experienced Directors to the AES Board; compensate outside Directors for the increased workload and risk inherent in the Director position; retain a strong financial incentive for AES Directors to maintain and promote the long-term health and viability of the Company. The Nominating Committee of the Board consulted material regarding current trends and best practices for determining compensation for Boards of Directors from among other sources, NACD Blue Ribbon Commission, Pearl Meyer & Partners, and Frederick W. Cook and Co., Inc.

For 2010, Directors elected at the Annual Meeting of Stockholders will receive an $80,000 annual retainer with a requirement that at least 34% be deferred in the form of stock units. Directors may elect (but are not required) to defer more than the mandatory 34% deferral. Any portion of the annual retainer that is deferred above the mandatory deferral will be credited to the Director in stock units equivalent to 1.3 times the elected deferral amount. The Financial Audit Committee Chair will receive $30,000 per year for his/her service, the Compensation Committee Chair will receive $25,000 per year for his/her service, the Nominating Committee Chair will receive $22,250 per year for his/her service and the Finance and Investment Committee Chair will receive $15,000 per year for his/her service. Members of the Financial Audit Committee, Compensation Committee and Nominating Committee will receive $15,000 for their service, while members of the Finance and Investment Committee will receive $10,000. Directors will receive an annual Deferred Incentive Compensation Grant valued at $125,000. The Board also determined that the Chairman would receive compensation at an amount equal to 1.9 times the 2010 Annual Retainer and Deferred Incentive Compensation Grant of AES Board members, and that such amount would be inclusive of all Board responsibilities. Therefore, while the current Chairman serves as the Chair of the Compensation Committee and is a member of the Finance and Investment Committee, the Chairman will not receive committee fees for this service (and will not receive any ex-officio fee as was awarded in prior years), but will instead receive the 1.9 multiplier described above. All other terms of the 2010 Board compensation structure will remain consistent with the terms of the 2009 compensation structure described above.

TRANSACTIONS WITH RELATED PERSONS

Related Person Policies and Procedures

Our Nominating Committee has adopted a Related Person Transaction Policy, which sets forth in writing the procedures for the review, approval or ratification of any transaction involving an amount in excess of $120,000 in which any Director or Executive Officer of the Company, any Director nominee, any person who is the beneficial owner of more than 5% of the Company’s common stock, or any immediate family members of the foregoing (a “Related Person”), had a material interest as contemplated by Item 404(a) of Regulation S-K (“Related Person Transactions”). Under these policies and procedures, prior to entering into, or amending a potential Related Person Transaction, the Related Person or applicable business unit leader must notify the office of the General Counsel who will assess whether the transaction is a Related Person Transaction. If the Office of the General Counsel determines that a transaction is a Related Person Transaction, the details of the transaction shall be submitted to the Audit Committee for review and the Audit Committee will either approve or reject it after taking into account factors including, but not limited to, the following:

•	the benefits to the Company;

•	the materiality and character of the Related Person’s direct or indirect interest, and the actual or apparent conflict of interest of the Related Person;

•

the impact on a Director’s independence in the event the Related Person is a Director or a Director nominee, an immediate family member of a Director or a Director nominee or an entity in which a Director or a Director nominee is an Executive Officer, partner, or principal;

•	the commercial reasonableness of the Related Person Transaction and the availability of other sources for comparable products or services;

•	the terms of the Related Person Transaction;

•	the terms available to unrelated third parties or to employees generally;

•	any reputational risks the Related Person Transaction may pose to the Company; and

•	any other relevant information.

In the event that the Office of the General Counsel determines that the Related Person Transaction should be reviewed prior to the next Audit Committee meeting, the details of the Related Person Transaction may be submitted to a member of the Audit Committee who has been designated to act on behalf of the Audit Committee between Audit Committee meetings with respect to the review and approval of these transactions. In addition, Related Person Transactions which are not approved pursuant to the procedures set forth above may be ratified, amended or terminated by the Audit Committee or its designee. If the Audit Committee or its designee determines that the Related Person Transaction should not or cannot be ratified, the Audit Committee shall evaluate its options both with regard to the Related Person Transaction (e.g. termination, amendment, etc.) and the individuals involved in the Related Person Transaction, if necessary. At the Audit Committee’s first meeting of each fiscal year, the Audit Committee shall review any previously approved or ratified Related Person Transactions that remain ongoing.

Since January 1, 2009, no Related Person Transactions have occurred where our policies and procedures then in effect did not require review, approval or ratification or where such policies and procedures were not followed.

PROPOSAL 2: REAPPROVAL OF THE AES CORPORATION 2003 LONG TERM COMPENSATION PLAN, AS AMENDED

At the Annual Meeting, Stockholders will be asked to approve The AES Corporation 2003 Long-Term Compensation Plan, as amended (“LTC Plan”), which was unanimously approved by the Board, and will be adopted effective upon approval by the Company’s Stockholders. Absent such approval, the LTC Plan will not be amended. Therefore, it is not possible at present to determine the amount or form of any award that will be granted or available for grant to any person in the future. Because our Executive Officers and Directors are eligible to receive awards under our LTC Plan, they may be deemed to have an interest in the adoption of this proposal. The principal amendments to the LTC Plan are:

•

Inclusion of Non-Employee Directors as Participants in the LTC Plan. The amended version of the LTC Plan will permit the Company to make awards thereunder to the non-employee directors on the Board of the Company.

•

Increase in Aggregate Share Limit. The amended version of the LTC Plan authorizes a 9,000,000 share increase in the number of shares of common stock available for grants under the plan such that, if the Company’s Stockholders approve the LTC Plan, the total number of shares issuable under the plan will be 38,000,000.

•

Performance Award Grant Limits. The amended version of the LTC Plan establishes separate Participant grant limits for Performance Awards denominated in cash and Performance Awards denominated in stock.

Discussion of the Purpose of this Proposal

The Company currently maintains the LTC Plan pursuant to which the Company may grant cash and equity-based awards to its full-time and part-time employees. The LTC Plan does not currently permit the grant of awards to the Company’s non-employee directors. Under the Board’s current compensation structure, directors must defer at least 34% of their annual retainer in the form of stock units pursuant to the terms of The AES Corporation Second Amended and Restated Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”). Any portion of the annual retainer that is deferred above the mandatory deferral is credited to the director in stock units equivalent to 1.3 times the elected deferral amount. Directors also may defer annual committee chair and membership cash fees which they may elect to receive in the form of stock units under the Deferred Compensation Plan. Additionally, the directors receive a deferred annual incentive compensation grant, which they may elect to receive in the form of stock units under the Deferred Compensation Plan, an option grant (options generally vest in three equal annual installments) or a mix of stock units and options. The Company also currently maintains The AES Corporation 2001 Plan for Outside Directors (the “2001 Option Plan”), which permits the Company to grant stock options to its non-employee directors. For more information regarding non-employee director compensatory arrangements, see “Compensation of Directors”.

In order to reduce administrative burden and compliance costs, the Board has determined that it is in the best interests of the Company to amend and restate the LTC Plan to include non-employee directors as eligible participants under the LTC Plan, such that going forward, directors would receive their respective awards under the LTC Plan rather than the Deferred Compensation Plan and 2001 Option Plan.

The Board has also approved, subject to Stockholder approval of the proposed amendment and restatement of the LTC Plan, The AES Corporation Deferred Compensation Program for Directors (the “Program”) to be administered under the LTC Plan. The Program will provide benefits on substantially the same terms and conditions as previously provided under the Deferred Compensation Plan and the shares deliverable pursuant to the terms of the Program shall be issued from the LTC Plan. Likewise, any option granted to a non-employee director will be awarded under the LTC Plan and a related award agreement and will have terms substantially similar to the terms of options granted under the 2001 Option Plan.

Management and the Board have determined that, given current annual grant practices and the impact of expanding the eligible participants under the LTC Plan to include non-employee directors, the Company would need to seek Stockholder approval to increase the authorized number of shares authorized for issuance under the LTC Plan no later than the 2013

Annual Meeting of Stockholders. In light of the fact that Stockholder approval is necessary for the addition of non-employee directors as eligible participants (as noted above) and to avoid having to seek Stockholder re-approval of the LTC Plan in 2013, Management and the Board determined to address both items in this year’s Proxy Statement.

In addition, the Board has also made a determination to clarify and separate award grant limits to Participants to distinguish performance awards denominated in cash and awards denominated in stock, and to otherwise clarify the terms under which Performance Awards may be granted.

Summary of the LTC Plan

The following summary description of the LTC Plan is qualified in its entirety by reference to the full text of the LTC Plan, which is attached to this Proxy Statement as Appendix A. The parenthetical section references that follow refer to sections of the LTC Plan that relate to the summary description provided.

Purpose. The purpose of the LTC Plan is to (i) reward full-time or part-time employees of AES or its affiliates (including an officer or director who is also an employee), including those individuals to whom an offer of employment has been extended (each an “employee”) and non-employee directors (as proposed to be amended), by means of appropriate incentives for achieving long-range Company goals; (ii) provide incentive compensation opportunities that are competitive with those of other similar companies; (iii) further match employees’ and non-employee directors’ financial interests with those of the Company’s other Stockholders through compensation that is based on the Company’s common stock and thereby enhance the long-term financial interest of the Company and its affiliates, including through the growth in value of the Company’s equity and enhancement of long-term Stockholder return; and (iv) facilitate recruitment and retention of outstanding personnel eligible to participate in the LTC Plan. (Section 1)

Administration. The LTC Plan (or any part thereof) is administered by the Compensation Committee of the Board, or any successor Committee thereto, or another Committee of the Board appointed or designated by the Board (for purposes of this Proposal 2, the “Committee”); provided, however, that the Board (and/or such other committee designated by the Board) shall approve and/or ratify any awards made to the Company’s non-employee directors. Subject to the terms of the LTC Plan, the Committee may make awards under the LTC Plan; determine when and to whom awards will be granted, the types of awards and the number of shares of common stock covered by the awards; establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards and cancel or suspend awards. The Committee may delegate its authority subject to certain limitations. (Section 3(a) and (i))

Settlement of Awards. The Committee has authority under the LTC Plan to determine whether, to what extent and under what circumstances awards under the LTC Plan may be settled, paid or exercised in cash, Shares or other awards under the LTC Plan or other property, or canceled, forfeited or suspended. (Section 3(d))

Interpretation and Operation. The Committee has the authority to interpret the LTC Plan and any award or agreement made under the LTC Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the LTC Plan, to determine the terms and provisions of any agreements entered under the LTC Plan (not inconsistent with the LTC Plan), and to make all other determinations necessary or advisable for the administration of the LTC Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the LTC Plan or in any award agreement under the LTC Plan in the manner and to the extent it deems desirable. The determinations of the Committee in the administration of the LTC Plan will be final, binding and conclusive. (Section 3(e) and (g))

Deferral of Awards. The Committee determines whether, to what extent, and under what circumstances cash, Shares, other securities, other awards under the LTC Plan, other property, and other amounts payable with respect to an award under the LTC Plan shall be deferred either automatically, or at the election of the holder thereof, or of the Committee. (Section 3(f))

Section 162(m). Subject to the terms of the LTC Plan, the Committee has the authority and discretion to determine the extent to which awards under the LTC Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements. (Section 3(b))

Shares Available. Subject to adjustment, the maximum number of Shares that currently may be delivered pursuant to awards granted under the LTC Plan is 29,000,000. The proposed amendment and restatement of the LTC Plan will increase the current authorized number of Shares available for issuance under the LTC Plan by 9,000,000 Shares (from 29,000,000 Shares to 38,000,000 Shares). Notwithstanding the foregoing and subject to the LTC Plan’s adjustment provisions (as described below), no eligible LTC Plan participant may receive Stock Options and stock appreciation rights under the LTC Plan in any calendar year that relate to more than 1,000,000 shares. (Section 4(a))

Shares to be issued under the LTC Plan may be made available from authorized but unissued common stock, common stock held by the Company in its treasury, or common stock purchased by the Company on the open market or otherwise. During the term of the LTC Plan, the Company will at all times reserve and keep available the number of shares of common stock that shall be sufficient to satisfy the requirements of the LTC Plan. (Section 4(b))

If any shares covered by an award (other than a Substitute Award as defined below), or to which such an award relates, terminate, lapse or are forfeited or cancelled, or such an award is otherwise settled without the delivery of the full number of shares underlying the award, then the shares covered by such award, or to which such award relates, to the extent of any such forfeiture, termination, lapse, cancellation, etc., shall again be, or shall become available for issuance under the LTC Plan; provided, however, that shares (i) delivered in payment of the exercise price of an Option, (ii) not issued upon the net settlement or net exercise of stock appreciation rights, or (iii) delivered to or withheld by the Company to pay withholding taxes related to an Option or stock appreciation right, shall become available again for issuance under this Plan. Shares underlying Substitute Awards shall not reduce the number of shares available for delivery under the LTC Plan. A “Substitute Award” under the LTC Plan is any award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines. (Sections 2 and 4(c) and (d))

Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the LTC Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards under the LTC Plan, including without limitation the limit set forth in the LTC Plan relating to grants of Options and stock appreciation rights to any individual, (ii) the number and type of shares (or other securities or property) subject to outstanding awards under the LTC Plan, and (iii) the grant, purchase, or exercise price with respect to any award under the LTC Plan or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; provided, however, that the number of shares subject to any award under the LTC Plan will always be a whole number; provided, further, with respect to any award intended to qualify as performance-based compensation under 162(m) or any award intended to comply with, or qualify for an exception to, Section 409A, any such adjustment shall be authorized only to the extent that such adjustment would not cause the award to fail to comply with Section 162(m) or Section 409A, or an exception thereto. (Section 4(e))

Eligibility. All full-time or part-time employees of the Company and affiliates of the Company and all non-employee directors of the Company are eligible to participate in the LTC Plan. Other than for awards of Incentive Stock Options (as described below), any individual or individuals to whom an offer of employment has been extended may also receive awards under the LTC Plan at the discretion of the Committee. Holders of equity-based awards issued by a company acquired by the Company or with which the Company combines are eligible to receive Substitute Awards under the LTC Plan. (Section 5)

Grant of Awards. The Committee may generally grant the following types of awards under the LTC Plan: (i) Options, (ii) Restricted Stock Awards or Restricted Stock Units, (iii) Other Stock-Based Awards (including, but not limited to, stock appreciation rights and stock units) and (iv) Performance Awards (each an “Award”). (Sections 6, 7, 8 and 9)

Options. As discussed above, the proposed amendment and restatement of the LTC Plan, if approved by the Stockholders, will permit the grant of option awards to the non-employee directors of the Board on terms substantially similar to the 2001 Option Plan and subject to the terms and conditions of the LTC Plan and the related award agreement.

An Option is an option to purchase one share of common stock. The Committee may grant either an Incentive Stock Option or a Non-Qualified Stock Option. An Incentive Stock Option is an Option that meets the requirements of Section 422 of the Code, or any successor provision thereto. A Non-Qualified Stock Option is an Option that is not an Incentive Stock Option. The Committee may grant Options with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the LTC Plan, as the Committee may determine. (Section 2)

(a) The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the fair market value of a Share on the date of grant of such Option. (Section 2(a))

(b) The term of each Option shall be fixed by the Committee and the effect thereon, if any, of the termination of employment or service by the holder of such Option will be determined by the Committee and set forth in the applicable agreement under the LTC Plan. Notwithstanding, the term of an Option shall not exceed ten (10) years. (Section 2(b))

(c) Any Option may be exercised at any time during the period commencing with either the date that the Option is granted or the first date permitted under a vesting schedule established by the Committee and ending with the expiration date of the Option. A LTC Plan participant may exercise his Option for all or part of the number of shares which he is eligible to exercise under terms of the Option. The Committee shall determine the method or methods by which, and the form or forms in which, including, without limitation, cash, shares, other Awards, or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price, payment of the exercise price with respect thereto may be made or deemed to have been made. (Section 2(c))

(d) The terms of any Incentive Stock Option granted under the LTC Plan will comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. (Sections 2(d) and 6)

(e) Options granted to non-employee directors will be in accordance with the policies established from time to time by the Committee, including the terms and conditions of any such Award, number of shares (if any) to be subject to each such Option and the time(s) at which such Option shall be granted.

Terms of Non-Employee Director Options. Subject to the provisions of the Plan and unless otherwise determined by the Board, non-employee director stock options issued under the LTC Plan will generally vest ratably over a three-year period and expire after ten years. In the event a non-employee director optionee becomes “permanently and totally disabled” (as defined in Section 22(e)(3) of the Code) or dies while in the continuous service of the Company, all options then held by the optionee shall become fully vested and exercisable and shall expire one year after the date such service ceases due to disability or death, as applicable. In the event an optionee is adjudged to be mentally incompetent while in the continuous service of the Company or during a period of permanent and total disability which commenced while in such service, the optionee’s guardian, conservator or legal representative will have the right to exercise on such person’s behalf any options granted to the optionee. Unless the Board determines otherwise, in the event an optionee’s service with the Company terminates for any reason other than death or disability (including, without limitation, retirement), any portion of the options held by that person that have vested on or before such termination date will automatically expire and cease to be exercisable 180 days after the date that such optionee’s service ceases, and any portion of the options that have not vested on or before such termination date will be forfeited in full, cancelled by the Company, and cease to be outstanding. In the event of a termination in connection with a change-in-control, then the portion of any outstanding options, which have not already vested or been forfeited or cancelled, will become fully vested and exercisable, subject to the Committee’s right to cancel any or all outstanding options issued pursuant to the LTC Plan in consideration for payment to the holders of such cancelled options as set forth in the nonqualified stock option award agreement.

For purposes of the non-employee director option awards, a “change-in-control” means:

(i) an individual, corporation, partnership, group, associate or other entity or “person”, as such term is defined in Section 14(d) of the Exchange Act, other than the Company or any employee benefit plan(s) sponsored by the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)), directly or indirectly, of 30% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors;

(ii) individuals who constitute the Board of Directors on April 22, 2010 (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof; provided that any Approved Director (as hereinafter defined) shall be, for purposes of this subsection (ii), considered as though such person were a member of the Incumbent Board. An “Approved Director,” for purposes of this subsection (ii), shall mean any person becoming a director subsequent to April 22, 2010 whose election, or nomination for election by the Company’s Stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the Proxy Statement of the Company in which such person is named as a nominee of the Company for director), but shall not include any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board of Directors; or

(iii) the approval by the Stockholders of the Company of a plan or agreement providing for, and the consummation of, a merger or consolidation of the Company other than with a wholly-owned subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or a sale, exchange or other disposition of all or substantially all of the assets of the Company. If any of the events enumerated in this subsection (iii) occurs, the Board of Directors shall determine the effective date of the Change of Control resulting therefrom for purposes of this Plan.

Restricted Stock. An Award of Restricted Stock consists of shares and an Award of Restricted Stock Units or Performance Stock Units consists of contractual rights denominated in shares, each of which represents a right to receive the value of a share (or a percentage of such value, which percentage may be higher than 100%). Restricted Stock and Restricted Stock Units and Performance Stock Units are subject to restrictions and such other terms and conditions as the Committee may determine, which restrictions and such other terms and conditions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. If the vesting conditions applicable to an Award of Restricted Stock or Restricted Stock Units or Performance Stock Units relate exclusively to the passage of time and continued employment or provision of services, or refraining therefrom, the last vesting date of all or a portion of such Award shall occur no less than 36 months following the date of such Award, except that the foregoing restriction will not apply to such Awards if they are made in satisfaction of Company obligations to participants that would otherwise be paid in cash, are issued in connection with the exercise of a Stock Option or other Award under the LTC Plan or are Substitute Awards. (Sections 2 and 7(a))

Other Stock-Based Awards. The Committee may from time to time grant to eligible participants of the LTC Plan such other Awards (including, without limitation, stock units, stock appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the LTC Plan. Subject to the terms of the LTC Plan, the Committee will determine the terms and conditions of such Awards. Notwithstanding, the term of a stock appreciation right will not exceed ten (10) years. Shares or other securities delivered pursuant to a purchase right granted as Other Stock-Based Awards shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, shares, other securities, voluntary deferrals of compensation, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of substitute Awards or the voluntary deferral of compensation, not be less than the fair market value of such shares or other securities as of the date such purchase right is granted. Full-value awards granted to employees will have a standard vesting schedule, in one or more increments, over a service period of no less than (3) three years; provided, however, that (i) up to five (5%) percent of the shares authorized for issuance under the LTC Plan may be granted without this restriction, and (ii) this limitation will not adversely affect a participant’s rights under another plan or agreement with AES or its subsidiaries. (Section 8)

The proposed amendment and restatement of the LTC Plan, if approved by the Stockholders, will permit the grant of stock unit awards to the non-employee directors of the Board under this provision of the LTC Plan and, subject to the terms and conditions of the Program (which are substantially similar to the Deferred Compensation Plan).

Terms of Director Deferred Compensation Program. The Program will include the terms and conditions applicable to stock units granted by the Company under the non-employee director compensation program. Stock units will be credited to stock unit accounts and the number of stock units so credited will be equal to the number of shares of common stock (including fractions of a share to two decimal places) that could have been purchased with the amount of compensation deferred as provided in the election form submitted by each non-employee director and based on the closing market price of the common stock on the New York Stock Exchange on the day that the non-employee director was elected to the Board for the plan year for which the stock unit election was made, unless otherwise determined by the Board.

Terms and Conditions of Elections. Stock unit elections must be in writing and will be irrevocable for the applicable plan year, which will mean the approximate twelve-month period beginning on the date of the annual meeting of Stockholders at which directors are elected to the Board for the year period immediately following such meeting and ending on the date immediately preceding the next annual meeting of Stockholders at which directors are to be elected, unless otherwise determined by the Board. Stock unit elections for any plan year will only be effective if made on or prior to December 31st of the calendar year immediately preceding the beginning of the plan year to which the election relates (or such other date as permitted by the Committee to the extent consistent with Section 409A). A non-employee director who first becomes eligible to participate in the Program may file an election at any time prior to the 30-day period following the date on which such person initially becomes eligible to participate in the Program. However, any such election will only apply to compensation earned and payable for services rendered after the date on which the election is made. Stock unit elections will remain in effect for all future plan years unless terminated or changed pursuant to an election made on or prior to the last date for filing an election for the next plan year.

Dividends. In the event that any dividend (whether in the form of cash or shares) is paid to the Stockholders of the Company, the non-employee directors’ stock unit accounts will be credited with an appropriate number of additional stock units.

Distribution of Stock Units. Unless a non-employee director has selected a different payment option, the Company will distribute on the first business day following the end of the calendar quarter following the date of such director’s separation from service one-fifth of the number of shares of common stock equal to the whole number of stock units in such director’s account as of the close of the last trading day on the New York Stock Exchange coinciding with the date of the director’s separation from service; and a substantially equal number of shares of common stock on the first, second, third and fourth anniversary of the initial distribution. A non-employee director may elect to receive the common stock represented by the stock units in such director’s account in a single payment upon such person’s separation from service or beginning on a later date or in annual installments (not to exceed ten).

Non-employee directors may modify their initial elections; provided, however, that an initial election can only be changed if the following requirements are satisfied: (i) the change will not take effect until 12 months after the election is made; (ii) the change must be made at least 12 months prior to the previously scheduled payment date (or initial scheduled payment date in the case of installment payments); and (iii) the payment with respect to which the change is made must be deferred for at least five years from the date the payment would otherwise have been made (or initial scheduled payment date in the case of installment payments). The Committee may also, in its discretion, permit a non-employee director to change a distribution election under any applicable transition rule authorized under Section 409A to the extent consistent therewith.

In the event of death, whether before or after such non-employee director’s separation from service, any stock units remaining in such person’s account will be converted to common stock as of the last day of the calendar quarter in which the director’s death occurred. Fractional stock units will be converted to cash based on the fair market value of the common stock.

Amendment. The Board may alter, amend, suspend or discontinue the Program, provided that no such action may deprive any person without such person’s consent, unless such modification or amendment is necessary to cause the Program to comply with Section 409A.

Termination of Program. The Program will terminate and full distribution will be made from all participants’ accounts upon a change in control of the Company. For purposes of the Program, change in control is defined as: (i) the occurrence, without the prior approval of the Board, of the acquisition, directly or indirectly, by any person of more than 50% of the total fair market value or total voting power of the stock of the Company; or (ii) the date a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

Performance Awards. A Performance Award (also known as a Performance Unit) is an Award under the LTC Plan that the Committee intends to qualify as “qualified performance-based” compensation under Section 162(m), and which Award is made to an individual who is expected by the Committee to be both (i) a “covered employee” as defined in Section 162(m) for the tax year of the Company with regard to which a deduction in respect of such person’s Award would be allowed and (ii) the recipient of compensation (other than “qualified performance-based” compensation as defined in Section 162(m)) in excess of $1,000,000 for such tax year. Performance Awards, with a minimum performance period of at least one (1) year, shall become earned and payable if pre-established goals relating to one or more of the following performance measures are achieved during a performance period or periods, as determined by the Committee: (i) Cash Value Added, (ii) Total Stockholder Return, (iii) Return on Equity, (iv) Revenue Growth, (v) Return on Net Assets, (vi) Earnings Per Share, (vii) EBITDA, (viii) Return on Invested Capital, (ix) Parent Operating Cash Flow, (x) Consolidated Free Cash Flow or (xi) Cash Return on Investment (CRI) (each as defined and set forth in detail in the LTC Plan). Such goals may relate to the Company as a whole, or to one or more units thereof, and may be measured over such periods, as the Committee will determine. The proposed amendment and restatement of the LTC Plan clarifies that, to the extent consistent with Section 162(m) of the Code, the Committee may determine, at the time the performance goals are established, that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in Management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report for the applicable period. Additionally, the proposed amendment provides that the maximum value of (i) Performance Awards (denominated in cash) which may be awarded to a Participant under the LTC Plan in any one calendar year of the Company is $10,000,000, and (ii) Performance Awards (denominated in Stock) which may be awarded to a participant under the Plan in any one calendar year of the Company is 1,000,000 Shares. (Section 2 and 9)

Termination of Employment or Service. Except as otherwise determined by the Committee or provided by the Committee in an applicable agreement under the LTC Plan, and subject to the terms of the LTC Plan, in case of termination of employment or service:

(a) for reason of death or Disability (as defined), any unvested Award then held by such participant will be immediately accelerated and become fully vested, exercisable and payable and any such Award that is an Option will be immediately accelerated and become fully vested, exercisable and payable and automatically expire on the earlier of (i) the date the Option would have expired had the participant continued in such employment or service and (ii) one year after the date such participant’s employment or service ceases;

(b) for reason of Retirement (as defined), (i) any unvested Award (other than Options) then held by such participant shall be immediately accelerated and become fully vested, exercisable and payable and (ii) any Option then held by such participant will automatically expire on the earlier of (A) the date the Option would have expired had the participant continued in such employment or service and (B) one hundred and eighty (180) days after the date such participant’s employment or service ceases, except that any Incentive Stock Option will automatically expire on the earlier of the date set forth in clause (A) above and three months after the date that such participant’s employment or service ceases; and

(c) by the Company for cause (as determined by the Committee in its sole discretion), (i) any Award then held by such participant whose restrictions have not lapsed, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company upon such termination of employment or service and (ii) any Option then held by such participant to the extent exercisable will automatically expire on the earlier of (A) the date the Option would have expired had the participant continued in such employment or service and (B) and three months after the date that such participant’s employment or service ceases.

(d) for any reason other than death, Disability, Retirement, or cause (as determined by the Committee in its sole discretion):

(i) any Award (other than Performance Awards) then held by such participant whose restrictions have not lapsed, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company upon such termination of employment or service,

(ii) any Option then held by such participant to the extent exercisable will automatically expire on the earlier of (A) the date the Option would have expired had the participant continued in such employment or service and (B) one hundred and eighty (180) days after the date that such participant’s employment or service ceases, except that any Incentive Stock Option will automatically expire on the earlier of the date set forth in clause (A) above and three months after the date that such participant’s employment or service ceases, and

(iii) any Performance Award then held by such participant which is not then payable will be paid in accordance with its terms at the time the Performance Award would have been payable if the termination of employment or service had not occurred, and the payment will be prorated based on the number of days in the performance period that occurred prior to the termination of employment or service. (Section 10)

Notwithstanding the descriptions above of the potential treatment of long-term compensation under the LTC Plan upon Retirement, since implementation of the LTC Plan in 2003, the Compensation Committee has exercised its discretion under the LTC Plan to cause Retirement to be treated as a voluntary termination by the employee. In accordance with this decision, since 2003, section (b) above has not been in effect and section (d) above has been applied without reference to Retirement, thereby enabling a termination due to Retirement to be treated as a voluntary termination pursuant to section (d).

Duration of the LTC Plan. The plan will terminate on April 22, 2020, unless re-adopted or extended by the Stockholders prior to or on such date, and no Award will be granted under the LTC Plan after such date. However, unless otherwise expressly provided in the LTC Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to administer the LTC Plan and to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the LTC Plan, will extend beyond such date. (Section 11)

Amendment, Modification and Termination of the LTC Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the applicable agreement under the LTC Plan or in the LTC Plan, the Board may amend, alter, suspend, discontinue, or terminate the LTC Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination will be made without (i) Stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected participant, if such action would adversely affect the rights of such participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the LTC Plan in such manner as may be necessary to enable the LTC Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations. Notwithstanding the foregoing or any provision of the LTC Plan or an Award to the contrary, (i) the Committee may at any time (without the consent of any participant) modify or amend any or all of the provisions of the LTC Plan or an Award to the extent necessary to conform the provisions of the LTC Plan or an Award with Section 162(m), Section 409A, the regulations issued thereunder or an exception thereto, or other applicable law, regardless of whether such modification or amendment of the Award will adversely affect the rights of a participant, and (ii) the Committee may not, without Stockholder approval, reduce the exercise price of any Option or stock appreciation right, exchange any underwater Option or stock appreciation right for a cash payment, or take any other action with respect to outstanding Options or stock appreciation rights that is treated as a repricing of such Options or stock appreciation rights under generally accepted accounting principles (unless otherwise permitted by applicable listing standards). (Section 12(a))

Change-in-Control. Except as otherwise provided in the Program and/or applicable agreement under the LTC Plan, upon the consummation of a Change in Control, all outstanding Options under the LTC Plan will become fully exercisable and all outstanding Awards (other than Options) under the LTC Plan will become fully vested and payable. (Section 13)

Unless otherwise provided in the Program and/or applicable agreement under the LTC Plan, change in control is defined as the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any person or group (as that term is used in Section 13(d) (3) of the Exchange Act) of persons, (ii) a person or group (as so defined) of persons (other than management of the Company on the date of the original adoption of the LTC Plan or their affiliates) will have become the beneficial owner of more than 35% of the outstanding voting stock of the Company, or (iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group) cease to constitute a majority of the Board. (Section 2)

Transferability. Subject to the terms of the LTC Plan, no Award and no right under any such Award, shall be assignable, alienable, saleable or transferable by a participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the participant, and to receive any property distributable, with respect to any Award upon the death of the participant. (Section 14(d))

Other Benefit and Compensation Programs. Awards received by a participant under the LTC Plan will not be deemed a part of a participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and will not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an affiliate, unless expressly so provided by such other plan, contract or arrangement, or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation. Nothing contained in the LTC Plan will prevent the Company from adopting or continuing in effect other or additional compensation arrangements, including incentive arrangements providing for the issuance of Options and stock, and Awards that do not qualify under Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases. (Section 14(c))

Summary of Tax Aspects of LTC Plan

The following discussion is a brief summary of the principal US Federal income tax consequences under current Federal income tax laws relating to Awards under the LTC Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

Non-Qualified Stock Options (“NQSO”). An optionee will not recognize any taxable income upon the grant of an NQSO and the Company will not be entitled to a tax deduction with respect to the grant of an NQSO. Upon exercise of an NQSO, the excess of the fair market value of the Stock on the exercise date over the Option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee’s tax basis for the Stock received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise price.

In the event of a sale of Stock received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Stock is more than one year.

Incentive Stock Options (“ISO”). An optionee will not recognize any taxable income at the time of grant or timely exercise of an ISO and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a “disqualifying disposition,” as described below.

A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over (ii) the Option exercise price of such shares, will be ordinary income to the optionee, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

Restricted Stock. A grantee will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the restricted stock is subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.

Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder’s basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

Restricted Stock Units and Performance Awards. The grant of an Award of Restricted Stock Units or a Performance Award will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such an Award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

Limitations on the Company’s Deductions; Consequences of Change of Control. With certain exceptions, Section 162(m) of the Code limits our deduction for compensation in excess of $1,000,000 paid to certain covered employees (generally our Chief Executive Officer and four other highest-paid Executive Officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based” compensation within the meaning of Section 162(m) of the Code. If our Stockholders approve our LTC Plan, we believe that Stock Options, stock appreciation rights and performance grants (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the plan will satisfy the requirements of qualified performance-based compensation and therefore we will be entitled to a deduction with respect to such Awards. In addition, if a “change in control” of AES causes Awards under our LTC Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of our deductions under Section 280G of the Code.

Section 409A. Section 409A of the Code (“Section 409A”) generally became effective on January 1, 2005 and potentially applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation. Section 409A, however, does not apply to qualified plans (such as a Section 401(k) plan) and certain welfare benefits. If deferred compensation covered by Section 409A meets the requirements of Section 409A, then Section 409A has no effect on the individual’s taxes. The compensation is taxed in the same manner as it would be taxed if it were not covered by Section 409A. If a deferred compensation arrangement does not meet the requirements of Section 409A (or satisfy an exception thereto), the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest and penalties, including a 20% additional income tax. Section 409A has no effect on FICA (Social Security and Medicare) tax.

Awards of Options, stock appreciation rights, restricted stock units, performance units and other stock-based awards under the LTC Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A. Awards under the Plan are intended to comply with Section 409A, the regulations issued thereunder or an exception thereto. Notwithstanding, Section 409A of the Code may impose upon a participant certain taxes or interest charges for which the participant is responsible. Section 409A does not impose any penalties on the Company and does limit the Company’s deduction with respect to compensation paid to a participant.

Specific Benefits

The Company has not approved any awards to be made under the LTC Plan that are conditioned on Stockholder approval of the LTC Plan proposal. The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future participants under the LTC Plan. If Stockholder approval of the LTC Plan proposal is not obtained, the Company will continue to make awards to non-employee directors in accordance with the terms of the 2001 Option Plan and the Deferred Compensation Plan.

The LTC Plan, as amended, was unanimously approved by the Board, and will be adopted upon approval by the Company’s Stockholders. Absent such approval, the LTC Plan, as amended, will not be adopted or become effective and the LTC Plan will remain in effect in accordance with its existing terms. In these circumstances, the Board intends to review and reconsider the Company’s director compensation program in light of such vote, its need to attract, retain and motivate non-employee directors and the other principles described in this Proxy Statement.

THE BOARD RECOMMENDS A VOTE FOR THE RE-APPROVAL AND ADOPTION OF THE LTC PLAN, AS AMENDED AND RESTATED

Securities Authorized for Issuance under Equity Compensation Plans.

The following table provides information about shares of AES common stock that may be issued under AES’s equity compensation plans, as of December 31, 2009:

Securities Authorized for Issuance under Equity Compensation Plans (As of December 31, 2009)

Plan category	(a)		(b)	(c)
	Number of securities to be issued upon exercise of outstanding Options, warrants and rights		Weighted-average exercise price of outstanding Options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders(1)	22,855,380	(2)	$19.14	14,349,859
Equity compensation plans not approved by security holders(3)	5,782,668		$13.14	1,396,781
Total	28,638,048		$17.59	15,746,640

(1)	The following equity compensation plans have been approved by the Company’s Stockholders:
(A)	The LTC Plan was adopted in 2003 and provided for 17,000,000 shares authorized for issuance thereunder. In 2008, an amendment to the Plan to provide an additional 12,000,000 shares was approved by AES’ stockholders, bringing the total authorized shares to 29,000,000. The weighted average exercise price of Options outstanding under this plan included in Column (b) is $15.18 (excluding RSU awards), with 11,288,777 shares available for future issuance.
(B)	The AES Corporation 2001 Stock Option Plan adopted in 2001 provided for 15,000,000 shares authorized for issuance. The weighted average exercise price of Options outstanding under this plan included in Column (b) is $14.69, with 933,857 shares available for future issuance.
(C)	The AES Corporation 2001 Plan for Outside Directors adopted in 2001 provided for 2,750,000 shares authorized for issuance. The weighted average exercise price of Options outstanding under this plan included in Column (b) is $9.72, with 2,021,884 shares available for future issuance.
(D)	The AES Corporation Second Amended and Restated Deferred Compensation Plan for Directors provided for 2,000,000 shares authorized for issuance. Column (b) excludes the Director stock units granted thereunder and there are 105,341 shares available for future issuance.
(E)	The AES Corporation Incentive Stock Option Plan adopted in 1991 provided for 57,500,000 shares authorized for issuance. The weighted average exercise price of Options outstanding under this plan included in Column (b) is $45.25. This plan terminated on June 1, 2001, such that no additional grants may be granted under the plan after that date. Any remaining shares under this plan, which are not reserved for issuance under outstanding awards, are not available for future issuance in light of this plan’s termination and thus this amount (22,045,819 shares) is not included in Column (c) above.

(2)	Includes 5,654,986 (2,122,281 of which are vested and 3,532,705 are unvested) shares underlying RSU awards (assuming performance at a maximum level), 611,159 shares underlying Director stock unit awards, and 16,589,235 shares issuable upon the exercise of Stock Option grants, for an aggregate number of 22,855,380 shares.
(3)	The AES Corporation 2001 Non-Officer Stock Option Plan provided for 12,000,000 shares authorized for issuance. The weighted average exercise price of Options outstanding under this plan shown in Column (b) is $13.14, with 1,396,781 shares available for future issuance. This plan is described in the narrative below.

The AES Corporation 2001 Non-Officer Stock Option Plan (the “2001 Plan”) was adopted by the Board on October 18, 2001, and became effective October 25, 2001. The 2001 Plan did not require approval of AES’s stockholders under SEC or NYSE rules and/or regulations at that time. All employees that are not Officers, Directors or beneficial owners of more than 10% of AES’s common stock are eligible to participate in the 2001 Plan. The total aggregate number of shares for which Options can be granted pursuant to the 2001 Plan is 12 million. As of December 31, 2009, approximately 3,500 employees held Options under the 2001 Plan. The exercise price of each Option awarded under the 2001 Plan is equal to the fair market value of AES’s common stock on the grant date of the Option. Options under the 2001 Plan generally vest as to 50% of their underlying shares on each anniversary of the Option grant date; however, grants dated October 25, 2001 vested in one year. Unless otherwise provided by the Compensation Committee of the Board, upon the death or disability of an employee, or a change of control (as defined therein), all Options granted under the 2001 Plan will become fully vested and exercisable. Unless otherwise provided by the Compensation Committee of the Board, in the event that the employee’s employment with the Company terminates for any reason other than death or disability, all Options held by such employee will automatically expire on the earlier of (a) the date the Option would have expired had the employee continued in such employment, and (b) 180 days after the date that such employee’s employment ceases. The 2001 Plan will expire on October 25, 2011. The Board may amend, modify or terminate the 2001 Plan at any time.

The following table provides the number of shares subject to outstanding awards and the number of shares available for future grants under Company plans and program as of December 31, 2009:

Number of Stock Options Outstanding	22,371,903
Weighted Average Exercise Price	$17.59
Weighted Average Term (in years)	3.57
Number of Stock Awards Outstanding	6,266,145

Number of Shares Remaining for Future Grant
2003 Long Term Compensation Plan	11,288,777
2001 Stock Option Plan	933,857
2001 Non Officer Stock Option Plan	1,396,781
Deferred Compensation Plan for Directors	105,341
2001 Plan for Outside Directors	2,021,884
1991 Stock Option Plan	0

Total Shares Remaining for Future Grant	15,746,640

Common Shares Outstanding as of March 8, 2010 (record date)	668,412,503

Aggregate Share Authorization Calculation:

There are no other shares remaining available for grant under any other Company plan or programs (except as identified in the table above), and no new awards will be granted under either the (i) 2001 Stock Option Plan, (ii) 2001 Director Plan, (iii) Deferred Compensation Plan, or (iv) 2001 Non-Officer Stock Option Plan between fiscal year-end and April 22, 2010, the date of the Stockholder’s meeting. Further, upon stockholder approval of the amended and restated 2003 Long Term Compensation Plan, no future grants will be made out of either the (i) 2001 Stock Option Plan, (ii) 2001 Director Plan, (iii) Deferred Compensation Plan, or (iv)2001 Non-Officer Stock Option Plan.

PROPOSAL 3: PROPOSAL TO RE-APPROVE THE AES CORPORATION PERFORMANCE INCENTIVE

PLAN, AS AMENDED AND RESTATED

The Board of Directors proposes that Stockholders re-approve The AES Corporation Performance Incentive Plan (the “Incentive Plan”). The Incentive Plan provides cash incentives to key employees with significant responsibility for achieving performance goals critical to the success and growth of the Company. The Board is requesting re-approval of the Incentive Plan in order to align the approval dates of all Stockholder approved plans to reduce administrative burden and compliance costs. The Board is not seeking amendments to the terms and conditions of the Incentive Plan that were previously approved in 2006. Because our Executive Officers are eligible to receive awards under the Incentive Plan, they may be deemed to have an interest in the adoption of this proposal.

The significant features of the Incentive Plan are described below. This summary is subject, in all respects to the terms of the Incentive Plan, which is attached to this Proxy Statement as Appendix B.

Administration

The Incentive Plan shall be administered by the Compensation Committee (for purposes of this Proposal 3, the “Committee”) of the Board; provided, however, that all acts and authority of the Committee pursuant to this Incentive Plan shall be subject to the provisions of the Committee’s Charter, as amended from time to time, and such other authority as may be delegated to the Committee by the Board. (Section 3(a))

Eligibility

Officers and key employees of the Company shall be eligible to participate in the Incentive Plan. No employee shall have the right to participate in the Incentive Plan, and participation in the Incentive Plan in any one Performance Period does not entitle an individual to participate in future Performance Periods. Unless otherwise determined by the Committee, participants who have terminated employment with the Company prior to the actual payment date of any award for any reason other than death, retirement or total and permanent disability, shall forfeit any and all rights to payment under any awards then outstanding under the terms of the Incentive Plan and shall not be entitled to any cash payment for such period. (Sections 4 and 6(b))

Awards

The Committee may, in its discretion, from time to time make awards to persons eligible for participation in the Incentive Plan pursuant to which the participant will earn cash compensation. The amount of a participant’s award may be based on a percentage of such participant’s salary or such other methods as may be established by the Committee. Each award shall be communicated to the participant, and shall specify, among other things, the terms and conditions of the award and the performance goals to be achieved. The maximum amount of an award that may be earned under the Incentive Plan by any participant for any performance period shall not exceed USD $5,000,000. (Section 5(a))

With respect to awards that are intended to be performance-based compensation under Section 162(m) of the Code, our compensation committee will establish written objective performance goals for each performance period relating to one or more of the following performance measures: either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the compensation committee, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the compensation committee: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; stock price; return on equity; total stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating income adjusted for management fees and depreciation, and amortization; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to an award, the Committee, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved. (Sections 2(h) and 5(b))

To the extent consistent with Section 162(m) of the Code, our compensation committee may determine, at the time the performance goals are established, that certain adjustments will apply, in whole or in part, to exclude the effect of any of the following occurrences: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including but not limited to reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items separately identified in the financial statements and/or notes thereto in accordance with generally accepted accounting principles. (Section 2(h))

In addition, the Committee may, in its sole discretion, establish additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any performance grant and may also retain the discretion to reduce the amount of a performance grant to an eligible person if it concludes that such reduction is necessary or appropriate. (Section 5(e))

Distribution of Awards

After the end of the performance period, the Committee shall certify in writing the extent to which the applicable performance goals and any other material terms have been achieved. Subject to the provisions of the Incentive Plan, earned awards shall be paid in the first calendar year immediately following the end of the performance period. For purposes of this provision, and for so long as the Code permits, the approved minutes of the Committee meeting in which the certification is made may be treated as written certification. (Section (6a))

Transferability

A participant’s rights under the Incentive Plan may not be assigned, pledged, or otherwise transferred except, in the event of a participant’s death, to the participant’s designated beneficiary, or in the absence of such a designation, by will or by the laws of descent and distribution. (Section 8)

Termination of Plan

The Committee may at any time (without the consent of the participant) modify, amend or terminate any or all of the provisions of this Incentive Plan to the extent necessary to conform to the provisions of the Incentive Plan with Section 409A or Section 162(m) of the Code or the regulations promulgated thereunder regardless of whether such modification, amendment, or termination of the Incentive Plan shall adversely affect the rights of a participant under the Incentive Plan. (Section 7)

The Board recommends that the Stockholders adopt the Incentive Plan and intends to introduce at the forthcoming Annual Meeting the following resolution (designated herein as Proposal 3):

“RESOLVED, that the Stockholders of the Company hereby adopt The AES Corporation Performance Incentive Plan as described herein and provided in its entirety as Appendix B.”

The affirmative vote of Stockholders representing a majority of the outstanding shares of Common Stock is necessary for the approval of Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AES CORPORATION PERFORMANCE INCENTIVE PLAN

PROPOSAL 4: RATIFICATION OF INDEPENDENT AUDITORS FOR 2010

The Board has appointed E&Y, an independent registered public accounting firm, as auditors to examine and report to Stockholders on the consolidated financial statements for the Company and its subsidiaries for the calendar year ended December 31, 2010. E&Y has acted as the Company’s independent auditors since 2008. The appointment was made by the Audit Committee of the Board. The appointment of E&Y is subject to ratification by the Company’s Stockholders at the Annual Meeting. Representatives of E&Y will be present at the Annual Meeting and will be given an opportunity to make a statement. Such representatives will also be available to respond to appropriate questions.

The Board recommends that the Stockholders ratify the appointment of E&Y. The Board intends to introduce the following resolution at the Annual Meeting:

“RESOLVED, that the appointment of E&Y as independent auditors of this Company for the year 2010 is hereby approved, ratified and confirmed.”

Ratification will be confirmed if a majority of the votes of the shares of common stock of the Company present in person or represented by Proxy and entitled to vote at the Annual Meeting, at which a quorum is present, are received and voted in favor of the ratification of E&Y as our independent auditors for the year 2010.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF E&Y AS INDEPENDENT AUDITORS OF THE COMPANY.

REPORT OF THE FINANCIAL AUDIT COMMITTEE

The Audit Committee maintains initial oversight over risks related to the integrity of the Company’s financial statements; internal controls over financial reporting and disclosure controls and procedures (including the performance of the Company’s internal audit function); the performance of the independent auditor; and the effectiveness of the Company’s Ethics and Compliance Program, and such other matters as are described in the Committee’s Charter. In addition to discussions with the Chief Executive Officer, Chief Financial Officer and other members of Management regarding the preparation of the Company’s financial statements and operating results, the Audit Committee received periodic reports from the Company’s Internal Audit, Compliance and Legal departments. Such reports addressed, among other matters, ongoing projects, control assessments and audits being conducted by the Internal Audit department, reports to the Company’s compliance hotline and/or issues involving the Company’s Code of Conduct, material litigation and significant legal developments involving the Company and/or its subsidiaries, and proposed organizational changes. During 2009, the Audit Committee also received periodic reports regarding the Company’s efforts to comply with Section 404 of Sarbanes-Oxley and efforts related to the completion and filings of the Company’s financial statements. In addition to the scheduled meetings of the Audit Committee, the members of the Audit Committee, as an Audit Committee or individually, held periodic telephonic discussions and/or in-person meetings with the Chief Executive Officer, Chief Financial Officer and various members of the Internal Audit, Compliance, and Legal departments regarding various subjects. Such informal periodic meetings and discussions permit the Audit Committee to provide advice and assistance to Company Management on a more frequent basis than the regularly scheduled meetings of the Audit Committee.

The meetings of the Audit Committee also were designed to facilitate and encourage communication among the Audit Committee, the Company, and the Company’s independent registered public accounting firm, E&Y. The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits, and met with the independent registered public accounting firm, with and without Management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. The Audit Committee also discussed with the independent registered public accounting firm the efforts expended by the Company in connection with the preparation and filing of the financial statements.

Neither the Audit Committee nor the independent registered public accounting firm are responsible for the preparation of the Company’s consolidated financial statements and its operating results and for the appropriate safekeeping of the Company’s assets. The independent registered public accounting firm’s responsibility is to attest to the fair presentation of the consolidated financial statements by the Company and attest to the effectiveness of internal controls over financial reporting. The independent registered public accounting firm is accountable to the Audit Committee, and the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm. The role of the Audit Committee is to be satisfied that both the Company and the independent registered public accounting firm discharge their respective responsibilities effectively.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2009 with Management and E&Y. In addition, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU §380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T including among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The Company’s independent registered public accounting firm provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and also discussed with the independent registered public accounting firm its independence from the Company. When considering E&Y’s independence, the Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated and subsidiary financial statements was compatible with maintaining their independence. The Audit Committee also reviewed and approved, among other things, the amount of fees paid to E&Y for audit and non-audit services. (Please see the principal accounting firm fees chart located in the following section of this Proxy Statement titled “Information Regarding the Independent Registered Public Accounting Firm’s Fees, Services and Independence”.)

Based on its review and the meetings, discussions and reports described above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

The Financial Audit Committee,

Charles O. Rossotti, Chairman

John A. Koskinen

John B. Morse, Jr.

Sven Sandstrom

INFORMATION REGARDING THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM’S FEES, SERVICES

AND INDEPENDENCE

The following table outlines the aggregate fees billed to the Company for the fiscal years ended December 31, 2009 and 2008 by the Company’s principal accounting firm, E&Y.

	$ in millions
	2009	2008
Audit Fees:	$17.4	$16.3
Audit Related Fees:	$0.3	1.0

Total Audit and Audit-related Fees:	$17.7	17.3
Tax Fees:	0	0.2
All Other Fees:	0	0

Total Fees:	$17.7	$17.5

Audit Fees: The aggregate amount noted above for Audit Fees includes fees for the audits of the Company’s consolidated financial statements and local subsidiaries’ financial statements, reviews of the Company’s quarterly financial statements, attestation of internal control over financial reporting, as required by the Sarbanes-Oxley Act, Section 404 and comfort letters, consents and other services related to SEC matters.

Audit Related Fees: The aggregate amount noted above for Audit Related Fees includes fees for audits of employee benefit plans, due diligence related to mergers and acquisitions, and accounting consultations.

Tax Fees: The aggregate amount noted above for tax fees includes fees for corporate and subsidiary tax return preparation services, expatriate tax return preparation services and consultations.

All Other Fees: The aggregate amount noted above for All Other Fees includes fees for permitted non-audit services, there were no fees other than as set forth in the other line items in the table.

Total Fees: The amount of Total Fees excludes fees billed to equity method investees in both years. The Company desired to maintain an independent relationship between itself and E&Y, and to ensure that level of independence during 2009, the Audit Committee maintained its policy established in 2002 within which to judge if E&Y may be eligible to provide certain services outside of its main role as outside auditor. Services within the established framework include audit and related services and certain tax services. Services outside of the framework require Audit Committee approval prior to the performance of the service. This framework is consistent with the provisions of the Sarbanes-Oxley Act which address auditor independence. All audit and non-audit services provided to the Company by E&Y during 2009 were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS, AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of our common stock as of February 19, 2010 by (a) each current Director and each Named Executive Officer set forth in the Summary Compensation Table in this Proxy Statement, (b) all Directors and Executive Officers as a group and (c) all persons who are known by us to own more than five percent (5%) of our common stock (based on their public filings with the SEC as of February 19, 2010 or as otherwise known to us). Unless otherwise indicated, each of the persons listed below and in the group has sole voting and dispositive power with respect to the shares shown. Under SEC Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares for which the individual directly or indirectly, has or shares voting or investment power whether or not the shares are held for individual benefit. Under these rules, more than one person may be deemed the beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to the best of our knowledge, sole voting and investment power with respect to the indicated shares of our common stock.

Except as otherwise indicated, the address for each person below is c/o The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203.

Shares Beneficially Owned by Directors and Executive Officers

Name	Position Held with the Company	Shares of Common Stock Beneficially Owned(1)(2)		% of Class (1)(2)
Paul Hanrahan	President, CEO and Director	2,276,101	(3)	*
Samuel W. Bodman, III	Director	158,199		*
Tarun Khanna	Director	33,457		*
John A. Koskinen	Director	130,133	(4)	*
Philip Lader	Director	262,088	(5)	*
Sandra O. Moose	Director	65,765		*
John B. Morse, Jr.	Director	38,265	(6)	*
Philip A. Odeen	Director and Chairman of the Board	118,970	(7)	*
Charles O. Rossotti	Director	165,913	(8)	*
Sven Sandstrom	Director	145,776		*
Victoria D. Harker	Executive Vice President and CFO	162,874		*
Andres R. Gluski	Executive Vice President and COO	359,944		*
Brian A. Miller	Executive Vice President, General Counsel and Secretary	223,785		*
Edward Hall	Executive Vice President North America, Wind and Energy Storage	334,882	(9)	*
All Directors and Executive Officers as a Group (18) persons		5,047,683		0.76%
Legg Mason Capital Management, Inc.	100 International Drive Baltimore, MD 21202	66,504,124	(10)	9.95%
FMR LLC	82 Devonshire Street Boston, MA 02109	66,722,736	(11)	9.98%
BlackRock Inc.	40 East 52nd Street New York, NY 10022	50,672,880	(12)	7.58%

*	Shares held represent less than 1% of the total number of outstanding shares of common stock of the Company.

(1)

The shares of our Common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under the SEC rules, shares of our common stock, which are subject to Options, units or other securities that are exercisable or convertible into shares of our common stock within 60 days of February 19, 2010, are deemed to be outstanding and beneficially owned by the person holding such Options, units or other securities. Such underlying shares of common stock are deemed to be outstanding for the purpose of computing such person’s ownership percentage, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes (a) the following shares issuable upon exercise of Options outstanding as of February 19, 2010 that are able to be exercised on or before April 20, 2010: Dr. Bodman—0 shares; Mr. Hanrahan—1,897,457 shares; Dr. Khanna—0 shares; Mr. Koskinen—0 shares; Mr. Lader—52,296 shares; Dr. Moose—11,779 shares; Mr. Morse—0 shares; Mr. Odeen—24,569 shares; Mr. Rossotti—21,912 shares; Mr. Sandstrom—52,815 shares; Ms. Harker—114,991 shares; Mr. Gluski—263,155 shares; Mr. Miller 134,763 shares; Mr. Hall 237,565 shares; all Directors and Executive Officers as a group—3,230,702 shares; (b) the following units issuable under the Second Amended and Restated Deferred Compensation Plan for Directors: Dr. Bodman—37,199 units; Dr. Khanna—33,457 units; Mr. Koskinen—100,133 units; Mr. Lader—88,641 units; Dr. Moose—53,986 units; Mr. Morse—37,265 units; Mr. Odeen—71,401 units; Mr. Rossotti—94,001 units; and Mr. Sandstrom—92,961 units; all Directors as a group 609,044 units; (c) the following shares held in The AES Retirement Savings Plan: Mr. Hanrahan—53,231 shares; Ms. Harker—9,671 shares; Mr. Gluski—9,771 shares; Mr. Miller 23,998 shares; Mr. Hall—58,997 shares; all Executive Officers as a group 241,169 shares; (d) the following units issuable under the Restoration Supplemental Retirement Plan and the AES Corporation Supplemental Retirement Plan: Mr. Hanrahan—102,713 units; Ms. Harker—23,251 units; Mr. Gluski—29,831 units; Mr. Miller—18,614 units; Mr. Hall—19,160 units; all Executive Officers as a group—222,777 units; (e) the following fully vested PSUs issuable under the 2003 LTC Plan: Mr. Hanrahan—0 PSUs; Ms. Harker—0 PSUs; Mr. Gluski—0 PSUs; Mr. Miller—0 PSUs; Mr. Hall—0 PSUs; all Executive Officers as a group—9,954 PSUs, and (f) the following fully vested RSUs issuable under the 2003 LTC Plan: Mr. Gluski—29,922 RSUs; Ms. Harker—14,961 RSUs; Mr. Miller—14,961 RSUs; all Executive Officers as a group—59,844 RSUs.
(3)	Includes 110 shares held by Mr. Hanrahan’s wife and 5,500 underlying shares of convertible securities.
(4)	Includes 30,000 shares held in an IRA for the benefit of Mr. Koskinen.
(5)	Includes 26,586 shares held in trust by Mr. Lader’s wife, 25 shares held by Mr. Lader’s daughter, 89,380 shares held in a family-established private foundation, of which Mr. Lader disclaims beneficial ownership, 5,160 shares in an IRA for the benefit of Mr. Lader.
(6)	Includes 1,000 shares held by Mr. Morse’s wife.
(7)	Includes 23,000 shares held jointly by Mr. Odeen and his wife.
(8)	Includes 40,000 shares held jointly by Mr. Rossotti and his wife.
(9)	Includes 880 shares held for the benefit of Mr. Hall’s sons.
(10)	Based solely on information furnished in the Schedule 13G/A (Amend. No. 5) filed by Legg Mason Capital Management, Inc. and certain of its affiliates with the SEC on February 15, 2010, it reported that it has (a) sole voting power on no shares, (b) shared voting power on 55,718,294 shares, (c) sole dispositive power on no shares, and (d) shared dispositive power on 66,504,124 shares.
(11)	Based solely on information furnished in the Schedule 13G/A (Amend. No. 9) filed by FMR LLC and certain of its affiliates with the SEC on February 12, 2010, it reported that it had (a) sole voting power on 2,602,071 shares, (b) shared voting power on no shares, (c) sole dispositive power on 66,722,736 shares and (d) shared dispositive power on no shares.
(12)	Based solely on information furnished in the Schedule 13G filed by BlackRock Inc. and certain of its affiliates with the SEC on January 20, 2010, it reported that it had (a) sole power to vote or to direct the vote on 50,672,880 shares, (b) shared power to vote or to direct the vote on 0 shares, (c) sole power to dispose or to direct the disposition of 50,672,880 shares, and (d) shared power to dispose or to direct the disposition of 0 shares. The Schedule 13G states that it amends the most recent Schedule 13G filing made by Barclays Global Investors, NA and certain of its affiliates (Barclays Global Investors, NA and such affiliates are collectively referred to as the “BGI Entities”) with respect to the subject class of securities of the Company. The Schedule 13G further discloses that, “as previously announced, on December 1, 2009 BlackRock completed its acquisition of Barclays Global Investors from Barclays Bank PLC. As a result, [substantially all of] the BGI Entities are now included as subsidiaries of BlackRock for purposes of Schedule 13G filings.”

GOVERNANCE MATTERS

Stockholder Proposals and Nominations for Director

If any Stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy material for the 2011 Annual Meeting of Stockholders, the proposal must comply with the requirements of Rule 14a-8 of Regulation 14A of the Exchange Act and must be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid to the Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Any such proposal must be received at least 120 days before the anniversary of the mailing of the prior year’s proxy material (by November 12, 2010), unless the date of our 2011 Annual Meeting is changed by more than 30 days from April 22, 2011, in which case, the proposal must be received a reasonable time before we begin to print and mail our proxy materials. Any such notice must set forth: (a) the name and address of the Stockholder and the text of the proposal to be introduced; (b) the number of shares of common stock held of record, owned beneficially and represented by proxy by such Stockholder as of the date of such notice; and (c) a representation that the Stockholder intends to appear in person or by proxy at the 2011 Annual Meeting of Stockholders to introduce the proposal specified in the notice.

In addition, our Bylaws establish certain requirements for proposals a Stockholder wishes to make from the floor of the 2011 Annual Meeting of Stockholders. If the proposal is for a matter other than the nomination of a Director for election at the meeting, the proposal must be written and delivered to the Secretary at the address set forth above not less than 90 days (by January 21, 2011) nor more than 120 days (December 23, 2010) prior to the first anniversary of the preceding year’s Annual Meeting provided, however, that in the event that the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Stockholder to be timely must be so delivered by not earlier than the close of business on the 90th day prior to such Annual Meeting and not later than the close of business on the later of the 60th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must contain (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest such Stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made and (b) the name and address of such Stockholder as they appear on the Corporation’s books, and of such beneficial owners and (c) the class and number of shares of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner. In addition, such Stockholder’s notice shall set forth the following information required under Section 2.16 of the Company’s Bylaws: (a) the name of each nominee holder of shares owned beneficially but not of record by such Stockholder and the number of shares of stock held by each such nominee holder; (b) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Stockholder with respect to stock of the Corporation and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such Stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such Stockholder or to increase the voting power or pecuniary or economic interest of such Stockholder with respect to stock of the Corporation; (c) a description of all agreements, arrangements or understandings between such Stockholder and (i) any other person or persons (including their names) in connection with the proposal of such business by such Stockholder or (ii) each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Stockholder, as the case may be, and any material interest of such Stockholder in such business or nomination, as the case may be, including any anticipated benefit to the Stockholder therefrom; (d) a representation that such Stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting or to nominate the persons named in its notice, as the case may be; and (e) any other information relating to such Stockholder that would be required to be disclosed in a Proxy Statement or other filings required to be made in connection with the solicitation of proxies with respect to business brought at annual meeting of Stockholders or for election of Directors, as the case may be, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

The chairperson of the 2011 Annual Meeting of Stockholders may refuse to acknowledge the introduction of any Stockholder proposal not made in compliance with the foregoing procedures.

Our Bylaws also sets forth the procedure for a Stockholder’s nomination of Directors from the floor of the 2011 Annual Meeting of Stockholders. Section 9.01 provides that nominations of persons for election to the Board of Directors may be made at any annual meeting of Stockholders or at any special meeting of Stockholders called for the purpose of electing Directors by any Stockholder who is a Stockholder at the time they provide the required notice (and such notice meets the requirements set forth below) and that they continue to be a Stockholder at the time of the meeting.

The written notice required with respect to any nomination (including the completed and signed questionnaire, representation and agreement discussed below must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation (a) with respect to an election to be held at an annual meeting of Stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, and (b) with respect to an election to be held at a special meeting of Stockholders for the election of Directors, the close of business on the seventh day following the earlier of (i) the date on which notice of such meeting is first given to Stockholders and (ii) the date on which a public announcement of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period for the giving of a Stockholder’s notice as described above.

Each such notice shall include: (1) the class and number of shares of the Company which are owned beneficially and of record by such Stockholder and such beneficial owner, if any, on whose behalf the nomination is made and each person whom the Stockholder proposes to nominate for election as a Director; (2) the name and address of each Stockholder of record who intends to appear in person or by proxy to make the nomination and of the person or persons to be nominated; (3) the consent of each nominee to serve as a Director of the Company if so elected; (4) as to each person whom the Stockholder proposes to nominate for election as a Director (i) the name of each nominee holder of shares owned beneficially but not of record by such person and the number of shares of stock held by each such nominee holder; and (5) the information required under Section 2.16 of the Company’s Bylaws. Further, a completed and signed questionnaire and representation and agreement (in the form provided by the Secretary upon written request by a Stockholder of record) must also be provided. The person presiding at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

The required representation and agreement provides that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Company, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

AES Code of Conduct and Corporate Governance Guidelines

The Code of Conduct and Corporate Governance Guidelines have been adopted by the Board. The Code of Conduct is intended to govern as a requirement of employment the actions of everyone who works at AES, including employees of AES’s subsidiaries and affiliates. The Code of Conduct and the Corporate Governance Guidelines can be located in their entirety on the Company’s web site (www.aes.com). Any person may obtain a copy of the Code of Conduct or the Corporate Governance Guidelines without charge by making a written request to: Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, VA 22203. If any amendments to or waivers from the Code of Conduct or the Corporate Governance Guidelines are made, we will disclose such amendments or waivers on our website.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on the Company’s review of reports filed under Section 16(a) of the Exchange Act and certain written representations (as allowed by Item 405(b)(2)(i) of Regulation S-K), the Company believes that no person subject to Section 16(a) of the Exchange Act with respect to AES failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during the most recent fiscal year except for Mr. Hall who did not timely report the purchase of 211 deferred units on Form 4 and Mr. Richard Santoroski (Executive Vice President of the Company) who did not timely report the purchase of 57 deferred units on Form 4. Each of these purchases was made under the Company’s Restoration Supplemental Retirement Plan.

Electronic Delivery of Proxy Materials and Annual Report on Form 10-K

For beneficial holders of AES stock, this Proxy Statement and the Company’s 2009 Annual Report on Form 10-K are available for viewing and printing at www.edocumentview.com/aes. For registered holders of AES stock, this Proxy Statement and the Company’s 2009 Annual Report on Form 10-K are available for viewing and printing at www.envisionreports.com/aes. Instead of receiving paper copies in the mail of next year’s Proxy Statement and Annual Report or a notice of availability of proxy materials, Stockholders can elect to receive an e-mail message that will provide a link to these documents on the website. By opting to access your proxy materials online, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. AES Stockholders who have enrolled in the electronic proxy delivery service previously will receive their materials online this year. Registered Stockholders may enroll in the electronic proxy and annual report access service for future Annual Meetings by following the link provided on www.envisionreports.com/aes. Beneficial shareholders must contact their respective banker or broker to register for this option.

CERTAIN MATTERS RELATING TO PROXY MATERIALS

AND ANNUAL REPORTS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Proxy Statements with respect to two or more Stockholders sharing the same address by delivering a single Proxy Statement addressed to those Stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for Stockholders and cost savings for companies. AES and some brokers household proxy materials, delivering a single Proxy Statement to multiple Stockholders sharing an address unless contrary instructions have been received from the affected Stockholders. Once Stockholders have received notice from their broker or us that materials will be sent in the householding manner to the Stockholder’s address, householding will continue until otherwise notified or until the Stockholder revokes such consent. If, at any time, Stockholders no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, they should notify their broker if shares are held in a brokerage account or us if holding registered shares.

Any beneficial owner can request (i) to receive a separate copy of an annual report or Proxy Statement for this meeting, (ii) to receive separate copies of those materials for future meetings, or (iii) if the Stockholder shares an address and wishes to request delivery of a single copy of annual reports or Proxy Statements if now receiving multiple copies of annual reports or Proxy Statements, you can make your request in writing to your broker.

Charitable Contributions

Under NYSE 303A.02 (b)(v), the Company is required to report as to whether or not any charitable contributions were made by the Company to any charitable organization for which an AES Director served as an Executive Officer of that organization in an amount greater than $1 million or 2% of such charitable organization’s consolidated gross revenues for the years 2009, 2008 or 2007. The Company did not make any such charitable contributions in excess of those amounts.

Communications with the Board or Its Committees

The Board offers several e-mail addresses, as set forth below, for Stockholders and interested parties to send communications through the Office of the Corporate Secretary of the Company to the non-management Directors and/or the following committees of the Board:

AES Board of Directors:

AESDirectors@aes.com

Compensation Committee

CompCommitteeChair@aes.com

Financial Audit Committee:

AuditCommitteeChair@aes.com

Nominating, Governance and Corporate Responsibility Committee:

NomGovCommitteeChair@aes.com

A member of the Corporate Secretary’s Office will forward to the Directors all communications that, in his or her judgment, are appropriate for consideration by the Directors. Examples of communications that would not be considered as appropriate for consideration by the Directors include commercial solicitations, requests for employment and matters not relevant to the Stockholders, the functioning of the Board or the affairs of the Company.

Annual Report on Form 10-K

Any Stockholder who desires an additional copy of the Company’s 2009 Annual Report on Form 10-K filed on February 26, 2010 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Stockholders may also obtain a copy by visiting the Company’s web site at http://www.aes.com.

By Order of the Board of Directors,

Brian A. Miller

Executive Vice President, General Counsel and Secretary

APPENDIX A

THE AES CORPORATION

2003 LONG TERM COMPENSATION PLAN

As Amended and Restated on April 22, 20101

(Original Effective Date: 2/12/03)

1. PURPOSE. The 2003 Long Term Compensation Plan, as amended and restated, (the “Plan”) has been established by The AES Corporation (the “Company”) to(a) reward Employees and Directors by means of appropriate incentives for achieving long-range Company goals; (b) provide incentive compensation opportunities that are competitive with those of other similar companies, (c) further match Employees’ and Directors’ financial interests with those of the Company’s other Stockholders through compensation that is based on the Company’s common stock and thereby enhance the long-term financial interest of the Company and its Affiliates, including through the growth in the value of the Company’s equity and enhancement of long-term Stockholders return and (d) facilitate recruitment and retention of outstanding personnel eligible to participate in the Plan. The Plan as amended and restated is intended to comply with Section 409A.

2. DEFINITIONS. Except as otherwise specified by the Committee in an Agreement, capitalized terms used in this Plan have the meanings set forth below. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

(a) “Affiliate” means (i) any Subsidiary of the Company, (ii) any entity or Person or group of Persons that, directly or through one or more intermediaries, is controlled by the Company and (iii) any entity or Person or group of Persons in which the Company has a significant equity interest, as determined by the Committee, including any Affiliates which become such after adoption of this Plan.

(b) “Agreement” means any written agreement, contract, policy, program or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(c) “Award” means any Option, award of Restricted Stock or Restricted Stock Units, Other Stock-Based Award or Performance Award granted under the Plan.

(d) “Board” or “Board of Directors” means the Board of Directors of the Company.

(e) “Change in Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any Person or group (as that term is used in Section 13(d) (3) of the Exchange Act) of Persons, (ii) a Person or group (as so defined) of Persons (other than Management of the Company on the date of the adoption of this Plan or their Affiliates) shall have become the beneficial owner of more than 35% of the outstanding voting stock of the Company, or (iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group) cease to constitute a majority of the Board. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change of Control is a distribution event for purposes of an Award, the foregoing definition of Change in Control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a Change of Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5).

[1]	Subject to approval by the Stockholders of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

(g) “Committee” means the Compensation Committee of the Board, or any successor committee thereto, and/or such other committee of the Board as is appointed or designated by the Board to administer the Plan (or any part hereof) or is otherwise identified in the Company’s corporate governance documents as being responsible for determining the compensatory arrangements of certain Participants.

(h) “Covered Person” means an individual who is expected by the Committee to be both (i) a “covered employee” as defined in Section 162(m) of the Code for the tax year of the Company with regard to which a deduction in respect of such person’s Award would be allowed and (ii) the recipient of compensation (other than “qualified performance based compensation” as defined in Section 162(m)) in excess of $1,000,000 for such tax year.

(i) “Director” means a member of the Board of Directors of the Company.

(j) “Disability” means the disability of a Participant (i) such that the Participant is considered disabled under any long term disability plan of the Company, or (ii) as otherwise determined by the Committee.

(k) “Employee” means any full-time or part-time employee (including an Officer or Director who is also an employee) of the Company or an Affiliate. “Employee” shall also include any individual or individuals to whom an offer of employment has been extended. References in this Plan to “employment” and related terms shall include the provision of services in any such capacity.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means the closing sale price of the Shares, as reported on the composite tape of New York Stock Exchange issues, or any other reporting system selected by the Committee on the relevant dates, or, if no sale of Shares is reported for that date, on the date or dates that the Committee determines, in its sole discretion, to be appropriate for purposes of the valuation.

(n) “Incentive Stock Option” means an Option granted under Section 6 that meets the requirements of Section 422 of the Code, or any successor provision thereto.

(o) “Non-Qualified Stock Option” means an Option granted under Section 6 that is not an Incentive Stock Option.

(p) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(q) “Other Stock-Based Award” means any right granted under Section 8.

(r) “Participant” means an Employee or non-employee Director to whom an Award has been made.

(s) “Performance Award” means an Award to a Covered Person under Section 9.

(t) “Person” means any individual, corporation, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

(u) “Plan” means this 2003 Long Term Compensation Plan, as amended and in effect from time to time.

(v) “Restricted Stock” means any Share underlying an Award granted under Section 7.

(w) “Restricted Stock Unit” means a contractual right underlying an Award granted under Section 7 that is denominated in Shares, which Unit represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in the Plan and the applicable Agreement.

(x) “Retirement” means retirement of a Participant (i) as defined under any retirement plan of the Company or any Affiliate which is qualified under Section 401 of the Code in which the Participant participates, or (ii) as determined by the Committee.

(y) “Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.

(z) “Separation from Service” and “Separate from Service” shall mean the Participant’s death, retirement or other termination of employment with the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a “separation from service” (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears.

(aa) “Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with Section 409A and the procedures established by the Company.

(bb) “Share” means a share of Stock.

(cc) “Stock” means the common stock, $.01 par value per share (as such par value may be adjusted from time to time), of the Company.

(dd) “Subsidiary” means any entity in which the Company owns or otherwise controls, directly or indirectly, stock or other ownership interests having the voting power to elect a majority of the Board, or other governing group having functions similar to a board of Directors, as determined by the Committee.

(ee) “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

(ff) “Successor” with respect to a Participant means the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or of forms submitted by the Participant to the Committee, acquire the right to receive cash and/or Shares issuable in satisfaction of an Award.

3. ADMINISTRATION. Subject to the provisions of the plan, the authority to control and manage the operation and administration of the Plan shall be vested in the Committee; provided, however, that the Board (and/or such other committee designated by the Board shall approve and/or ratify any Awards to the Company’s non-employee Directors.

(a) The Committee shall have power to make Awards, to determine when and to whom Awards will be granted, the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards and, subject to the terms of the Plan, to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the Participant, the Participant’s present and potential contribution to the Company’s success and such other factors as the Committee deems relevant.

(b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

(c) The Committee shall have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(d) The Committee may determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended.

(e) The Committee shall have the authority to interpret the Plan and any Award or Agreement made under the Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the Plan, to determine the terms and provisions of any Agreements entered into hereunder (not inconsistent with the Plan), and to make all other determinations necessary or advisable for the administration of the Plan.

(f) The Committee shall determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically, or at the election of the holder thereof, or of the Committee.

(g) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive.

(h) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

(i) Except to the extent prohibited by applicable law or regulation, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The Committee may revoke any such allocation or delegation at any time.

(j) The Company and any Affiliate shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and any Affiliate as to an Employee’s or Participant’s employment, or other provision of services, termination of employment, or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefit under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

(k) To the fullest extent permitted by law, each member and former member of the Board and the Committee and each person to whom the Board and the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

4. SHARES AVAILABLE FOR AWARDS.

(a) Subject to adjustment as provided in Section 4(e), the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan is 38,000,000. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(e), no Participant may receive Options and stock appreciation rights under this Plan in any calendar year that relate to more than 1,000,000 Shares.

(b) Shares to be issued under the Plan may be made available from authorized but unissued Stock, Stock held by the Company in its treasury, or Stock purchased by the Company on the open market or otherwise. During the term of the Plan, the Company will at all times reserve and keep available the number of shares of Stock that shall be sufficient to satisfy the requirements of the Plan.

(c) If any Shares covered by an Award other than a Substitute Award, or to which such an Award relates, terminate, lapse or are forfeited or cancelled, or such an Award is otherwise settled without the delivery of the full number of Shares underlying the Award, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture, termination, lapse, cancellation, etc., shall again be, or shall become available for issuance under the Plan; provided, however, that Shares (i) delivered in payment of the exercise price of an Option, (ii) not issued upon the net settlement or net exercise of stock appreciation rights, or (iii) delivered to or withheld by the Company to pay withholding taxes related to an Option or stock appreciation right, shall become available again for issuance under this Plan.

(d) Shares underlying Substitute Awards shall not reduce the number of Shares available for delivery under this Plan.

(e) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including without limitation the individual limit set forth in Section 4(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award shall always be a whole number; provided, further, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code or any Award intended to comply with, or qualify for an exception to, Section 409A, any such adjustment shall be authorized only to the extent that such adjustment would not cause the Award to fail to comply with Section 162(m) or Section 409A, or an exception thereto.

5. ELIGIBILITY. All Employees and non-employee Directors are eligible to participate in this Plan and receive Awards hereunder. Holders of equity-based awards issued by a company acquired by the Company or with which the Company combines are eligible to receive Substitute Awards hereunder.

6. OPTIONS. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b) The term of each Option shall be fixed by the Committee and the effect thereon, if any, of the termination of employment of the Participant shall be determined by the Committee and set forth in the applicable Agreement. Notwithstanding, the term of an Option shall not exceed ten (10) years.

(c) Any Option may be exercised at any time during the period commencing with either the date that Option is granted or the first date permitted under a vesting schedule established by the Committee and ending with the expiration date of the Option. A Participant may exercise his Option for all or part of the number of Shares which he is eligible to exercise under terms of the Option. The Committee shall determine the method or methods by which, and the form or forms in which, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, payment of the exercise price with respect thereto may be made or deemed to have been made.

(d) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(e) Options shall be granted to non-employee Directors in accordance with the policies established from time to time by the Committee, including the terms and conditions of any such award, number of shares (if any) to be subject to each such Option and the time(s) at which such Options shall be granted.

7. RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS. The Committee is hereby authorized to grant Awards of Restricted Stock and/or Restricted Stock Units to Participants.

(a) The Awards granted under this Section 7 shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote Shares underlying Restricted Stock Awards or the right to receive any dividend, other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. If the vesting conditions applicable to an Award of Restricted Stock or Restricted Stock Units relate exclusively to the passage of time and continued employment or provision of services, or refraining therefrom, the last vesting date of all or a portion of such Award shall occur no less than 36 months following the date of such Award, except that the foregoing restriction shall not apply to such Awards if they (i) are made in satisfaction of Company obligations to Participants that would otherwise be paid in cash, (ii) are issued in connection with the exercise of an Option or other Award hereunder, or (iii) are Substitute Awards.

(b) Any Award of Restricted Stock or Restricted Stock Units may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares underlying a Restricted Stock Award, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares.

8. OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, stock units, stock appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Notwithstanding, the term of a stock appreciation right shall not exceed ten (10) years. Shares or other securities delivered pursuant to a purchase right granted under this Section 8 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, the deferral of compensation, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards or the deferral of compensation, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted. Full-value awards granted hereunder to Employees will have a standard vesting schedule, in one or more increments, over a service period of no less than (3) three years; provided, however, that (i) up to five (5%) percent of the shares authorized for issuance under the Plan may be granted without this restriction, and (ii) this limitation will not adversely affect a participant’s rights under another plan or agreement with AES or its subsidiaries.

9. PERFORMANCE AWARDS.

(a) The Committee is hereby authorized to grant Performance Awards to Covered Persons, with a minimum performance period of at least one (1) year to be applicable to awards granted hereunder, if the Committee intends that such Awards shall qualify as “qualified performance based compensation” under Section 162(m) of the Code. Unless otherwise determined by the Committee, any such Performance Award shall be evidenced by an Agreement containing the terms of the Performance Award, including but not limited to, the performance criteria and such terms and conditions as may be determined, from time to time, by the Committee, in each case, not inconsistent with this Plan.

(b) Performance Awards shall become earned and payable if performance goals relating to one or more of the following performance measures are achieved during a performance period or periods, as determined by the Committee: (i) Cash Value Added, (ii) Total Stockholder Return, (iii) Return on Equity, (iv) Revenue Growth, (v) Return on Net Assets, (vi) Earnings Per Share, (vii) EBITDA, (viii) Return on Invested Capital, (ix) Parent Operating Cash Flow, (x) Consolidated Free Cash Flow or (xi) Cash Return on Investment (CRI), each as hereinafter defined. To the extent consistent with Section 162(m) of the Code, the Committee may determine, at the time the performance goals are established, that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and

any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in Management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report for the applicable period.

(c) Performance goals relating to the performance measures set forth above shall be pre-established in writing by the Committee, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and regulations promulgated thereunder, and such performance goals may relate to the Company as a whole, or to one or more units thereof, and may be measured over such periods, as the Committee shall determine. All such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable performance period; provided, however, that for a performance period of less than one (1) year, the Committee shall take any such actions prior to the lapse of 25% of the performance period. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to a Performance Award, the Committee, in its sole discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved. The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may reduce the amount of any award to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparison with compensation received by other similarly situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant. Notwithstanding any provision of this Plan to the contrary, the Committee shall not use its discretionary authority to increase any Performance Award that is intended to be performance-based compensation under Section 162(m) of the Code.

(d) The maximum value of (i) Performance Awards (denominated in cash) which may be awarded to a Participant under the Plan in any one calendar year of the Company is $10,000,000, and (ii) Performance Awards (denominated in Stock) which may be awarded to a participant under the Plan in any one calendar year of the Company is 1,000,000 Shares.

(e) For purposes of this Plan, the following terms shall have the meanings set forth below. Each of the financial variables of which the respective measures are a function shall be determined in accordance with GAAP, as applicable, in a manner consistent with the Company’s audited financial statements for the relevant period.

(i) “Cash Return on Investment (CRI)” means (A) consolidated cash flow from operations less mandatory capital expenditures, divided by (B) gross investment (where gross investment equals gross property), plant and equipment, plus working capital.

(ii) “Cash Value Added” means (A) operating profit after taxes, adjusted for minority interests, plus depreciation and amortization expenses and other material non-cash charges (if any) minus (B) a charge reflecting the cost (including replacement) of new capital.

(iii) “Consolidated Free Cash Flow” means consolidated cash flow from operations less mandatory capital expenditures (adjusted for minority interests).

(iv) “Earnings Before Income Taxes, Depreciation and Amortization (EBITDA)” means net income from continuing operations plus (1) provision for income taxes and (2) depreciation and amortization expenses.

(v) “Earnings Per Share” for a period means diluted earnings per common share from continuing operations before extraordinary items.

(vi) “Return on Equity” for a period means net income divided by average Stockholders’ equity (adjusted for accumulated other comprehensive losses).

(vii) “Return on Invested Capital” for a period means (A) net operating profits after taxes divided by (B) total liabilities plus amounts, if any, attributable to minority interests, preferred stock and average Stockholders’ equity (adjusted for accumulated other comprehensive losses).

(viii) “Return on Net Assets” for a period means net income less preferred stock dividends divided by the difference of average total assets less average non-debt liabilities, with average defined as the sum of assets or liabilities at the beginning and ending of the period divided by two.

(ix) “Revenue Growth” means the percentage change in revenue (as defined in Statement of Financial Accounting Concepts No. 6, published by the Financial Accounting Standards Board) from one period to another.

(x) “Total Stockholder Return” means the sum of the appreciation in the Company’s stock price and dividends paid on the common stock of the Company over a given period of time.

(xi) “Parent Operating Cash Flow” means “Parent Operating Cash Flow” as defined in the Company’s annual report filed on Form 10-K.

10. TERMINATION OF EMPLOYMENT OR SERVICE. Except as otherwise determined by the Committee or provided by the Committee in an applicable Agreement and to the extent not inconsistent with Section 14(k) hereof, in case of termination of employment or service, the following provisions shall apply:

(a) Upon termination of employment or cessation of provision of services by the Participant for reason of death or Disability:

(i) any Award (other than Options) then held by such Participant shall be immediately accelerated and become fully vested, exercisable and payable, and

(ii) any Option then held by such Participant shall be immediately accelerated and become fully vested, exercisable and payable and shall expire on the earlier of (1) the date the Option would have expired had the Participant continued in such employment or service, and (2) one year after the date such Participant’s employment or service ceases.

(b) Upon termination of employment or cessation of provision of services by the Participant for reason of Retirement:

(i) any Award (other than Options) then held by such Participant shall be immediately accelerated and become fully vested, exercisable and payable, and

(ii) any Option then held by such Participant shall automatically expire on the earlier of (1) the date the Option would have expired had the Participant continued in such employment or service, and (2) one hundred and eighty days after the date such Participant’s employment or service ceases, except that any Incentive Stock Option shall automatically expire on the earlier of the date set forth in clause (1) above and three months after the date that such Participant’s employment or service ceases.

(c) Upon termination of employment by the Company for cause (as determined by the Committee in its sole discretion), or under other circumstances provided by the Committee in its discretion in the applicable Agreement:

(i) any Award then held by such Participant whose restrictions have not lapsed, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company upon such termination of employment or service, and

(ii) any Option then held by such Participant, to the extent exercisable, shall automatically expire on the earlier of (1) the date the Option would have expired had the Participant continued in such employment or service, and (2) and three months after the date that such Participant’s service ceases.

(d) Upon termination of employment or cessation of provision of services by the Participant for any reason other than death, Disability, Retirement or termination of employment or service by the Company for cause (as determined by the Committee in its sole discretion), or under other circumstances provided by the Committee in its discretion in the applicable Agreement:

(i) any Award (other than Performance Awards) then held by such Participant whose restrictions have not lapsed, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company upon such termination of employment or service,

(ii) any Option then held by such Participant, to the extent exercisable, shall automatically expire on the earlier of (1) the date the Option would have expired had the Participant continued in such employment or service, and (2) one hundred and eighty days after the date the such Participant’s service ceases, except that any Incentive Stock Option shall automatically expire on the earlier of clause (i) above and three months after the date that such Participant’s service ceases, and

(iii) any Performance Award then held by such Participant which is not then payable will be paid in accordance with its terms at the time the Performance Award would have been payable if the termination of employment or service had not occurred, and the payment shall be prorated based on the number of days in the performance period that occurred prior to the termination of employment or service.

11. DURATION. The Plan shall be effective as of February 1, 2003, subject to its approval by the Stockholders of the Company. No Award shall be granted under the Plan after the tenth anniversary of the last date upon which the Company obtained Stockholder approval of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to administer the Plan and to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

12. AMENDMENT, MODIFICATION AND TERMINATION.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) Stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations. Notwithstanding the foregoing or any provision of the Plan or an Award to the contrary, (i) the Committee may at any time (without the consent of any Participant) modify or amend any or all of the provisions of the Plan or an Award to the extent necessary to conform the provisions of the Plan or an Award with Section 162(m), Section 409A, the regulations issued thereunder or an exception thereto, or other applicable law, regardless of whether such modification or amendment of the Award shall adversely affect the rights of a Participant, and (ii) the Committee may not, without Stockholder approval, reduce the exercise price of any Option or stock appreciation right, exchange any underwater Option or stock appreciation right for a cash payment, or take any other action with respect to outstanding Options or stock appreciation rights that is treated as a repricing of such Options or stock appreciation rights under generally accepted accounting principles (unless otherwise permitted by applicable listing standards).

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair the rights of a Participant or holder or beneficiary under any Award theretofore granted under the Plan.

(c) With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend, or otherwise modify, without Board or Stockholder approval, the terms of the Plan or Awards with respect to such Participant in order to conform such terms with the provisions of local law; provided that such amendment or other modification shall not increase the total number of Shares reserved for purposes of the Plan without the approval of the Stockholders of the Company.

(d) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, an event affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e) To the extent not inconsistent with Section 14(k) hereof, in connection with a Change in Control or an event described in Section 4(e), the Committee may, in its discretion (i) cancel any or all outstanding Awards under the Plan in consideration for payment to the holder of each such cancelled Award of an amount equal to the portion of the consideration that would have been payable to such holder pursuant to such transaction if such Award had been fully vested and exercisable, and had been fully exercised, immediately prior to such transaction, less the exercise price if any that would have been payable therefore, or (ii) if the net amount referred to in clause (i) would be negative, cancel such Award for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash and/or securities or other property in the Committee’s discretion.

13. CHANGE IN CONTROL. Except as otherwise expressly provided in the applicable Agreement and to the extent not inconsistent with Section 14(k) hereof, upon the consummation of a Change in Control, all outstanding Options under this Plan shall become fully exercisable and all outstanding Awards (other than Options) under this Plan shall become fully vested and payable.

14. MISCELLANEOUS.

(a) Nothing in the Plan or in any Agreement shall confer upon any Participant the right to continue in the service or employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment or provision of service of the Participant with or without cause.

(b) The Company shall have a right to withhold from any payment of cash or Stock to a Participant or other person under the Plan an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state, local income tax or such other applicable taxes (“Taxes”) with respect to income arising from payment of the Award. The Company shall have the right to require the payment of any Taxes before issuing any Stock pursuant to the Award. The Committee may, if it deems appropriate in the case of a Participant, withhold such Taxes through a reduction of the number of Shares delivered to such individual, or allow the Participant to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the Taxes with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered to such individual or a subsequent return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws. Notwithstanding the foregoing or any provisions of the Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements for equity classification of Paragraph 35 of FASB Statement No. 123(R) and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements.

(c) Awards received by a Participant under this Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement, or unless the Committee so determines. No provision of the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, including incentive arrangements providing for the issuance of options and stock, and awards that do not qualify under Section 162(m) of the Code, and such arrangements may be generally applicable or applicable only in specific cases.

(d) Subject to the provisions of the Plan, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided , however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant; (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; and (iii) no Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(f) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the applicable Agreement. Except as may be required by law, neither the Company nor any member or former member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Sections 3(c) and 3(i) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, under this Plan.

(g) No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at such time be listed.

(h) To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Delaware and construed accordingly.

(i) In the event that any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(j) No fractional shares shall be issued or delivered pursuant to this Plan or any Agreement, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(k) Notwithstanding any provision of the Plan or an Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

(i) If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the 6-month anniversary of the date of termination unless another compliant date is specified in the applicable Agreement.

(ii) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(iii) The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Board to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period).

(iv) The grant of Non-Qualified Stock Options and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Participants of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(v) Notwithstanding anything to the contrary contained herein and with respect to Options that were earned and vested under the Plan prior to January 1, 2005 (as determined under Section 409A, “Grandfather Options”), such Grandfathered Options are intended to be exempt from Section 409A and shall be administered and interpreted in a manner intended to ensure that any such Grandfathered Option remains exempt from Section 409A. No amendments or other modifications shall be made to such Grandfathered Options except as specifically set forth in a separate writing thereto, and no amendment or modification to the Plan shall be interpreted or construed in a manner that would cause a material modification (within the meaning of Section 409A, including Treas. Reg. § 1.409A-6(a)(4)) to any such Grandfathered Options.

(vi) In no event shall any member of the Board, the Committee or the Company (or its employees, Officers or Directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

The AES Corporation

By:	/s/ RITA TREHAN
Rita Trehan, Vice President, Human Resources

APPENDIX B

THE AES CORPORATION

PERFORMANCE INCENTIVE PLAN

(As Amended and Restated April 22, 2010) 1

1. Purpose of the Plan

The purpose of The AES Corporation Performance Incentive Plan (the “Plan”) is to advance the interests of the Company and its stockholders by providing incentives to key employees with significant responsibility for achieving performance goals critical to the success and growth of the Company. The Plan is designed to: (i) promote the attainment of the Company’s significant business objectives; (ii) encourage and reward management teamwork across the entire Company; and (iii) assist in the attraction and retention of employees vital to the Company’s long-term success. The Plan has been amended to comply with Section 409A.

2. Definitions

For the purpose of the Plan, the following definitions shall apply:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended, including any successor law thereto.

(c) “Committee” means the Compensation Committee of the Board, or such other committee as is appointed or designated by the Board to administer the Plan, in each case which shall be comprised solely of two or more “outside directors” (as defined under Section 162(m) of the Code and the regulations promulgated thereunder).

(d) “Company” means The AES Corporation and any subsidiary entity or affiliate thereof, including subsidiaries or affiliates which become such after adoption of the Plan.

(e) “Forfeit,” “Forfeiture,” “Forfeited” means the loss by a Participant of any and all rights to an award granted under the Plan, including the loss to any payment of compensation by the Company under the Plan or any award granted thereunder.

(f) “Participant” means any person: (1) who satisfies the eligibility requirements set forth in Paragraph 4; (2) to whom an award has been made by the Committee; and (3) whose award remains outstanding under the Plan.

(g) “Performance Goal” means, in relation to any Performance Period, the level of performance that must be achieved with respect to a Performance Measure.

(h) “Performance Measures” means any one or more of the following performance criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; stock price; return on equity; total stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating income adjusted for management fees and depreciation, and amortization; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives.

[1]	Subject to approval by the Stockholders of the Company.

To the extent consistent with Section 162(m) of the Code and the regulations promulgated thereunder, the Committee may determine at the time the performance goals are established that certain adjustments shall apply, in whole or in part, in such manner as specified by the Committee, to exclude the effect of any of the following events that occur during a Performance Period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including but not limited to reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items separately identified in the financial statements and/or notes thereto in accordance with generally accepted accounting principles.

(i) “Performance Period” means, in relation to any award, the calendar year or other period of 12 months or less for which a Participant’s performance is being calculated, with each such period constituting a separate Performance Period.

(j) “Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.

(k) “Retirement” means retirement of an employee as determined and authorized by the Committee.

(l) “Total and Permanent Disability” means: (1) if the Participant is insured under a long-term disability insurance policy or plan which is paid for by the Company, the Participant is totally disabled under the terms of that policy or plan; or (2) if no such policy or plan exists, the Participant shall be considered to be totally disabled as determined by the Committee.

3. Administration of the Plan

(a) The management of the Plan shall be vested in the Committee; provided, however, that all acts and authority of the Committee pursuant to this Plan shall be subject to the provisions of the Committee’s Charter, as amended from time to time, and such other authority as may be delegated to the Committee by the Board. The Committee may, with respect to Participants whom the Committee determines are not likely to be subject to Section 162(m) of the Code, delegate such of its powers and authority under the Plan to the Company’s officers as it deems necessary or appropriate. In the event of such delegation, all references to the Committee in this Plan shall be deemed references to such officers as it relates to those aspects of the Plan that have been delegated.

(b) Subject to the terms of the Plan, the Committee shall, among other things, have full authority and discretion to determine eligibility for participation in the Plan, make awards under the Plan, establish the terms and conditions of such awards (including the Performance Goal(s) and Performance Measure(s) to be utilized) and determine whether the Performance Goals applicable to any Performance Measures for any awards have been achieved. The Committee’s determinations under the Plan need not be uniform among all Participants, or classes or categories of Participants, and may be applied to such Participants, or classes or categories of Participants, as the Committee, in its sole and absolute discretion, considers necessary, appropriate or desirable. The Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and may correct any defect, supply any omission or reconcile any inconsistency or conflict in the Plan or in any award. All determinations by the Committee shall be final, conclusive and binding on the Company, the Participant and any and all interested parties.

(c) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements. Notwithstanding any provision of the Plan to the contrary, if an award under this Plan is intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations issued thereunder and a provision of this Plan would prevent such award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed).

(d) The benefits provided under the Plan are intended to comply with Section 409A or an exception thereunder and shall be construed accordingly. Notwithstanding any provision of the Plan to the contrary, if any benefit provided under this Plan is subject to the provisions of Section 409A and the regulations issued thereunder (and not excepted therefrom), the provisions of the Plan shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed).

4. Participation in the Plan

Officers and key employees of the Company shall be eligible to participate in the Plan. No employee shall have the right to participate in the Plan, and participation in the Plan in any one Performance Period does not entitle an individual to participate in future Performance Periods.

5. Incentive Compensation Awards

(a) The Committee may, in its discretion, from time to time make awards to persons eligible for participation in the Plan pursuant to which the Participant will earn cash compensation. The amount of a Participant’s award may be based on a percentage of such Participant’s salary or such other methods as may be established by the Committee. Each award shall be communicated to the Participant, and shall specify, among other things, the terms and conditions of the award and the Performance Goals to be achieved. The maximum amount of an award that may be earned under the Plan by any Participant for any Performance Period shall not exceed USD $5,000,000.

(b) With respect to awards that are intended to be performance-based compensation under Section 162(m) of the Code, each award shall be conditioned upon the Company’s achievement of one or more Performance Goal(s) with respect to the Performance Measure(s) established by the Committee. No later than ninety (90) days after the beginning of the applicable Performance Period, the Committee shall establish in writing the Performance Goals, Performance Measures and the method(s) for computing the amount of compensation which will be payable under the Plan to each Participant if the Performance Goals established by the Committee are attained; provided however, that for a Performance Period of less than one year, the Committee shall take any such actions prior to the lapse of 25% of the Performance Period. In addition to establishing minimum Performance Goals below which no compensation shall be payable pursuant to an award, the Committee, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the Performance Goals have been achieved.

(c) The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may reduce the amount of any award to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant. Notwithstanding any provision of this Plan to the contrary, the Committee shall not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

6. Payment of Individual Incentive Awards

(a) After the end of the Performance Period, the Committee shall certify in writing the extent to which the applicable Performance Goals and any other material terms have been achieved. Subject to the provisions of the Plan, earned Awards shall be paid in the first calendar year immediately following the end of the Performance Period and within the applicable 2 1/2 month period specified in Treas. Reg. § 1.409A-1(b)(4) (“Payment Date”). For purposes of this provision, and for so long as the Code permits, the approved minutes of the Committee meeting in which the certification is made may be treated as written certification.

(b) Unless otherwise determined by the Committee, Participants who have terminated employment with the Company prior to the actual payment date of any award for any reason other than death, Retirement or Total and Permanent Disability, shall Forfeit any and all rights to payment under any awards then outstanding under the terms of the Plan and shall not be entitled to any cash payment for such period. If a Participant’s employment with the Company should terminate during a Performance Period by reason of death, Retirement or Total and Permanent Disability or the Committee determines that an award is not Forfeited, the Participant’s award shall be prorated to reflect the period of service prior to his/her termination, death, Retirement or Total and Permanent Disability, and shall be paid either to the Participant or, as appropriate, the Participant’s estate, subject to the Committee’s certification that the applicable Performance Goals and other material terms have been met.

(c) The Committee shall determine whether, to what extent, and under what additional circumstances amounts payable with respect to an award under the Plan shall be deferred either automatically, at the election of the Participant, or by the Committee. All deferrals under The AES Corporation Restoration Supplemental Retirement Plan shall be made in accordance with terms and procedures of such plan.

7. Amendment or Termination of the Plan

While the Company intends that the Plan shall continue in force from year to year, the Company reserves the right to amend, modify or terminate the Plan, at any time; provided, however, that no such modification, amendment or termination shall, without the consent of the Participant, materially adversely affect the rights of such Participant to any payment that has been determined by the Committee to be due and owing to the Participant under the Plan but not yet paid. Any and all actions permitted under this Section 7 may be authorized and performed by the Committee in its sole and absolute discretion.

Notwithstanding the foregoing or any provision of the Plan to the contrary, the Committee may at any time (without the consent of the Participant) modify, amend or terminate any or all of the provisions of this Plan to the extent necessary to conform the provisions of the Plan with Section 409A or Section 162(m) of the Code, the regulations promulgated thereunder or an exception thereto regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan. Notwithstanding, (i) Section 409A may impose upon the Participant certain taxes or other charges for which the Participant is and shall remain solely responsible, and nothing contained in this Plan shall be construed to obligate the Company for any such taxes or other charges, and (ii) in no event shall the Committee or Board (or any member thereof), or the Company (or its employees, officers, directors or affiliates) have any liability to any Participant (or any other person) due to the failure of the Plan to satisfy the requirements of Section 409A or any other applicable law.

8. Rights Not Transferable

A Participant’s rights under the Plan may not be assigned, pledged, or otherwise transferred except, in the event of a Participant’s death, to the Participant’s designated beneficiary, or in the absence of such a designation, by will or by the laws of descent and distribution.

9. Funding/Payment

The Plan is not funded and all awards payable hereunder shall be paid from the general assets of the Company. No provision contained in this Plan and no action taken pursuant to the provisions of this Plan shall create a trust of any kind or require the Company to maintain or set aside any specific funds to pay benefits hereunder. To the extent a Participant acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. If any earned Award is not paid by the Payment Date due to administrative impracticability, such earned Award will be paid, without earnings, as soon as administratively practicable thereafter.

10. Withholdings

The Company shall have the right to withhold from any awards payable under the Plan or other wages payable to a Participant such amounts sufficient to satisfy federal, state and local tax withholding obligations arising from or in connection with the Participant’s participation in the Plan and such other deductions as may be authorized by the Participant or as required by applicable law.

11. No Employment or Service Rights

Nothing contained in the Plan shall confer upon any Participant any right with respect to continued employment with the Company (or any of its affiliates) nor shall the Plan interfere in any way with the right of the Company (or any of its affiliates) to at any time reassign the Participant to a different job, change the compensation of the Participant or terminate the Participant’s employment for any reason.

12. Other Compensation Plans

Nothing contained in this Plan shall prevent the Corporation from adopting other or additional compensation arrangements for employees of the Corporation, including arrangements that are not intended to comply with Section 162(m) of the Code.

13. Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflict of law provisions.

14. Effective Date

The Plan’s material terms have been approved by the Company’s stockholders. This amendment and restatement of The AES Corporation Performance Incentive Plan has been duly executed by the undersigned and is effective this 22 day of April 2010.

The AES Corporation

By:	/s/ RITA TREHAN
Rita Trehan, Vice President, Human Resources

DIRECTIONS TO ANNUAL MEETING (4300 WILSON BOULEVARD, ARLINGTON, VA 22203):

From Points North—I-270 SPUR S toward I-495 S/Northern Virginia; merge onto Capital Beltway/I-495 S; Merge onto VA-267 E via Exit 45B on the LEFT toward I-66 E/Washington; VA-267 E becomes I-66E; take the Fairfax Drive exit (Exit 71). Turn RIGHT onto Glebe Road; turn LEFT onto Wilson Boulevard. The AES offices are located in the building on RIGHT after turning onto Wilson Boulevard.

From Points South—I-95 N to I-395 N toward Washington; Merge onto S Glebe Road/VA-120 N via Exit 7B toward Marymount University; turn RIGHT onto Wilson Boulevard; End at the AES offices located at 4300 Wilson Boulevard.

From Points West—I-66 E toward Washington, DC; take Fairfax Drive exit (Exit 71); turn RIGHT onto Glebe Road; turn LEFT onto Wilson Boulevard. The AES offices are located in the building on RIGHT after turning onto Wilson Boulevard.

The AES Corporation

C/O COMPUTERSHARE TRUST COMPANY N.A.

P. O. BOX 8509

EDISON, NJ 08818-8509

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet		OR	Vote-by-Telephone

1.	Log on to the Internet and go to http://www.envisionreport.com/aes		1.	Call toll-free 1-800-652-VOTE (1-800-652-8683)

2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein.

If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, and 4.

The Board of Directors recommends a vote FOR Company Proposals 1, 2, 3, and 4.

			FOR	AGAINST	ABSTAIN
		PROPOSAL 2:	☐	☐	☐
PROPOSAL 1:		The reapproval of The AES Corporation 2003 LTC Plan
Election of
Directors. (Please see reverse)		PROPOSAL 3:
		The reapproval of The AES Corporation Performance Incentive Plan	☐	☐	☐

For All Nominees	☐	PROPOSAL 4:	☐	☐	☐
Withhold for Certain Nominees (indetified on the line below)	☐	The ratification of Ernst & Young LLP as the Independent Registered Public Accounting Firm of the Company for Year 2010

Withhold for All Nominees	☐	Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐

Please sign this proxy exactly as name appears

hereon. When shares are held by joint tenants, both

should sign. When signing as attorney, administrator,

trustee or guardian, please give full title as such.

Signature: Date:	Signature: Date:

TELEPHONE AND INTERNET VOTING INSTRUCTIONS

You may use the telephone or the Internet, 24 hours a day, 7 days a week, to vote. However, to ensure that your vote will be counted, please cast your Internet or telephone vote before 1:00 am on April 22, 2010. To access the telephone or Internet voting instruction system, you must use the control number printed in the shaded box on the reverse side.

1.	To vote over the telephone: Using a touch-tone telephone, call 1-800-652-VOTE (1-800-652-8683).

2.	To vote over the Internet: Log on to the Internet and go to the web site http://www.envisionreports.com/aes.

Using the telephone or Internet voting instruction system has the same effect as giving voting instructions by marking, signing, dating and returning your paper Proxy Card. If you use the telephone or Internet voting instruction system, there is no need for you to mail back your Proxy.

DETACH HERE

PROXY

THE AES CORPORATION

Proxy Solicited on Behalf of the Board of Directors of

The AES Corporation for Annual Meeting April 22, 2010

The Undersigned hereby appoints Philip Odeen or Paul Hanrahan, or either of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of The AES Corporation (“AES”) to be held at 9:30 a.m. EDT on Thursday, April 22, 2010 at 4300 Wilson Boulevard, Arlington, VA 22203, or at any adjournment thereof, and to vote at such meeting the shares of Common Stock of AES the undersigned held of record on the books of AES on the record date for the meeting for the election for the Nominees listed below (Proposal 1), the reapproval of The AES Corporation 2003 Long Term Compensation Plan (Proposal 2), the reapproval of The AES Corporation Performance Incentive Plan (Proposal 3), and the ratification of the appointment of Independent Auditor (Proposal 4) referred to on the reverse side of this card and described in the Proxy Statement.

Election of Directors, Nominees:

(01) Samuel W. Bodman, III (02) Paul Hanrahan, (03) Tarun Khanna, (04) John A. Koskinen, (05) Philip Lader, (06) Sandra O. Moose, (07) John B. Morse, Jr., (08) Philip A. Odeen, (9) Charles O. Rossotti, and (10) Sven Sandstrom

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, and 4.

You are encouraged to specify your choices by marking the appropriate boxes on the REVERSE SIDE of this Proxy Card but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your share unless you sign and return this card, or vote by telephone or the Internet.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE OF THIS PROXY CARD AND RETURN PROMPTLY IN THE

ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?